Exhibit 10.10

[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE AGREEMENT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Dated 19 May 2023

LEONARDO TWO, LTD.

as Borrower

and

NCL CORPORATION LTD.

as Guarantor

and

NCL INTERNATIONAL, LTD.

as Shareholder

and

NORWEGIAN CRUISE LINE HOLDINGS LTD.

as the Holding

and

THE Banks and FINANCIAL INSTITUTIONS listed IN Schedule 1

as Lenders

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

BNP PARIBAS FORTIS S.A./N.V.

HSBC BANK PLC

CASSA DEPOSITI E PRESTITI S.P.A.

as Joint Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent

and SACE Agent

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Trustee

AMENDMENT AND RESTATEMENT AGREEMENT

relating to a facility agreement originally dated 12 April 2017
(as amended from time to time, including as amended and restated by an amendment and restatement agreement dated 21 November 2017, as further amended by a supplemental agreement dated 4 June 2020, as further amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended and restated by an amendment and restatement agreement dated 17 June 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022)
in respect of the part financing of the 3,300 passenger cruise ship newbuilding presently designated as Hull No. [*] at Fincantieri S.p.A.

Index

ClausePage

1Definitions and Interpretation2

2Conditions Precedent3

3Representations4

4Amendment and Restatement of Facility Agreement and other Finance Documents4

5Further Assurance6

6Costs, Expenses and Fees6

7Notices6

8Counterparts6

9Signing Electronically6

10Governing Law6

11Enforcement6

Schedules

Schedule 1 The Lenders8

Part A The Tranche A Lenders8

Part B The Tranche B Lenders10

Part C The Tranche C Lenders12

Schedule 2 Conditions Precedent14

Schedule 3 Form of Effective Date Certificate15

Execution

Execution Pages17

Appendices

Form of Amended and Restated Facility Agreement (marked to indicate amendments)

Form of Amended and Restated Guarantee (marked to indicate amendments)

THIS AGREEMENT is made on 19 May 2023

Parties

(1)	LEONARDO TWO, LTD., an exempted company incorporated under the laws of Bermuda whose registered office is at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda as borrower (the "Borrower")
(2)	NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda (the "Guarantor")
(3)	NCL INTERNATIONAL, LTD., a company incorporated under the laws of Bermuda and having its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda (the "Shareholder")
(4)	NORWEGIAN CRUISE LINE HOLDINGS LTD., a company incorporated under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda (the "Holding")
(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the "Lenders")
(6)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France, BNP PARIBAS FORTIS S.A./N.V. of 3, Montagne du Parc, 1 KA1E, 1000 Brussels, Belgium, HSBC BANK PLC of Level 2, 8 Canada Square, London, E14 5HQ, United Kingdom and CASSA DEPOSITI E PRESTITI S.P.A. of Via Goito, 4 – 00185, Roma, Italy as joint mandated lead arrangers (the "Mandated Lead Arrangers")

(7)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France as agent and SACE agent (the "Agent" and the "SACE Agent")

(8)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France as security trustee (the "Security Trustee")

Background

(A)

By the Original Facility Agreement, the Lenders agreed to make available to the Borrower a facility of (originally) the Dollar Equivalent of up to €640,000,000.00 and the amount of the SACE Premium (but not exceeding $868,108,108.11) for the purpose of assisting the Borrower in financing (a) the payment or reimbursement under the Shipbuilding Contract of all or part of 80% of the Final Contract Price up to the Eligible Amount and (b) reimbursement to the Borrower of 100% of the First Instalment of the SACE Premium paid by it to SACE and payment to SACE of 100% of the Second Instalment of the SACE Premium (as defined therein).

(B)

Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, the Original Facility Agreement was amended pursuant to an amendment agreement dated 4 June 2020 (the "2020 Amendment Agreement"), further amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021 (the "February 2021 Amendment and Restatement Agreement"), further amended and restated pursuant to an amendment and restatement agreement dated 17 June 2021 (the "June 2021 Amendment and Restatement Agreement"), further amended by a supplemental agreement dated 23 December 2021 (the "December 2021 Amendment Agreement") and further amended by a supplemental agreement dated 16 December 2022 (the "December 2022 Amendment Agreement") pursuant to which the parties agreed , inter alia, the temporary suspension and amendment of certain covenants under the Guarantee and addition of certain covenants under the Original Facility Agreement.

(C)	The Parties have agreed to amend and restate the Facility Agreement as set out in this Agreement for the purposes of, inter alia, documenting the transition from LIBOR to SOFR (as defined below).

Operative Provisions

1	Definitions and Interpretation
1.1	Definitions

In this Agreement:

"2023 Finance Document" means this Agreement.

"Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated by this Agreement in the form set out in Appendix 1.

"Amended and Restated Guarantee" means the Guarantee as amended and restated by this Agreement in the form set out in Appendix 2.

"Effective Date" means the date on which the Agent notifies the Borrower, the other Creditor Parties and SACE as to the satisfaction of the conditions precedent as provided in paragraph (a) of Clause 2.1 (Conditions Precedent).

"Facility Agreement" means the Original Facility Agreement, as amended by the 2020 Amendment Agreement, as further amended and restated by the February 2021 Amendment and Restatement Agreement, as further amended and restated by the June 2021 Amendment and Restatement Agreement, as further amended by the December 2021 Amendment Agreement and as further amended by the December 2022 Amendment Agreement.

"Obligors" means the Borrower, the Guarantor, the Holding and the Shareholder.

"Original Facility Agreement" means the facility agreement dated 12 April 2017 (as amended and restated by an amendment and restatement agreement dated 21 November 2017) and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers, (iv) the Agent and the SACE Agent and (v) the Security Trustee.

"Party" means a party to this Agreement.

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or for any other person which takes over the publication of that rate).

1.2	Defined expressions

Defined expressions in the Facility Agreement and, with effect from the Effective Date, the Amended and Restated Facility Agreement, shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (Construction of certain terms) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrower and the Agent designate this Agreement as a Finance Document.

1.5	Third party rights
(a)

Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of this Agreement other than SACE and SIMEST, who may enforce or enjoy the benefit of and rely on the provisions of this Agreement and the Amended and Restated Facility Agreement subject to the provisions of the Third Parties Act.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party (other than SACE and SIMEST) is not required to rescind or vary this Agreement at any time.
(c)

For the avoidance of doubt and in accordance with clause 36.4 (Third party rights) of the Facility Agreement, nothing in this Clause 1.5 (Third party rights) shall limit or prejudice the exercise by SACE of its rights under this Agreement or the Finance Documents in the event that such rights are subrogated or assigned to it pursuant to the terms of the SACE Insurance Policy.

2	Conditions Precedent
2.1	The Effective Date cannot occur unless:
(a)

the Agent has received (or on the instructions of all the Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent;

(b)

save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, the representations and warranties contained in Clause 3 (Representations) are true and correct on, and as of, each such time as if each was made with respect to the facts and circumstances existing at such time;

(c)

save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, no Event of Default, event or circumstance specified in clause 18 (Events of Default) of the Facility Agreement which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, event resulting in mandatory prepayment of the Loan pursuant to clause 16.3 (Mandatory prepayment – Sale and Total Loss) and clause 16.4 (Mandatory prepayment – SACE Insurance Policy) of the Facility Agreement shall have occurred and be continuing or would result from the amendment and restatement of the Facility Agreement pursuant to this Agreement; and

(d)	the Agent is satisfied that the Effective Date can occur and has not provided any instructions to the contrary informing the Parties that the Effective Date cannot occur.
2.2

Upon fulfilment or waiver of the conditions set out in Clause 2.1 above, the Agent shall provide the Borrower and the Creditor Parties and SACE with a copy of the executed certificate in the form set out in Schedule 3 (Form of Effective Date Certificate) confirming that the Effective Date has occurred and such certificate shall be binding on all Parties.

2.3

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent provides the certificate described in Clause 2.3 above, the Creditor Parties authorise (but do not require) the Agent to execute and provide such certificate. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such certificate.

3	Representations
3.1	Facility Agreement representations

On the date of this Agreement and on the Effective Date, each Obligor that is a party to the Facility Agreement makes each of the representations and warranties as set out in clause 11 (Representations and warranties) of the Facility Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and (where relevant) the Amended and Restated Facility Agreement and the Amended and Restated Guarantee, by reference to the circumstances then existing.

3.2	Finance Document representations

On the date of this Agreement and on the Effective Date, each Obligor (save for the Holding) makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated and/or supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Amended and Restated Guarantee, by reference to the circumstances then existing.

4	Amendment and Restatement of Facility Agreement and other Finance Documents
4.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date, the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

4.2	Specific amendments to the Guarantee

With effect on and from the Effective Date, the Guarantee shall be amended and restated in the form of the Amended and Restated Guarantee and, as so amended and restated, the Guarantor confirms that:

(a)	its Guarantee extends to the obligations of the Borrower under the Finance Documents as amended, restated and/or supplemented by this Agreement;
(b)

the obligations of the relevant Obligors under the Finance Documents as amended, restated and/or supplemented by this Agreement are included in the Secured Liabilities (as defined in the Facility Agreement); and

(c)	the Guarantee shall continue to be binding on each of the parties to it and have full force and effect in accordance with its terms as so amended and restated.
4.3	Holding confirmation

On the Effective Date, the Holding confirms that, notwithstanding the amendments made to the Finance Documents pursuant to this Agreement, the undertakings given by the Holding under the Guarantee, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement shall remain in full force and effect in accordance with its original terms and the amendments to the Finance Documents as amended, restated and/or supplemented by this Agreement.

4.4	Security Confirmation

On the Effective Date, each Obligor confirms that:

(a)

any Security Interest created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended, restated and/or supplemented by this Agreement;

(b)

the obligations of the relevant Obligors under the Finance Documents as amended, restated and/or supplemented by this Agreement are included in the Secured Liabilities (as defined in the Finance Documents to which it is a party);

(c)	the Security Interests created under the Finance Documents continue in full force and effect on the terms of the respective Finance Documents; and
(d)	to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Finance Documents in respect of which this confirmation is given.
4.5	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 4.1 (Specific amendments to the Facility Agreement);
(b)	in the case of the Guarantee, as amended and restated pursuant to Clause 4.2 (Specific amendments to the Guarantee);
(c)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document;
(d)	the Guarantee and the applicable provisions of this Agreement will be read and construed as one document; and

(e)

except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other default under the Finance Documents.

5	Further Assurance

Clause 12.20 (Further assurance) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

6	Costs, Expenses and Fees

Clause 10.11 (Transaction Costs) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Notices

Clause 32 (Notices) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9	Signing Electronically

The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the documents shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the Parties' intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

10	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11	Enforcement
11.1	Jurisdiction
(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
11.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)

irrevocably appoints Hannaford Turner LLP, currently of 107 Cheapside, London UK, EC2V 6DN, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Execution Pages

BORROWER

SIGNED by) /s/___Daniel S. Farkas___________

duly authorised)

for and on behalf of)

LEONARDO TWO, LTD. )

GUARANTOR

SIGNED by) /s/___Daniel S. Farkas___________

duly authorised)

for and on behalf of)

NCL CORPORATION LTD. )

SHAREHOLDER

SIGNED by) /s/___Daniel S. Farkas___________

for and on behalf of)

NCL INTERNATIONAL, LTD.)

as its duly appointed attorney-in-fact)

in the presence of:)

HOLDING

SIGNED by) /s/___Daniel S. Farkas___________

for and on behalf of)

NORWEGIAN CRUISE LINE)

HOLDINGS LTD.)

as its duly appointed attorney-in-fact)

in the presence of:)

LENDERS

SIGNED by ) /s/______Chloe Konstantinides__________

duly authorised )

for and on behalf of)

BANCO BPM S.P.A.)

SIGNED by ) /s/______Isabella Roberts__________

duly authorised )

for and on behalf of)

BNP PARIBAS FORTIS S.A./N.V )

SIGNED by ) /s/______Daniela Rotellini__________

duly authorised )

for and on behalf of)

CASSA DEPOSITI E PRESTITI S.P.A.)

SIGNED by ) /s/_______Anne-Laure Orange___________

duly authorised )

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK ) /s/_______Jérôme Leblond______________

SIGNED by ) /s/_______Megan Parry______________

duly authorised )

for and on behalf of)

DEKABANK DEUTSCHE GIROZENTRALE)

SIGNED by ) /s/_______Varsha Sharan______________

duly authorised )

for and on behalf of)

HSBC BANK PLC)

MANDATED LEAD ARRANGERS

SIGNED by ) /s/______Isabella Roberts__________

duly authorised )

for and on behalf of)

BNP PARIBAS FORTIS S.A./N.V )

SIGNED by ) /s/______Daniela Rotellini__________

duly authorised )

for and on behalf of)

CASSA DEPOSITI E PRESTITI S.P.A.)

SIGNED by ) /s/_______Anne-Laure Orange___________

duly authorised)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK ) /s/______Daniela Rotellini__________

SIGNED by ) /s/_______Varsha Sharan______________

duly authorised )

for and on behalf of)

HSBC BANK PLC)

AGENT

SIGNED by ) /s/_______Anne-Laure Orange___________

duly authorised )

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE AND)

INVESTMENT BANK )/s/_______Jérôme Leblond______________

SACE AGENT

SIGNED by ) /s/_______Anne-Laure Orange___________

duly authorised )

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE AND)

INVESTMENT BANK )/s/_______Jérôme Leblond______________

SECURITY TRUSTEE

SIGNED by ) /s/_______Anne-Laure Orange___________

duly authorised )

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE AND)

INVESTMENT BANK ) /s/_______Jérôme Leblond______________

APPENDIX 1

Form of Amended and Restated Facility Agreement (marked to indicate amendments)

Amendments are indicated as follows:

1	additions are indicated by underlined text in blue; and
2	deletions are shown by strike-through text in red.

Originally dated 12 April 2017
(as amended from time to time, including as amended and restated by an amendment and restatement agreement dated 21 November 2017, as amended by a supplemental agreement dated 4 June 2020, as amended and restated by an amendment and restatement agreement dated 17 February 2021 ~~and~~ , as further amended and restated by an amendment and restatement agreement dated ~~____________________ 2021~~17 June 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as amended and restated by an amendment and restatement agreement dated ____________________2023)

Term Loan Facility

LEONARDO two, LTD.

as Borrower

and

The Banks and Financial Institutions
listed in Schedule 1

as Lenders

and

Crédit Agricole Corporate and Investment Bank
BNP PARIBAS Fortis S.A./N.V.
HSBC Bank PLC
CASSA DEPOSITI E PRESTITI S.P.A.

as Joint Mandated Lead Arrangers

and

Crédit Agricole Corporate and Investment Bank

as Agent and SACE Agent

and

Crédit Agricole Corporate and Investment Bank

as Security Trustee

with the support of

SACE S.p.A.

AMENDED AND RESTATED Facility Agreement

relating to the part financing of the 3,300 passenger cruise ship newbuilding presently designated as
Hull No. [*] at Fincantieri S.p.A.

Index

ClausePage

1Interpretation~~4~~5

2Facility~~36~~43

3Conditions Precedent~~39~~45

4Drawdown~~50~~57

5Repayment~~55~~61

6Rate Switch62

~~6~~7Interest~~55~~63

~~7~~8Interest Periods~~60~~71

~~8~~9SACE Premium and Italian Authorities~~61~~71

~~9~~10Fees~~67~~77

~~10~~11Taxes, Increased Costs, Costs and Related Charges~~68~~78

~~11~~12Representations and Warranties~~75~~85

~~12~~13General Undertakings~~81~~91

~~13~~14Ship Undertakings~~93~~103

~~14~~15Insurance Undertakings~~100~~110

~~15~~16Security Value Maintenance~~103~~114

~~16~~17Cancellation, Prepayment and Mandatory Prepayment~~104~~115

~~17~~18Interest on Late Payments~~108~~119

~~18~~19Events of Default~~108~~120

~~19~~20Application of sums received~~114~~125

~~20~~21Indemnities~~114~~125

~~21~~22Illegality, etc.~~117~~128

~~22~~23Set-Off~~118~~130

~~23~~24Bail-In~~119~~130

~~24~~25Changes to the Lenders~~120~~131

~~25~~26Changes to the Obligors~~125~~136

~~26~~27Role of the Agent ~~and~~ ,the Joint Mandated Lead Arrangers ~~125~~and the sace agent136

~~27~~28The Security Trustee~~131~~143

~~28~~29Conduct of business by the Creditor Parties~~143~~154

~~29~~30Sharing among the Creditor Parties~~143~~154

~~30~~31Payment Mechanics~~144~~156

~~31~~32Variations and Waivers~~146~~158

~~32~~33Notices~~148~~159

~~33~~34Confidentiality~~150~~161

~~34~~35Legal independence and Unconditional Obligations of the Borrower~~154~~165

~~35~~36SACE Subrogation and Reimbursement~~154~~165

~~36~~37Supplemental~~156~~167

~~37~~38Governing Law~~158~~169

~~38~~39Enforcement~~158~~169

40Effective date169

~~39~~41Confidentiality of Funding Rates and Reference Bank Quotations~~158~~169

Schedules

Schedule 1 Lenders and Commitments~~161~~172

Part A The Tranche A Lenders~~161~~172

Part B The Tranche B Lenders~~163~~174

Part C The Tranche C Lenders~~165~~176

Schedule 2 Form of Drawdown Notice~~167~~178

Schedule 3 Documents to be produced by the Builder to the Agent on Delivery~~170~~181

Schedule 4 Form of Transfer Certificate~~171~~182

Schedule 5 Qualifying Certificate~~175~~186

Schedule 6 Drawdown Schedules~~177~~188

Part A  Drawdown Schedule – Tranche A~~177~~188

Part B  Drawdown Schedule – Tranche B~~178~~189

Execution

Execution Pages~~179~~190

THIS AGREEMENT is originally made on 12 April 2017 (as amended from time to time, including as amended and restated by an amendment and restatement agreement dated 21 November 2017, as amended by a supplemental agreement dated 4 June 2020, as amended and restated by an amendment and restatement dated 17 February 2021 ~~and~~ , as further amended and restated by an amendment and restatement agreement dated 17 June 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as further amended and restated by an amendment and restatement agreement dated _~~___________________ 2021~~___________________ 2023)

PARTIES

(1)	LEONARDO TWO, LTD., an exempted company incorporated under the laws of Bermuda whose registered office is at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda as borrower (the "Borrower")
(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders and Commitments) as lenders (the "Lenders")
(3)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, BNP PARIBAS FORTIS S.A./N.V., HSBC BANK PLC and CASSA DEPOSITI E PRESTITI S.P.A. as joint mandated lead arrangers (the "Joint Mandated Lead Arrangers")
(4)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, acting though its office at 12 Place des États-Unis, CS 70052, 92547, Montrouge Cedex, France, as agent (the "Agent") and SACE agent (the "SACE Agent")
(5)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, acting though its office at 12 Place des États-Unis, CS 70052, 92547, Montrouge Cedex, France, as security trustee (the "Security Trustee")

BACKGROUND

(A)

By a shipbuilding contract originally dated as of 21 October 2016 (as amended or supplemented from time to time, including on 14 December 2016, 30 January 2017, 27 February 2017, 30 March 2017 and 10 April 2017 (the "Original Shipbuilding Contract")) entered into between (i) Fincantieri S.p.A., a company incorporated in Italy with registered office in Trieste, via Genova, 1, and having fiscal code 00397130584 (the "Builder") and (ii) the Borrower, the Builder agreed to design, construct and deliver, and the Borrower agreed to purchase, a 3,300 passenger cruise ship with hull number [*], which is to be delivered to the Borrower on ~~31 May~~ 3 August 2023 subject to any adjustments of such delivery date in accordance with the Shipbuilding Contract.

(B)	The total price payable by the Borrower to the Builder under the Shipbuilding Contract is eight hundred million Euros (€800,000,000) (the "Initial Contract Price") payable on the following terms:
(i)

as to [*] per cent. ([*]%), being [*] Euros (€[*]), by an initial payment which is to be within 5 Business Days after the effective date of the Shipbuilding Contract in accordance with Article 10.1(A) of the Shipbuilding Contract ("First Shipbuilding Contract Instalment");

(ii)	as to [*] per cent. ([*]%), being [*] million Euros (€[*]), on the later of the date of commencement of steel cutting and the date falling 24 months prior to the Intended Delivery Date;
(iii)	as to [*] per cent. ([*]%), being [*] million Euros (€[*]), on the later of keel laying in dry-dock and the date falling 18 months prior to the Intended Delivery Date;
(iv)	as to [*] per cent. ([*]%), being [*] Euros (€[*]), on the later of launching and the date falling 12 months prior to the Intended Delivery Date; and
(v)	as to [*] per cent. ([*]%), being [*] Euros (€[*]), on delivery of the Ship on the Delivery Date,

as each such event is described in the Shipbuilding Contract.

(C)

The agreement was that the Initial Contract Price may be decreased at delivery of the Ship under Articles 13, 14, 16, 17, 19 and 20 of the Shipbuilding Contract  ~~(in aggregate the "Liquidated Damages")~~ or by mutual agreement between the parties (the Initial Contract Price adjusted as aforesaid being the "Final Contract Price"). For the avoidance of doubt, under the Shipbuilding Contract the price of the Ship may be increased or decreased pursuant to Article 24 thereof but, for the purposes of this Agreement, the Final Contract Price will not include any increase in the price under Article 24.

(D)

By a facility agreement dated 12 April 2017 (the "Original Facility Agreement") entered into between the Borrower, the Lenders, the Joint Mandated Lead Arrangers, the Agent, the SACE Agent and the Security Trustee (as defined therein), the Lenders agreed to make available to the Borrower a Dollar loan facility for the purpose of assisting the Borrower in financing, subject to exchange rate fluctuations, up to eighty per cent. (80%) of the Final Contract Price (and subject to an aggregate amount no greater than the Eligible Amount) and one hundred per cent. (100%) of the SACE Premium.

(E)	It is a condition precedent:
(i)

under the Original Shipbuilding Contract that each instalment of the price payable under the Original Shipbuilding Contract (save for the delivery instalment) be covered by a Refund Guarantee issued by a Refund Guarantor; and

(ii)

under the Original Facility Agreement that no later than the Drawdown Date in respect of each Advance under Tranche A (save for the Delivery Advance under Tranche A), the Agent shall have received a certified copy of any executed Refund Guarantee.

(F)

The Builder requested that a sixth addendum to the Original Shipbuilding Contract (the "Sixth Addendum") be signed in order that the Builder should have the option, in case a Refund Guarantee cannot be renewed or extended, to replace any previously issued Refund Guarantee with a cash deposit (the "Acceptable Deposit").

(G)

By an ~~amending and restating~~ amendment and restatement agreement dated 21 November 2017 (the "2017 Amending and Restating Agreement") entered into between the Borrower, the Lenders, the Agent and the Security Trustee (as defined therein), the Secured Parties agreed to amend the Original Facility Agreement and the other Finance Documents to reflect the changes to the Shipbuilding Contract pursuant to the terms of the Sixth Addendum, provided that:

(i)

the Acceptable Deposit be held in an account opened by the Borrower with the Account Bank which shall be pledged in favour of the Lenders, the Joint Mandated Lead Arrangers, the Agent, the SACE Agent and the Security Trustee; and

(ii)	the next instalment under the Shipbuilding Contract is covered by a Refund Guarantee.
(H)

Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE informed the cruise operators of its availability to evaluate certain measures (the "Temporary Measures") applicable in relation to certain qualifying loan agreements in order to assist companies which are financially sound but dealing with the impact of the temporary but unprecedented Covid-19 pandemic; the possibility to access to such measures was subject, amongst other things, to certain principles titled "Cruise Debt Holiday Principles" offered by SACE dated 15 April 2020 for cruise lines (the "Original Principles").

(I)

Pursuant to the consent request letter dated 18 April 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of the wish to benefit from the Temporary Measures in relation to certain loan agreements listed therein, including the Original Facility Agreement (as amended and restated by the 2017 Amending and Restating Agreement), and requested, amongst other things, the temporary suspension of certain covenants under the Original Guarantee (as defined below) and the addition of certain covenants under the Original Facility Agreement (as amended and restated by the 2017 Amending and Restating Agreement) for a period of one year from 1 April 2020 to 31 March 2021 (the "Borrower Request").

(J)

On 25 May 2020, the Agent (for and on behalf of the Lenders (as defined in the Original Facility Agreement (as amended and restated by the 2017 Amending and Restating Agreement))) provided its consent to part of the Borrower Request in accordance with and subject to certain conditions as set out in an amendment to the Original Facility Agreement (as amended and restated by the 2017 Amending and Restating Agreement) and to the Original Guarantee dated 4 June 2020 between, amongst others, the Borrower, the Agent and the SACE Agent (the "2020 Amendment Agreement").

(K)

Due to the continued impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE confirmed on 31 December 2020 its availability to evaluate an extension of the Temporary Measures (the "Extended Temporary Measures"), again subject to certain principles set out in a document titled "Debt Deferral Extension Framework for ECA-backed Export Financings" dated 26 November 2020 for cruise lines offered by SACE (together with the Original Principles, the "Principles").

(L)

Pursuant to the consent request letter dated 3 December 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of the wish to benefit from the Extended Temporary Measures in relation to certain loan agreements listed therein, including the Original Facility Agreement (as amended and restated by the 2017 Amending and Restating Agreement and as amended by the 2020 Amendment Agreement), and requested, amongst other things, the further temporary suspension of certain covenants under the Original Guarantee (as amended by the 2020 Amendment Agreement) and the addition of certain covenants under the under the Original Facility Agreement (as ~~defined below~~amended and restated by the 2017 Amending and Restating Agreement and as amended by the 2020 Amendment Agreement) for a further period from 1 April 2021 to 31 December 2022 (the "Second Borrower Request").

(M)

On 25 January 2021, the Agent (for and on behalf of the Lenders (as defined in the 2020 Amendment Agreement)) provided its consent to part of the Second Borrower Request in accordance with and subject to certain conditions as set out in an amendment and restatement agreement to the Original Facility Agreement (as amended and restated by the 2017 Amending and Restating Agreement and as amended by the 2020 Amendment Agreement) dated 17 February 2021 between, amongst others, the Borrower, the Agent and the SACE Agent (the "February 2021 Amendment and Restatement Agreement") ~~(the Original Facility Agreement as amended and restated by the 2017 Amending and Restating Agreement, as amended by the 2020 Amendment Agreement and as amended and restated by the February 2021 Amendment and Restatement Agreement, the "Facility Agreement").~~.

(N)

A seventh addendum to the Original Shipbuilding Contract (the "Seventh Addendum") ~~has been~~ was entered into in order to include the option of a new allowance of two hundred and thirty -two million Euros (€232,000,000) for owner supplies and change orders in the Original Shipbuilding Contract (the Original Shipbuilding Contract as amended pursuant to the Sixth Addendum and the Seventh Addendum, the "Shipbuilding Contract").

(O)

~~The Parties have agreed to amend and restate the Facility Agreement as set out in~~ By an amendment and restatement agreement dated ~~_____~~ 17 June 2021 and made between, amongst others, the Borrower, the Agent, the SACE Agent and the Security Trustee ~~in order~~ (the "June 2021 Amendment and Restatement Agreement"), the Parties agreed to, inter alia, provide for an increase of the Facility for the purpose of (i) financing an amount to be applied towards payments relating to the Upsize Allowance (as defined below), (ii) financing an amount to be applied towards the second instalment of the Additional SACE Premium (as defined below) and (iii) financing an amount to be applied towards the Tranche B Premium (as defined below) .

(P) By a supplemental agreement dated 23 December 2021 and made between, amongst others, the Borrower, the Agent, the SACE Agent and the Security Trustee (the "December 2021 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Facility Agreement (~~((O)the "June 2021 Amendment and Restatement Agreement").~~as amended and restated by the 2017 Amending and Restating Agreement, as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement and as amended and restated by the June 2021 Amendment and Restatement Agreement).

(Q)

By a supplemental agreement dated 16 December 2022 and made between, amongst others, the Borrower, the Agent, the SACE Agent and the Security Trustee (the "December 2022 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Facility Agreement (as amended and restated by the 2017 Amending and Restating Agreement, as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement, as amended and restated by the June 2021 Amendment and Restatement Agreement and as amended by the December 2021 Amendment Agreement).

(R)

The Parties have agreed to enter into an amendment and restatement agreement (the "2023  Amendment and Restatement Agreement") to amend and restate the Original Facility Agreement (as amended and restated by the 2017 Amending and Restating Agreement, as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement, as amended and restated by the June 2021 Amendment and Restatement Agreement and as amended by the December 2021 Amendment Agreement) in order to inter alia, incorporate certain amends to the Facility

Agreement including the switch from LIBOR to SOFR (as defined below) (the Original Facility Agreement as amended and restated by the 2017 Amending and Restating Agreement, as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement, as amended and restated by the June 2021 Amendment and Restatement Agreement and as amended by the December 2021 Amendment Agreement, the "Facility Agreement").

(S)	~~(P)~~This Agreement sets out the terms and conditions of the Facility Agreement as amended and restated by the ~~June 2021~~ 2023 Amendment and Restatement Agreement.

OPERATIVE PROVISIONS

1	Interpretation
1.1	Definitions

Subject to Clause 1.6 (General Interpretation), in this Agreement:

"2017 Amending and Restating Agreement" has the meaning given to such term in Recital ~~G~~(G).

"2020 Amendment Agreement" has the meaning given to such term in Recital ~~J~~(J).

"2020 Deferral Fee Letters" means any letter between the Agent and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the 2020 Amendment Agreement.

~~"2021 Deferral Effective Date" has the meaning given to the term Effective Date in the February 2021 Amendment and Restatement Agreement.~~

"2021 Deferral Fee Letters" means any letter between the Agent or the SACE Agent and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the February 2021 Amendment and Restatement Agreement.

"2021 Deferral Final Repayment Date" means:

(a)	in relation to the Marina Facility Agreement, 19 January 2027;
(b)	in relation to the Riviera Facility Agreement, 27 October 2026;
(c)	in relation to the Seven Seas Explorer Facility Agreement, 31 December 2026; and
(d)	in relation to the Seven Seas Splendor Facility Agreement, 29 January 2027.

"2023 Amendment and Restatement Agreement" has the meaning given to such term in Recital (R).

"2023 Effective Date" has the meaning given to the term Effective Date in the 2023 Amendment and Restatement Agreement.

"Acceptable Deposit" means a cash deposit for an amount equal to the cumulative total of the principal and interest secured by the relevant Refund Guarantee which is to be paid by the Builder (a) for security purposes in favour of the Borrower and under its control, the Builder agreeing that it shall not have any control rights in respect of the deposit, that the Borrower may freely assign, charge, pledge or otherwise convey its rights in relation to the deposit to its financiers and SACE without the need to seek or obtain any approval or consent from the Builder, and that the Borrower shall be entitled to claim payment of the deposit in the same circumstances that it could claim payment of a Refund Guarantee, and (b) to the Account Bank by or before the relevant due date for payment of the deposit in accordance with Article 10.3 of the Shipbuilding Contract.

"Account" means a Euro account of the Borrower opened or to be opened with the Account Bank and subject to an Account Pledge.

"Account Bank" means Crédit Agricole Corporate and Investment Bank, being pursuant to the terms of the Shipbuilding Contract, the legal person designated by written notice by the Borrower to the Builder at any time to hold an Acceptable Deposit.

"Account Pledge" means any pledge of an Acceptable Deposit granted in favour of the Security Trustee, the Joint Mandated Lead Arrangers, the Agent, the SACE Agent and the Lenders.

"Additional SACE Premium" has the meaning given to such term in Clause ~~8.5~~ 9.5 (Additional SACE Premium).

"Advance" means the principal amount of each borrowing of all or part of a Tranche by the Borrower under this Agreement.

"Affiliate" means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Agent" means Crédit Agricole Corporate and Investment Bank, a French "société anonyme", having a share capital of seven billion eight hundred and fifty one million six hundred and thirty six thousand three hundred and forty two Euros (€7,851,636,342.00) and its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France, registered under the n° Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre or any successor of it appointed under Clause ~~26~~ 27 (Role of the Agent ~~and~~ , the Joint Mandated Lead Arrangers and the SACE Agent).

"Aggregate SACE Premium" means, together, the SACE Premium, the Additional SACE Premium and the Tranche B Premium.

"Amended Maximum Loan Amount" means the aggregate of:

(a)	the Original Maximum Loan Amount, financed or to be financed pursuant to Tranche A, provided that such amount shall not, at any time, exceed the Total Tranche A Commitments;

(b)

(i)

the Dollar Equivalent of Euros one hundred eighty-five million six hundred thousand (€185,600,000), corresponding to the amount to be financed in relation to the Upsize Allowance, financed or to be financed pursuant to Tranche B;

(ii)	100% of the Tranche B Premium to be paid in accordance with paragraph (a) of Clause ~~8.6~~ 9.6 (Tranche B Premium),

provided that such amount shall not, at any time, exceed the Total Tranche B Commitments; and

(c)

the second instalment of the Additional SACE Premium, calculated in accordance with sub-paragraph (ii) of paragraph (a) ~~(ii)~~ of Clause ~~8.5~~ 9.5 (Additional SACE Premium), financed or to be financed pursuant to Tranche C, provided that such amount shall not, at any time, exceed the Total Tranche C Commitments, provided that such aggregate amount shall not, at any time, exceed the Total Commitments.

"Annex VI" means Annex VI (Regulations for the Prevention of Air Pollution from Ships, entered into on 19 May, 2005) to the International Convention for the Prevention of Pollution from Ships 1973, as modified by the Protocol of 1978 relating thereto and by the Protocol of 1997 (MARPOL) and as further revised in October 2008 with such revised version having entered into force on 1 July 2010.

"Approved Broker" means Clarkson Platou, Barry Rogliano Salles, Fearnleys AS, Rocca & Partners, Brax Shipbrokers AS (or any Affiliate of such person through which valuations are commonly issued) or such other shipbroker or ship valuer experienced in valuing cruise ships nominated by the Borrower and approved by the Agent.

"Approved Flag" means the Bermudian flag, the Marshall Islands flag, the Bahamas flag or such other flag as the Agent may, with the approval of the Italian Authorities and at least three Lenders representing as a minimum the Majority Lenders, approve from time to time.

"Approved Manager" means any of the Borrower, NCL Corporation Ltd., NCL (Bahamas) Ltd. or other member of the Group, or any company which is not a member of the Group which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the manager of the Ship.

"Approved Manager's Undertaking" means, in the event that the Approved Manager is a company other than the Borrower, a letter of undertaking executed or to be executed by the Approved Manager in favour of the Agent, which will include, without limitation, an agreement by the Approved Manager to subordinate its rights against the Ship and the Borrower to the rights of the Secured Parties under the Finance Documents, in the agreed form.

"Approved Project" means any of the projects identified in the Approved Projects List.

"Approved Projects List" means the approved projects list provided by the Guarantor and accepted by the Agent prior to the December 2021 Effective Date.

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Availability Period" means, in relation to Tranche A, the period commencing on the date of the Original Facility Agreement and, in relation to Tranche B and Tranche C, the period commencing on the date of this Agreement, and ending on:

(a)	the earlier to occur of (i) the Delivery Date and (ii) 26 January 2024 (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrower); or
(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated.

"Backstop Rate Switch Date" means 30 June 2023 or any other date agreed between the Agent, the Majority Lenders and the Borrower.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)

in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"Base Rate" means one Euro for 1.304875 Dollars.

"Bermudian Obligors" means the Borrower, the Shareholder and the Guarantor.

"Builder" has the meaning given in Recital (A).

"Business Day" means:

(a)	for the purposes of Recital (B) above, a day (other than a Saturday or a Sunday) on which banks are open in Paris, New York, Milan and Rome; ~~and~~
(b)

for the purposes of any other provision in this Agreement, a day (other than a Saturday or a Sunday) on which banks are open in London, Frankfurt, Rome, Brussels and Paris and, in relation to any payment to be made to the Builder, Milan and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City~~.~~; and

(c)	(in relation to the fixing of an interest rate for a Term SOFR Loan) which is a US Government Securities Business Day.

"CDP" means Cassa Depositi e Prestiti S.p.A..

"Central Bank Rate" means:

(a)	the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b)	if that target is not a single figure, the arithmetic mean of:
(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii)	the lower bound of that target range.

"Central Bank Rate Adjustment" means in relation to the Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the 20 per cent trimmed arithmetic mean calculated by the Agent (or by any other Creditor Party which agrees to determine that mean in place of the Agent), of the Central Bank Rate Spreads for the five most immediately preceding US Government Securities Business Days for which SOFR is available.

"Central Bank Rate Spread" means in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Creditor Party which agrees to calculate that rate in place of the Agent) of:

(a)	SOFR for that US Government Securities Business Day; and
(b)	the Central Bank Rate prevailing at close of business on that US Government Securities Business Day.

"Certified Copy" means in relation to any document delivered or issued by or on behalf of any company, a copy of such document certified as a true, complete and up-to-date copy of the original by any of the directors or the secretary or assistant secretary or any attorney-in-fact for the time being of that company.

"Charged Property" means all of the assets which from time to time are, or are expressed to be, the subject of Security Interests pursuant to the Finance Documents.

"CIRR" (Commercial Interest Reference Rate) means two point fifty-three per cent. (2.53%) per annum or any other CIRR rate being the fixed rate for medium and long term export credits in Dollars applicable to the financing of the Ship according to the Organisation for Economic Co-operation and Development rules as determined by the competent Italian Authorities.

"Code" means the United States Internal Revenue Code of 1986.

"Code of Ethics" means the code of ethics adopted by CDP, available on CDP's website (http://www.cdp.it/static/upload/cdp/cdp_code_ethics.pdf).

"Commitment" means a Tranche A Commitment, a Tranche B Commitment or a Tranche C Commitment.

"Compliance Certificate" has the meaning given to the term "Compliance Certificate" in the Guarantee.

"Confidential Information" means all information relating to any Obligor, the Group, the Finance Documents or the Loan of which a Secured Party becomes aware in its capacity as, or for the purpose of becoming, a Secured Party or which is received by a Secured Party in relation to, or for the purpose of becoming a Secured Party under, the Finance Documents or the Loan from either:

(a)	any member of the Group or any of its advisers; or
(b)	another Secured Party, if the information was obtained by that Secured Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Secured Party of Clause ~~33~~ 34 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(iii)

is known by that Secured Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Secured Party after that date, from a source which is, as far as that Secured Party is aware, unconnected with the Group and which, in either case, as far as that Secured Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Agent.

"Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender.

"Conversion Rate" means the rate determined by the Agent on the Conversion Rate Fixing Date and notified to the Borrower as being the lower of:

(a)	the Base Rate; or
(b)	the FOREX Contracts Weighted Average Rate.

"Conversion Rate Fixing Date" means:

(a)	in respect of each Advance under a Tranche save for the Delivery Advance under that Tranche, the date falling [*] ([*]) days before the relevant Drawdown Date under that Tranche; and
(b)	in respect of the Delivery Advance under a Tranche, the date falling [*] ([*]) days before the Delivery Date.

"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Creditor Party under or in connection with the Finance Documents.

"Credit Adjustment Spread" means 0.42826% per annum.

"Creditor Party" means the Agent, the Security Trustee, the SACE Agent, the Joint Mandated Lead Arrangers or any Lender, whether as at the date of the Original Facility Agreement or at any later time.

"Daily Rate" means for any US Government Securities Business Day:

(a)	SOFR for that US Government Securities Business Day; or
(b)	if SOFR is not available for that US Government Securities Business Day, the percentage rate per annum which is the aggregate of:
(i)	the Central Bank Rate for that US Government Securities Business Day; and
(ii)	the applicable Central Bank Rate Adjustment; or

(c)	if paragraph (b) above applies but the Central Bank Rate for that US Government Securities Business Day is not available, the percentage rate per annum which is the aggregate of:
(i)	the most recent Central Bank Rate for a day which is no more than five US Government Securities Business Days before that US Government Securities Business Day; and
(ii)	the applicable Central Bank Rate Adjustment,

rounded, in either case, to five decimal places and if, in either case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.

"Daily Simple SOFR" means, for any day, a rate per annum equal to the Daily Rate for the day that is:

(a)	for as long as the Interest Make-Up Agreement is in full force and effect, ten (10) US Government Securities Business Days; or
(b)	if the Interest Make-Up Agreement ceases to be in full force and effect, five (5) US Government Securities Business Days,

prior to (i) if such day is a US Government Securities Business Day, that day or (ii) if such day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such day.

"December 2021 Amendment Agreement" has the meaning given to such term in Recital (P).

"December 2021 Effective Date" has the meaning given to the term Effective Date in the December 2021 Amendment Agreement.

"December 2021 Fee Letters" means any letter between the Agent (or the SACE Agent, as applicable) and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the December 2021 Amendment Agreement.

"December 2022 Amendment Agreement" has the meaning given to such term in Recital (Q).

"December 2022 Fee Letters" means any letter between the Agent (or the SACE Agent, as applicable) and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the December 2022 Amendment Agreement.

"Deferral Fee Letters" means any of the 2020 Deferral Fee Letters and/or the 2021 Deferral Fee Letters.

"Deferral Period" means the period from 1 April 2020 to 31 December 2022.

"Delivered Vessel Facilities" means, together, Marina Facility Agreement, Riviera Facility Agreement, Seven Seas Explorer Facility Agreement and Seven Seas Splendor Facility Agreement.

"Delivery Advance" means, subject to the provisions of Clause ~~8.4~~ 9.4 (Refund) and paragraphs (e) and (f) of Clause ~~8.6~~ 9.6 (Tranche B Premium), the Advance under a Tranche to be made available (as applicable) for drawing on the Delivery Date.

"Delivery Date" means the date and time of delivery of the Ship by the Builder to the Borrower as stated in the Protocol of Delivery and Acceptance.

"Document of Compliance" has the meaning given to it in the ISM Code.

"Dollar Equivalent" means such amount in Dollars as is calculated by the Agent on the Conversion Rate Fixing Date to be the equivalent of an amount in Euro at the Conversion Rate.

"Dollars" and "$" means the lawful currency for the time being of the United States of America.

"Downgraded Refund Guarantor" means a Refund Guarantor who has become subject to a RG Downgrade Event.

"Drawdown Date" means, in relation to an Advance under a Tranche, the date on which that Advance is drawn down and applied in accordance with Clause 2 (Facility).

"Drawdown Notice" means a notice in the form set out in Schedule 2 (Form of Drawdown Notice) (or in any other form which the Agent approves or reasonably requires).

"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use or operation of the Ship, including (but not limited to):

(a)

all freight, hire, fare and passage moneys, compensation payable to the Borrower or the Agent in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings;
(c)	all moneys which are at any time payable to the Borrower in respect of the general average contribution; and
(d)

if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Eligible Amount" means eighty per cent. (80%) of the lesser of:

(a)	the Dollar Equivalent of eight hundred million Euros (€800,000,000); and
(b)	the Dollar Equivalent of the Final Contract Price.

"Environmental Approval" means any present or future permit, ruling, variance or other authorisation required under Environmental Laws.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)

any release, emission, spill or discharge into the Ship or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Ship; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or any Obligor and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"Equator Principles" means the standards entitled "A financial industry benchmark for determining, assessing and managing environmental and social risk in projects" dated June 2013 and adopted by certain financial institutions, as the same may be amended or supplemented from time to time.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Euro" and "EUR" means the single currency of the Participating Member States.

"Event of Default" means any of the events or circumstances described in Clause ~~18.1~~ 19.1 (Events of Default).

"Existing Indebtedness" means Financial Indebtedness referred to in the financial statements of the Guarantor delivered to the Agent prior to the date of this Agreement.

"Exporter Declaration" means a declaration to be issued for Advances under Tranche A and Tranche B in respect of which interest is payable at the Fixed Interest Rate, in the form required by SIMEST at the relevant time duly signed by an authorised signatory of the Builder.

"Facility" means the term loan facility under Tranche A, Tranche B and Tranche C, made or to be made available under this Agreement as described in Clause 2.1 (Amount of facility).

"Facility Agreement" has the meaning given to such term in Recital ~~(M~~(R).

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fallback Interest Payment" means the aggregate amount of interest that is, or is scheduled to become, payable under paragraph (d) of Clause 7.8 (Unavailability of Term SOFR) and relates to a Term SOFR Loan.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)

in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of the Original Facility Agreement.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"February 2021 Amendment and Restatement Agreement" has the meaning given to such term in Recital (M).

"February 2021 Effective Date" has the meaning given to the term Effective Date in the February 2021 Amendment and Restatement Agreement.

"Fee Letter" means any letter dated on or about the date of the Original Facility Agreement between the SACE Agent and the Borrower setting out the fees referred to in paragraph (d) of Clause ~~9~~ 10 (Fees).

"Finance Documents" means:

(a)	this Agreement;
(b)	~~(a)~~the 2017 Amending and Restating Agreement;
(c)	~~(b)~~the 2020 Amendment Agreement;
(d)	~~(c)~~the February 2021 Amendment and Restatement Agreement;
(e)	~~(d)~~the June 2021 Amendment and Restatement Agreement;
(f)	~~(e)this~~ the December 2021 Amendment Agreement;
(g)	the December 2022 Amendment Agreement;
(h)	the 2023 Amendment and Restatement Agreement;
(i)	~~(f)~~any Fee Letter;
(j)	~~(g)~~the Deferral Fee Letters;
(k)	~~(h)~~the June 2021 Fee Letters;
(l)	the December 2021 Fee Letters;
(m)	the December 2022 Fee Letters;
(n)	~~(i)~~the Guarantee;
(o)	~~(j)~~the Pre-delivery Security;
(p)	~~(k)~~the Supplemental Pre-Delivery Security;
(q)	~~(l)~~the General Assignment;
(r)	~~(m)~~the Mortgage;

(s)	~~(n)~~the Post-Delivery Assignment;
(t)	~~(o)~~any Subordinated Debt Security;
(u)	~~(p)~~the Shares Security Deed;
(v)	~~(q)~~the Approved Manager's Undertaking;
(w)	~~(r)~~any Transfer Certificate;
(x)	~~(s)~~any Compliance Certificate;
(y)	~~(t)~~any Drawdown Notice;
(z)

~~(u)~~any other document (whether creating a Security Interest or not) which is executed as security for, or for the purpose of establishing any priority or subordination arrangement in relation to, the Secured Liabilities; and

(aa)	~~(v)~~any other document (whether creating a Security Interest or not) which is designated as a Finance Document by agreement between the Borrower, SACE and the Agent.

"Final Contract Price" has the meaning given in Recital (C).

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;
(b)	under any loan stock, bond, note or other security issued by the debtor;
(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;
(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;
(e)

under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount;

(f)

under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person; or

(g)	arising from receivables sold or discounted (other than receivables to the extent they are sold on a non-recourse basis).

"First Instalment" means the first instalment of the SACE Premium as more particularly described in paragraph (a) of Clause ~~8.1~~ 9.1 (SACE Premium).

"Fixed Interest Rate" means, in respect of any Interest Period, the rate per annum determined by the Agent to be the aggregate of:

(a)	the applicable Margin; and
(b)	the CIRR.

"Floating Interest Rate" means, in respect of any Interest Period, the rate per annum determined by the Agent to be ~~the aggregate of:~~:

(a)	in relation to each LIBOR Loan, the percentage rate per annum which is the aggregate of:

~~(a)~~(i)the ~~applicable~~ Margin; and

~~(b)~~	~~LIBOR for the relevant period.~~

(ii) LIBOR.

(b)	In relation to each Term SOFR Loan, the percentage rate per annum which is the aggregate of:

(i) the Margin;

(ii) Term SOFR Reference Rate; and

(iii) Credit Adjustment Spread.

"FOREX Contracts" means each actual purchase contract, spot or forward contract and any other contract, such as an option or collar arrangement, which is entered into in the foreign exchange markets for the acquisition of Euro intended to pay the instalments under the Shipbuilding Contract, which:

(a)

matures not later than each Drawdown Date, provided that for the Delivery Advance, option arrangements may mature up to one month after such date if at the time they are entered into there exists a reasonable uncertainty as to the date on which the Ship will be delivered;

(b)

is entered into by the Borrower or the Guarantor or a combination of the foregoing not later than two (2) days before the Conversion Rate Fixing Date so that the Borrower, directly or through the Guarantor, purchases or may purchase Euro with Dollars at a pre-agreed rate; and

(c)

is notified to the Agent within ten (10) days of its execution but in any event no later than the day preceding the Conversion Rate Fixing Date, with a Certified Copy of each such contract being delivered to the Agent at such time.

"FOREX Contracts Weighted Average Rate" means the rate determined by the Agent on the Conversion Rate Fixing Date in accordance with the following principles which (inter alia) are intended to take into account any maturity mismatch between the maturity of the FOREX Contracts and each Drawdown Date as well as FOREX Contracts that are unwound as part of the hedging strategy of the Borrower:

(a)	FOREX Contracts that are spot or forward foreign exchange contracts, if any, shall be valued at the contract value (taking into account any rescheduling);
(b)

the difference between the Euro amount available under (a) above and the Euro amount balance payable to the Builder on each Drawdown Date is assumed to be purchased at the official daily fixing rate of the European Central Bank for the purchase of Euro with Dollars as displayed on World Markets Reuters (or such other pages as may replace that page on that service or a successor service) at or around 1 p.m. (London time) on the Conversion Rate Fixing Date;

(c)

any FOREX Contract which is an option or collar arrangement and is not unwound at the Conversion Rate Fixing Date will be marked to market and the resulting profit or loss shall reduce or increase the Dollar countervalue of the purchased Euro;

(d)

any FOREX Contract which is an option or collar arrangement and is sold or purchased back at the time FOREX Contract(s) are entered into for an identical Euro amount shall be accounted for the net premium cost or profit, as the case may be.

Any marked to market valuation, as required in paragraph (c) above, shall be performed by Crédit Agricole Corporate and Investment Bank's dedicated desk in accordance with market practices.  The Borrower shall have the right to request indicative valuations from time to time prior to the Conversion Rate Fixing Date.

"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause ~~6.9~~ 7.10 (Cost of funds).

"GAAP" means generally accepted accounting principles in the United States of America consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies) including, without limitation, those set forth in the opinion and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

"General Assignment" means an assignment of any Management Agreement, the Earnings, the Insurances and any Requisition Compensation, executed or to be executed by the Borrower and, in the event that the Approved Manager is not a member of the Group and is named as a co-assured in the Insurances, the Approved Manager in favour of the Security Trustee in the agreed form.

"Gross Negligence" means any act or omission, whether deliberate or not, which in the circumstances (including both the probability and seriousness of the consequences likely to result) would reasonably be regarded by those familiar with the nature of the activity in question and with the surrounding circumstances, as amounting to the reckless disregard of, or serious indifference to, the consequences, being in any case more than a negligent failure to exercise proper skill and care.

"Group" means the Guarantor and its Subsidiaries.

"Guarantee" means the Original Guarantee, as amended pursuant to the 2020 Amendment Agreement ~~and~~ , as amended and restated pursuant to the February 2021 Amendment and Restatement Agreement, as further amended pursuant to the December 2021 Amendment Agreement, as further amended pursuant to the December 2022 Amendment Agreement and as further amended and restated by the 2023 Amendment and Restatement Agreement, and as may be further amended and/or supplemented from time to time.

"Guarantor" means NCL Corporation Ltd., a Bermuda company with its registered office at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda.

"Historic Term SOFR" means, in relation to any Term SOFR Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan and which is as of a day which is no more than five US Government Securities Business Days before the Quotation Day.

"Holding" means Norwegian Cruise Line Holdings Ltd., a company incorporated under the laws of Bermuda with its registered office at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda.

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.

"IAPPC" means a valid international air pollution prevention certificate for the Ship issued under Annex VI.

"Illicit Origin" means any origin which is illicit, fraudulent or in breach of Sanctions including, without limitation, drug trafficking, corruption, organised criminal activities, terrorism, money laundering or fraud.

"Information Package" means:

(a)

the information package in connection with the "Debt Holiday" application in the form set out in schedule 4 (Information Package) of the 2020 Amendment Agreement, submitted by the Borrower (or the Guarantor on its behalf) in order to obtain the benefit of the measures provided for in the Original Principles; and

(b)

the information package in connection with the "Debt Holiday" application in the form set out in schedule 4 (Information Package) of the February 2021 Amendment and Restatement Agreement, submitted by the Borrower (or the Guarantor on its behalf) in order to obtain the benefit of the measures provided for in the Principles for the purpose of this Agreement and certain of the Borrower's and the Guarantor's obligations under this Agreement.

"Initial Contract Price" has the meaning given in Recital (B).

"Insurances" means:

(a)

all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from any of such policies, contracts or entries, including any rights to a return of a premium.

"Intended Delivery Date" means [*] (the date on which the Ship will be ready for delivery pursuant to the Shipbuilding Contract as at the date of the Original Facility Agreement) or any other date notified by the Borrower to the Agent in accordance with paragraph (a) of Clause

3.13 (No later than sixty (60) days before the Intended Delivery Date) or paragraph (b) of Clause 3.15 (No later than five (5) Business Days before the Intended Delivery Date) as being the date on which the Builder and the Borrower have agreed that the Ship will be ready for delivery pursuant to the Shipbuilding Contract.

"Interest Make-Up Agreement" means an interest make up agreement (Capitolato) entered into between SIMEST and the Agent on behalf of the Lenders and in form and substance acceptable to the Joint Mandated Lead Arrangers, whereby, inter alia, the return to the Lenders on the Loan made hereunder will be supplemented by SIMEST so that it equals that which the Lenders would have received if interest were payable on the Loan at LIBOR plus the Margin.

"Interest Period" means a period determined in accordance with Clause ~~7~~ 8 (Interest Periods).

"Interpolated ~~Screen Rate~~Historic Term SOFR" means, in relation to ~~the Loan or~~ any ~~part of the~~ Term SOFR Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:
(i)

~~(a)~~the most recent applicable ~~Screen Rate~~ Term SOFR (as of a day which is not more than five US Government Securities Business Days before the Quotation Day) for the longest period (for which that ~~Screen Rate~~ Term SOFR is available) which is less than the Interest Period of ~~the Loan or~~ that ~~part of the~~ Term SOFR Loan; ~~and~~ or

(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Term SOFR Loan, the most recent SOFR for a day which is no more than five US Government Securities Business Days (and no less than two US Government Securities Business Days) before the Quotation Day; and

(b)

the most recent applicable ~~Screen Rate~~ Term SOFR (as of a day which is not more than five US Government Securities Business Days before the Quotation Day) for the shortest period (for which ~~that Screen Rate~~ Term SOFR is available) which exceeds the Interest Period of ~~the Loan or that part of the Loan,~~that Term SOFR Loan.

"Interpolated Screen Rate" means, in relation to any LIBOR Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that LIBOR Loan; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that LIBOR Loan,

each as of the Specified Time.

"Interpolated Term SOFR" means, in relation to any Term SOFR Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either

(i)	the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Term SOFR Loan; or
(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Term SOFR Loan, SOFR for the day which is five (5) US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (as of the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Term SOFR Loan.

~~each as of the Specified Time for Dollars.~~

"ISM Code" means the International Safety Management Code for the safe operation of ships and for pollution prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time.

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code adopted by the International Maritime Organisation (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"Italian Authorities" means SACE and/or SIMEST and any other relevant Italian authorities involved in the implementation of the Loan.

"June 2021 Amendment and Restatement Agreement" has the meaning given to this term in Recital (O).

"June 2021 Fee Letters" means any letter between the Agent or the SACE Agent and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the June 2021 Amendment and Restatement Agreement.

"Legislative Decree 231/01" means the Italian legislative decree of 8 June 2001, no. 231 (Disciplina della responsabilità amministrativa delle persone giurdiche, delle società e delle associazioni anche prive di personalità giuridica, a norma dell'articolo 11 della legge 29 settembre 2000, n.300) as amended from time to time, on administrative vicarious liability of corporate entities.

"Lender" means a Tranche A Lender, a Tranche B Lender or a Tranche C Lender.

"LIBOR" means, in relation to ~~the Loan or~~ any ~~part of the~~ LIBOR Loan:

(a)	the applicable Screen Rate as of the Specified Time for Dollars and for a period equal in length to the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan; or
(b)	as otherwise determined pursuant to Clause ~~6.6~~ 7.6 (Unavailability of Screen Rate ~~).~~ before Rate Switch Date),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

"LIBOR Loan" means the Loan, any Deferral Tranche, any other part of the Loan or, if applicable, Unpaid Sum to which the Floating Interest Rate applies and which is not a Term SOFR Loan.

"Loan" means the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a "part of the Loan" means an Advance, a Tranche or a part of a Tranche.

"Majority Lenders" means:

(a)	before the first Advance under Tranche A has been made, Lenders whose Commitments total [*] per cent. of the Total Commitments; and
(b)	after any Advance under any Tranche has been made, Lenders whose Contributions total [*] per cent. of the Loan.

"Management Agreement" means the management agreement (if any) entered or to be entered into between the Borrower and an Approved Manager which is not a member of the Group with respect to the Ship on terms reasonably acceptable to the Majority Lenders and SACE.

"Margin" means:

(a)	in relation to the Fixed Interest Rate zero point twenty-four per cent. (0.24%) per annum; and
(b)	in relation to the Floating Interest Rate one point seventy-four per cent. (1.74%) per annum.

"Marina Facility Agreement" means, in respect of m.v. MARINA, a facility agreement originally dated 18 July 2008 (as amended by a supplemental agreement dated 25 October 2010, as further amended and restated by an amendment and restatement agreement dated 31 October 2014, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

"Maritime Registry" means the maritime registry which the Borrower will specify to the Lenders no later than 90 days before the Intended Delivery Date, being that of Bermuda, the Marshall Islands, Bahamas or such other registry as the Agent may, with the approval of the Italian Authorities and at least three Lenders representing as a minimum the Majority Lenders, approve.

"Market Disruption Rate" means the percentage rate per annum which is the aggregate of the Term SOFR Reference Rate and the applicable Credit Adjustment Spread.

"Material Adverse Effect" means the occurrence of any event or circumstance which reasonably would be expected to have a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) of any Obligor or the Group as a whole; or
(b)	the ability of any Obligor to perform its obligations under any Finance Document and/or any Pre-delivery Contract; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Secured Party under any of the Finance Documents.

"Material Provisions" means Article 1 (Subject of the Contract), Article 2 (Vessel's Classification – Rules and Regulations – Certificates), Article 8 (Delivery), Article 9 (Price), Article 13 (Speed – Liquidated Damages), Article 14 (Deadweight – Liquidated Damages), Article 17 (Fuel Oil Consumption – Liquidated Damages), Article 19 (Maximum Amount of Liquidated Damages), Article 20 (Termination of the Contract – Liquidated Damages to be paid by the Builder), Article 23 (Insurance), Article 25 (Guarantee – Liability), Article 26 (Permissible Delay), Article 29 (Assignment of the Contract), and Article 30 (Law of the Contract – Disputes) of the Shipbuilding Contract.

"Minor Modification" means a modification of the plans or the specification or the construction of the Ship under Article 24 of the Shipbuilding Contract, resulting in a contract price increase or decrease of less than [*] Euros (€[*]).

"Model" means the principles of the compliance system adopted by CDP pursuant to Legislative Decree 231/01, available on CDP's website (http://www.cdp.it/static/upload/pri/ principles-of-the-compliance-system.pdf).

"Mortgage" means the first priority mortgage on the Ship acceptable for registration on the Approved Flag and, if applicable, deed of covenant, executed or to be executed by the Borrower in favour of the Security Trustee in the agreed form.

"Obligors" means the Borrower, the Guarantor, the Shareholder and (in the event that the Approved Manager is a member of the Group) the Approved Manager.

"Original Facility Agreement" has the meaning given to such term in Recital (D).

"Original Guarantee" means the guarantee issued by the Guarantor in favour of the Security Trustee on 12 April 2017.

"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

"Original Maximum Loan Amount" means the aggregate of:

(a)	the Dollar Equivalent of six hundred and forty million Euros (€640,000,000.00); and
(b)	one hundred per cent. (100%) of the SACE Premium to be paid in accordance with Clause ~~8.1~~ 9.1 (SACE Premium),

provided that such amount shall not, at any time, exceed eight hundred and sixty-eight million, one hundred and eight thousand, one hundred and eight Dollars and eleven Cents ($868,108,108.11).

"Original Principles" has the meaning given in Recital (H)

"Original Shipbuilding Contract" has the meaning given in Recital (A).

"Overnight LIBOR" means, in relation to ~~the Loan or~~ any ~~part of the~~ LIBOR Loan:

(a)	on any date, the applicable day to day Screen Rate as of the Specified Time for Dollars; or
(b)	as otherwise determined pursuant to Clause ~~6.6~~ 7.6 (Unavailability of Screen Rate before Rate Switch Date),

and if, in either case, that rate is less than zero, Overnight LIBOR shall be deemed to be zero.

"Overseas Regulations" means the United Kingdom Overseas Companies Regulations 2009.

"Parallel Debt" means any amount which an Obligor owes to the Security Trustee under Clause ~~27.2~~ 28.2 (Parallel Debt (Covenant to pay the Security Trustee)).

"Participating Member State" means any member state of the European Union that adopts or has adopted the ~~euro~~ Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement from time to time.

"Permitted Financial Indebtedness" means any Financial Indebtedness:

(a)	incurred under the Finance Documents; or
(b)	permitted pursuant to Clause ~~12.14~~ 13.14 (Financial Indebtedness and subordination of indebtedness).

"Permitted Security Interests" means:

(a)	in the case of the Borrower:
(i)	any of the Security Interests referred to in paragraph (b)(ii)(A) below; and
(ii)

any of the Security Interests referred to in paragraphs (b)(ii)(B), (b)(ii)(C), (b)(ii)(E), (b)(ii)(H) and (b)(ii)(I) below if, by reason of any chartering or management arrangements for the Ship approved by the Agent pursuant to the provisions of this Agreement, such Security Interests are created by the Borrower in the case of paragraphs (b)(ii)(C) or (b)(ii)(E) or incurred by the Borrower in the case of paragraphs (b)(ii)(B), (b)(ii)(H) or (b)(ii)(I); and

(b)	in the case of the Guarantor:
(i)	any of the Security Interests referred to in paragraphs (b)(ii)(A), (b)(ii)(D), (b)(ii)(F) and (b)(ii)(G) below; and
(ii)

any of the Security Interests referred to in paragraphs (C), (E), (H) and (I) below if, by reason of any chartering or management arrangements for the Ship approved by the Agent pursuant to the provisions of this Agreement, such Security Interests are created by the Guarantor in the case of paragraphs (C) or (E) or incurred by the Guarantor in the case of paragraphs (H) or (I);

(A)

any Security Interest created by or pursuant to the Finance Documents and any deposits or other Security Interests placed or incurred in connection with any bond or other surety from time to time provided to the US Federal Maritime Commission in order to comply with laws, regulations and rules applicable to the operators of passenger vessels operating to or from ports in the United States of America;

(B)	liens on the Ship up to an aggregate amount at any time not exceeding [*] ($[*]) for current crew's wages and salvage and liens incurred in the ordinary course of trading the Ship;
(C)

any deposits or pledges up to an aggregate amount at any time not exceeding [*] Dollars ($[*]) to secure the performance of bids, tenders, bonds or contracts required in the ordinary course of business;

(D)

any other Security Interest including in relation to the Existing Indebtedness over the assets of any Obligor other than the Borrower notified by the Borrower or any of the Obligors to the Agent and accepted by it prior to the date of this Agreement;

(E)

(without prejudice to the provisions of Clause ~~12.14~~ 13.14 (Financial Indebtedness and subordination of indebtedness)) liens on assets leased, acquired or upgraded after the date of the Original Facility Agreement or assets newly constructed or converted after the date of the Original Facility Agreement provided that (i) such liens secure Financial Indebtedness otherwise permitted under this Agreement, (ii) such liens are incurred at the time of such lease, acquisition, upgrade, construction or conversion and (iii) the Financial Indebtedness secured by such liens does not exceed the cost of such upgrade or the cost of such assets acquired or leased;

(F)

other liens arising in the ordinary course of business of the Group unrelated to Financial Indebtedness and securing obligations not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established provided that (i) the aggregate amount of all cash and the fair market value of all other property subject to such liens as are described in this paragraph (F) does not [*] exceed Dollars ($[*]) and (ii) such cash and/or other property is not an asset of the Borrower;

(G)

subject to the other provisions of this Agreement and the Guarantee, any Security Interest in respect of existing Financial Indebtedness of a person which becomes a Subsidiary of the Guarantor or is merged with or into the Guarantor or any of its subsidiaries;

(H)	liens in favour of credit card companies on unearned customer deposits pursuant to agreements therewith; and
(I)	liens in favour of customers on unearned customer deposits.

"Pertinent Document" means:

(a)	any Finance Document;
(b)	any policy or contract of insurance contemplated by or referred to in Clause ~~12~~ 13 (General Undertakings) or any other provision of this Agreement or another Finance Document;
(c)	any other document contemplated by or referred to in any Finance Document; and
(d)

any document which has been or is at any time sent by or to the Agent in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c).

"Pertinent Matter" means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or
(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.

"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

"Post-Delivery Assignment" means an assignment of the rights of the Borrower in respect of the post-delivery guarantee liability of the Builder under Article 25 of the Shipbuilding Contract executed or to be executed by the Borrower in favour of the Security Trustee in the agreed form.

"Pre-delivery Contracts" means the Shipbuilding Contract and the Refund Guarantee.

"Pre-delivery Security" means:

(a)	any document creating security over the Pre-delivery Contracts in agreed form; and/or
(b)	an Account Pledge in agreed form.

"Principles" has the meaning given in Recital (K).

"Prohibited Payment" means:

(a)

any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would constitute bribery or an improper gift or payment under, or a breach of Sanctions, any laws of the Republic of Italy, England and Wales, Bermuda, the Council of the European Union, Germany, the United States of America or any other applicable jurisdiction; or

(b)

any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would or might constitute bribery within the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of 17 December 1997.

"Prohibited Person" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

"Protocol of Delivery and Acceptance" means the protocol of delivery and acceptance of the Ship to be signed by the Borrower and the Builder in accordance with Article 8 of the Shipbuilding Contract.

"Qualifying Certificate" means the certificate to be issued by the Builder on each Drawdown Date under Tranche A and under Tranche B and issued to the Agent and copied to the Borrower substantially in the form set out in Schedule 5 (Qualifying Certificate).

"Quotation Day" means , in relation to any period for which an interest rate is to be determined~~, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).~~:

(a)

in relation to a LIBOR Loan, two Business Days in London (other than Saturdays and Sundays on which banks are open in London) before the first day of that period unless market practice differs in the Relevant Market in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days); and

(b)

in relation to a Term SOFR Loan, two US Government Securities Business Days before the first day of that period unless market practice differs in the  relevant syndicated loan market in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Quoted Tenor" means any period for which:

(a)	in relation to a LIBOR Loan, the Screen Rate is customarily displayed on the relevant page or screen of an information service (other than for one week and two months); and
(b)	in relation to a Term SOFR Loan, Term SOFR is customarily displayed on the relevant page or screen of an information service.

"Rate Switch Date" means the earlier of:

(a)	the Backstop Rate Switch Date; and
(b)	any Rate Switch Trigger Event Date.

"Rate Switch Trigger Event" means:

(1)

(1)
(1)	the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or
(2)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;

(2)

the administrator of the Screen Rate publicly announces that it has ceased or will cease, to provide the Screen Rate for any Quoted Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate for that Quoted Tenor;

(3)	the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued for any Quoted Tenor; or
(4)	the administrator of the Screen Rate or its supervisor publicly announces that the Screen Rate for any Quoted Tenor may no longer be used; or
(2)	the supervisor of the administrator of the Screen Rate publicly announces or publishes information:
(1)

stating that the Screen Rate for any Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor); and

(2)	with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication.

"Rate Switch Trigger Event Date" means:

(1)

in the case of an occurrence of a Rate Switch Trigger Event described in sub-paragraph (1) of paragraph (1) of the definition of Rate Switch Trigger Event, the date on which the Screen Rate ceases to be published or otherwise becomes unavailable;

(2)

in the case of an occurrence of a Rate Switch Trigger Event described in sub-paragraph (2), (3) or (4) of paragraph (1) of the definition of Rate Switch Trigger Event, the date on which the Screen Rate for the relevant Quoted Tenor ceases to be published or otherwise becomes unavailable; and

(3)

in the case of an occurrence of a Rate Switch Trigger Event described in paragraph (2) of the definition of Rate Switch Trigger Event, the date on which the Screen Rate for the relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Screen Rate).

"Reference Bank Quotation" means any quotation supplied to the Agent by a Reference Bank.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	if:
(i)	the Reference Bank is a contributor to the Screen Rate; and
(ii)	it consists of a single figure,

as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, as the rate at which the relevant Reference Bank could fund itself in Dollars for the relevant period with reference to the unsecured wholesale funding market.

"Reference Banks" means such entities as may be appointed by the Agent in consultation with the Borrower.

"Refund Guarantee" means any irrevocable and unconditional guarantee issued or to be issued by a Refund Guarantor in favour of the Borrower under the Shipbuilding Contract in the form annexed to the Sixth Addendum or in any other form acceptable to the Joint Mandated Lead Arrangers and the SACE Agent.

"Refund Guarantor" means a bank, insurance company or other financial institution acceptable to the Lenders and SACE which, at the time of issue by it of a Refund Guarantee, has a minimum credit rating of at least BBB- at Standard & Poor's (or, where the relevant Refund Guarantor is not rated by Standard & Poor's, the equivalent rating at Moody's or where the relevant Refund Guarantor is not rated by Standard & Poor's or Moody's, the equivalent rating at Fitch).

~~"Relevant Interbank Market" means the London interbank market.~~

"Reinstatement Event" means the final 2021 Deferral Final Repayment Date or any date when all Deferral Tranches under the Delivered Vessel Facilities (as defined therein) are repaid or prepaid in full.

"Relevant Jurisdiction" means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;
(b)

any jurisdiction where any asset subject to, or intended to be subject to, any of the Security Interests created, or intended to be created, under the Finance Documents to which it is a party is situated;

(c)	any jurisdiction where it conducts its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Security Interests created, or intended to be created, under the Finance Documents to which it is a party.

"Relevant Market" means:

(a)	subject to paragraph (b) below, the London interbank market; and
(b)	on or after the Rate Switch Date, the market for overnight cash borrowing collateralised by US Government securities.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Repayment Date" means a date on which a repayment is required to be made under Clause 5 (Repayment).

~~"Replacement Benchmark" means a benchmark rate which is:~~

~~(a)~~	~~formally designated, nominated or recommended as the replacement for a Screen Rate by:~~
~~(i)~~	~~the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or~~
~~(ii)~~	~~any Relevant Nominating Body,~~

~~and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above;~~

~~(b)~~	~~in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or~~

~~(c)in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.~~

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Restricted Country" means a country or territory that is the subject of any comprehensive Sanctions barring dealings with such country or territory.

~~"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.~~

"RG Downgrade Event" means an event which occurs when a Refund Guarantor ceases to maintain a credit rating of at least BBB- at Standard & Poor's (or, where the relevant Refund Guarantor is not rated by Standard & Poor's, the equivalent rating at Moody's or where the relevant Refund Guarantor is not rated by Standard & Poor's or Moody's, the equivalent rating at Fitch).

"Riviera Facility Agreement" means, in respect of m.v. RIVIERA, a facility agreement originally dated 18 July 2008 (as amended by a supplemental agreement dated 25 October 2010, as amended by a side letter dated 29 March 2012, as amended and restated by an amendment and restatement agreement dated 31 October 2014, as amended by a framework agreement dated 31 January 2018, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

"SACE" means SACE S.p.A., an Italian joint stock company (società per azioni) with a sole shareholder, whose registered office is located at Piazza Poli 37/42, 00187 Rome, Italy and registered with the Companies Registry of Rome under number 05804521002.

"SACE Agent" means Crédit Agricole Corporate and Investment Bank, a French "société anonyme", having a share capital of seven billion eight hundred and fifty one million six hundred and thirty six thousand three hundred and forty two Euros (€7,851,636,342.00) and its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France, registered under the n° Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre or any successor of it appointed under Clause ~~26~~ 27 (Role of the Agent ~~and~~ , the Joint Mandated Lead Arrangers and the SACE Agent).

"SACE Insurance Policy" means the insurance policy (as amended and supplemented from time to time) in respect of this Agreement (which, in all material respects, is not inconsistent with the commercial terms of this Agreement) issued or to be issued by SACE for the benefit of the Lenders in respect of one hundred per cent. (100%) of the Loan in form and substance satisfactory to the Agent and all the Lenders.

"SACE Premium" means the amount payable by the Borrower to SACE directly or through the Agent in two instalments, being the SACE Premium Instalments, in respect of the SACE Insurance Policy as set out in Clause ~~8.1~~ 9.1 (SACE Premium).

"SACE Premium Instalments" means each of the First Instalment and Second Instalment.

"SACE Required Documents" means in relation to each Drawdown Notice under Tranche A and under Tranche B:

(a)	a duly completed and executed Qualifying Certificate; and

(b)	each of the other documents, information and other evidence specified in or required to be enclosed with such Qualifying Certificate.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or imposed by any member state of the European Union or Switzerland;
(b)	imposed by the U.S. Department of the Treasury's Office of Foreign Assets Control (OFAC); or
(c)	otherwise imposed by any law or regulation.

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

~~"Screen Rate Contingency Period" means fifteen (15) Business Days.~~

~~"Screen Rate Replacement Event" means, in relation to a Screen Rate:~~

~~(a)~~	~~the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower materially changed;~~

~~(b)~~

~~(i)~~

~~(A)~~	~~the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or~~
~~(B)~~

~~information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent,~~

~~provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;~~

~~(ii)~~	~~the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that~~

~~time, there is no successor administrator to continue to provide that Screen Rate;~~

~~(iii)~~	~~the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or~~

~~(iv)the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used;~~

~~(v)~~	~~in the case of a Screen Rate for LIBOR, the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information:~~
~~(A)~~

~~stating that that Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and~~

~~(B)~~

~~with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication; or~~

~~(c)~~

~~the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:~~

~~(i)~~	~~the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or~~
~~(ii)~~	~~that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the Screen Rate Contingency Period; or~~

~~(d)in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.~~

"Second Instalment" means the second instalment of the SACE Premium as more particularly described in paragraph (b) of Clause ~~8.1~~ 9.1 (SACE Premium).

"Secured Liabilities" means all liabilities which the Borrower, the Obligors or any of them have, at the date of the Original Facility Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

"Secured Party" means SACE, the Agent, the Security Trustee, the SACE Agent, the Joint Mandated Lead Arrangers or any Lender whether at the date of the Original Facility Agreement or any later time.

"Security Interest" means:

(a)

a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien, assignment, hypothecation or any other security interest of any kind or other agreement or arrangement having the effect of conferring security;

(b)	the security rights of a plaintiff under an action in rem; and
(c)

any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

"Security Period" means the period commencing on the date of the Original Facility Agreement and ending on the date on which:

(a)	all amounts which have become due for payment by the Borrower or any Obligor under the Finance Documents have been paid;
(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;
(c)

neither the Borrower nor any other Obligor has any future or contingent liability under Clause ~~19~~ 20 (Application of sums received) below or any other provision of this Agreement or another Finance Document; and

(d)

the Agent does not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or an Obligor or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document.

"Security Property" means:

(a)

the Security Interests expressed to be granted in favour of the Security Trustee as trustee for the Secured Parties and all proceeds received or recovered by or on behalf of the Security Trustee under or by virtue of any Security Interest including any money or other assets which are received or recovered by it as a result of the enforcement or exercise by it of such a Security Interest or right;

(b)

all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Security Trustee as trustee for the Secured Parties and secured by the Security Interests together with all representations and warranties expressed to be given by an Obligor in favour of the Security Trustee as trustee for the Secured Parties;

(c)	the Security Trustee's interest in any turnover trust created under the Finance Documents;

(d)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Trustee is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Trustee; and
(ii)	any moneys or other assets which the Security Trustee has transferred to the Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

"Security Requirement" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Agent) which is at any relevant time one hundred and twenty-five per cent (125%) of the Loan.

"Security Trustee" means Crédit Agricole Corporate and Investment Bank, a French "société anonyme", having a share capital of seven billion eight hundred and fifty one million six hundred and thirty six thousand three hundred and forty two Euros (€7,851,636,342.00) and its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France, registered under the n° Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre or any successor of it appointed under Clause ~~27~~ 28 (The Security Trustee).

"Security Value" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Agent) which, at any relevant time, is the aggregate of (n)~~i~~ the charter free market value of the Ship as most recently determined in accordance with Clause ~~13.4~~ 14.4 (Valuation of the Ship); and (ii) the market value of any additional security for the time being actually provided to the Agent pursuant to Clause ~~15~~ 16 (Security Value Maintenance).

"Servicing Party" means the Agent or the Security Trustee.

"Seven Seas Explorer Facility Agreement" means, in respect of m.v. SEVEN SEAS EXPLORER, a facility agreement originally dated 31 July 2013 (as amended and restated by an amendment and restatement agreement dated 31 October 2014, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

"Seven Seas Splendor Facility Agreement" means, in respect of m.v. SEVEN SEAS SPLENDOR, a facility agreement originally dated 30 March 2016 (as amended by a supplemental agreement dated 4 June 2020, as further amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

"Shareholder" means NCL International Ltd., a Bermuda company with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda.

"Shares Security Deed" means a Bermudian law document dated 12 April 2017, executed by the Shareholder in favour of the Security Trustee and creating security over the share capital in the Borrower.

~~"Shareholder" means NCL International Ltd., a Bermuda company with its registered office at Park Place 55, Par-la-Ville Road, Hamilton HM 11, Bermuda.~~

"Ship" means the passenger cruise ship currently designated with Hull No. [*] (as more particularly described in the Shipbuilding Contract) to be constructed under the Shipbuilding Contract and to be delivered to, and purchased by, the Borrower and registered in its name under an Approved Flag.

"Shipbuilding Contract" has the meaning given in Recital (N).

"SIMEST" means Società Italiana per Le Imprese all'Estero - SIMEST Spa, which grants export subsidies in Italy under and according to the Italian Legislative Decree n. 143/98 and its amendments.

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Specified Time" means a day or time determined in accordance with the following:

(a)	if LIBOR is fixed, the Quotation Day as of 11:00 am London time; and
(b)	in relation to a Reference Bank Rate calculated by reference to the available quotations in accordance with Clause ~~6.7~~ 7.7 (Calculation of Reference Bank Rate), noon on the Quotation Day.

"Subordinated Debt Security" has the meaning given in sub-paragraph (b)(ii) of Clause ~~12.14~~ 13.14 (Financial Indebtedness and subordination of indebtedness).

"Subsidiary" has the following meaning:

a company (S) is a subsidiary of another company (P) if:

(a)

a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or
(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or
(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

and any company of which S is a subsidiary is a parent company of S.

"Supplemental Pre-delivery Security" means a deed to be entered into pursuant to the June 2021 Amendment and Restatement Agreement between the Borrower and the Security Trustee, supplemental to the Pre-delivery Security, creating security over the Pre-delivery Contracts.

"Tax" means any tax, levy, impost, duty, assessment, fee, deduction or other charge or withholding of a similar nature imposed by any governmental authority (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Term and Revolving Credit Facilities" means the facilities granted pursuant to the credit agreement originally dated 24 May 2013 (as amended and restated from time to time) between, inter alios, the Guarantor and Voyager Vessel Company, LLC as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

"Term SOFR" means a term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

"Term SOFR Loan" means the Loan, any Deferral Tranche, any other part of the Loan or, if applicable, Unpaid Sum to which the Floating Interest Rate applies and which is, or becomes, a "Term SOFR Loan" pursuant to Clause 6 (Rate Switch).

"Term SOFR Reference Rate" means, in relation to any Term SOFR Loan:

(a)	the applicable Term SOFR as of the Quotation Day and for a period equal in length to the Interest Period of that Term SOFR Loan; or
(b)	as otherwise determined pursuant to Clause 7.8 (Unavailability of Term SOFR),

and if, in either case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Term SOFR Reference Rate shall be deemed to be such a rate that the aggregate of the Term SOFR Reference Rate and the Credit Adjustment Spread is zero.

"Total Commitments" means the aggregate of the Total Tranche A Commitments, the Total Tranche B Commitments and the Total Tranche C Commitments.

"Total Loss" means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;
(b)

any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the Borrower's full control;

(c)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 1 month redelivered to the Borrower's full control.

"Total Loss Date" means:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:
(i)	the date on which a notice of abandonment is given to the insurers; and
(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and
(c)

in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent acting reasonably and in consultation with the Borrower that the event constituting the total loss occurred.

"Total Tranche A Commitments" means the aggregate of the Tranche A Commitments, being eight hundred and sixty-eight million, one hundred and eight thousand, one hundred and eight Dollars and eleven ~~Cent~~ cents ($868,108,108.11) as at the date of the Original Facility Agreement.

"Total Tranche B Commitments" means the aggregate of the Tranche B Commitments, being two hundred fifty-eight million, seven hundred and forty-four thousand, four hundred and forty-four Dollars and forty-four ~~Cent~~ cents ($258,744,444.44) as at the date of this Agreement.

"Total Tranche C Commitments" means the aggregate of the Tranche C Commitments, being nineteen million, six hundred and twenty-four thousand, eleven Dollars and nine ~~Cent~~ cents ($19,624,011.09) as at the date of this Agreement.

"Tranche" means Tranche A, Tranche B or Tranche C.

"Tranche A" means the part of the Facility made or to be made available by the Tranche A Lenders to the Borrower to finance (i) up to the Eligible Amount, the Dollar Equivalent of six hundred and forty million Euros (€640,000,000.00), corresponding to all or part of eighty per cent. (80%) of the Final Contract Price, (ii) the First Instalment of the SACE Premium and (iii) the Second Instalment of the SACE Premium.

"Tranche A Commitments" means, in relation to a Tranche A Lender, the amount set opposite its name under the heading "Tranche A Lenders" in Part A of Schedule 1 (Lenders and Commitments) and the amount of any other Tranche A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced, terminated or transferred by it under this Agreement.

"Tranche A Lender" means a bank, financial institution, trust, fund or other entity listed in Part A of Schedule 1 (Lenders and Commitments) and acting through its Facility Office or its transferee, successor or ~~assign~~assignee.

"Tranche B" means the part of the Facility to be made available by the Tranche B Lenders to the Borrower to finance:

(ii)

up to the Upsize Allowance Eligible Amount, the Dollar Equivalent of Euros one hundred eighty-five million six hundred thousand (€185,600,000), corresponding to all or part of eighty per cent. (80%) of the Upsize Allowance Price; and

(iii)	100% of the Tranche B Premium to be paid in accordance with paragraph (a) of Clause 8.6 (Tranche B Premium).

"Tranche B Commitments" means, in relation to a Tranche B Lender, the amount set opposite its name under the heading "Tranche B Lenders" in Part B of Schedule 1 (Lenders and Commitments) and the amount of any other Tranche B Commitment transferred to it under this Agreement, to the extent not cancelled, reduced, terminated or transferred by it under this Agreement.

"Tranche B Lender" means a bank, financial institution, trust, fund or other entity listed in Part B of Schedule 1 (Lenders and Commitments) and acting through its Facility Office or its transferee, successor or ~~assign~~assignee.

"Tranche B Premium" has the meaning given to this term in paragraph (a) of Clause 8.6 (Tranche B Premium).

"Tranche C" means the part of the Facility to be made available by the Tranche C Lenders to the Borrower to finance, if applicable, the second instalment of the Additional SACE Premium, calculated in accordance with paragraph (a)(ii) of Clause ~~8.5~~ 9.5 (Additional SACE Premium).

"Tranche C Commitments" means, in relation to a Tranche C Lender, the amount set opposite its name under the heading "Tranche C Lenders" in Part C of Schedule 1 (Lenders and Commitments) and the amount of any other Tranche C Commitment transferred to it under this Agreement, to the extent not cancelled, reduced, terminated or transferred by it under this Agreement.

"Tranche C Lender" means a bank, financial institution, trust, fund or other entity listed in Part C of Schedule 1 (Lenders and Commitments) and acting through its Facility Office or its transferee, successor or assign.

"Transaction Documents" means the Finance Documents and the Underlying Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

"UK Bail-In Legislation" means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"Underlying Documents" means the Shipbuilding Contract, the Refund Guarantee, any Management Agreement, any bareboat charter and any charter and associated guarantee in respect of which a notice of assignment is required to be served under the terms of the General Assignment.

"Unpaid Sum" means (i) any sum due and payable but unpaid by an Obligor under the Finance Documents and (ii) any part of the Aggregate SACE Premium unpaid by the Borrower.

"Upsize Allowance" means an allowance in relation to:

(a)

the supplies, other items and services linked to the construction, decoration and operation of the Ship as provisionally listed in Section 0014 of the Specification (as defined in the Shipbuilding Contract) and as further agreed between the Borrower (as Owner under the Shipbuilding Contract) and the Builder, pursuant to article 9.2 of the Shipbuilding Contract; and

(b)	the improvements, changes and modifications agreed between the Borrower (as Owner under the Shipbuilding Contract) and the Builder, pursuant to article 9.2 of the Shipbuilding Contract.

"Upsize Allowance Eligible Amount" means eighty per cent. (80%) of the Dollar Equivalent of the Upsize Allowance Price.

"Upsize Allowance Price" means the price for the Upsize Allowance, in an amount of two hundred and thirty-two million Euros (€232,000,000).

"US" means the United States of America.

"US Government Securities Business Day" means any day other than:

(a)	a Saturday or a Sunday; and
(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Write-down and Conversion Powers" means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:
(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and
(c)	in relation to any UK Bail-In Legislation:
(i)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.
1.2	Construction of certain terms

In this Agreement:

"Agent", the "SACE Agent", the "Joint Mandated Lead Arranger", the "Security Trustee", any "Creditor Party", any "Secured Party", any "Lender", any "Tranche A Lender", any "Tranche B Lender", any "Tranche C Lender", any "Obligor" or any other "person", shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

"approved by the Lenders" (or any similar determination or instruction by the Lenders) means approved in writing by the Agent acting on the instructions of all the Lenders and SACE (on such conditions as they may respectively impose) (or the Lenders only to the extent the SACE Insurance Policy does not cover the event for which such instruction or approval is required) and any requirement for approval by all the Lenders shall mean prior approval.

"approved by the Majority Lenders" (or any similar determination or instruction by the Majority Lenders) means approved in writing by the Agent acting on the instructions of the Majority Lenders and SACE (or the Majority Lenders only to the extent the SACE Insurance Policy does not cover the event for which such instruction or approval is required) (on such conditions as they may respectively impose) and otherwise approved means approved in writing by the Agent (on such conditions as the Agent may impose) and approval and approve shall be construed accordingly and any requirement for approval by the Agent or the Majority Lenders shall mean prior approval.

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.

"company" includes any partnership, joint venture and unincorporated association.

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation.

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained.

"date of this Agreement" means ~~______________ 2021~~the 2023 Effective Date.

"document" includes a deed; also a letter or electronic mail.

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Taxes including VAT.

a Lender's "cost of funds" in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan.

"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council.

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation.

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise.

"months" shall be construed in accordance with Clause 1.4 (Meaning of "month").

"parent company" has the meaning given in the definition of "Subsidiary".

"person" includes any individual, firm, company, corporation, government, any state, political sub-division of a state and local or municipal authority, agency of a state or any association, trust, joint venture, consortium or partnership; and any international organisation (whether or not having a separate legal personality).

"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure.

"regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.3	Construction of Insurance Terms

"approved" means, for the purposes of Clause ~~14~~ 15 (Insurance Undertakings), approved in writing by the Agent.

"excess risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims.

"obligatory insurances" means all insurances effected, or which the Borrower is obliged to effect, under Clause ~~14~~ 15 (Insurance Undertakings) or any other provision of this Agreement or another Finance Document.

"policy" in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls)(1/10/83).

1.4	Meaning of "month"

A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)

on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)

on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and "month" and "monthly" shall be construed accordingly.

1.5	Non-applicable provisions between the Obligors and German Lenders

The undertakings and covenants given under paragraph (d) of Clause ~~12.2~~ 13.2 (Information), Clause ~~12.4~~ 13.4 (Illicit Payments), Clause ~~12.5~~ 13.5 (Prohibited Payments), Clause ~~12.25~~ 13.25 (Compliance with laws etc.) or provisions contained in Clause ~~20.3~~ 21.3 (Miscellaneous indemnities) or Clause ~~21.1~~ 22.1 (Illegality and Sanctions) and the representations and warranties given under paragraphs (u), (v), (y), (z) and (jj) of Clause ~~11.2~~ 12.2 (Continuing representations and warranties) and paragraph (j) of Clause ~~11.3~~ 12.3 (Representations on the Delivery Date) respectively shall only be given, and be applicable to, a Lender incorporated in the Federal Republic of Germany insofar as the giving of and compliance with such undertakings and covenants and such representations and warranties do not result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 a no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation.

1.6	General Interpretation

In this Agreement:

(a)

references in Clause 1.1 (Definitions) to a Finance Document or any other document being an "agreed form" are to the form agreed between the Agent (acting with the authorisation of each of the Creditor Parties and SACE) and the Borrower with any modifications to that form which the Agent (with the authorisation of the Majority Lenders and SACE in the case of substantial modifications) approves or reasonably requires;

(b)

references to, or to a provision of, a Finance Document or any other document are references to it as amended, amended and restated or supplemented, whether before the date of this Agreement or otherwise;

(c)

references to Sanctions, for the purposes of Clause ~~11~~ 12 (Representations and Warranties), Clause ~~12~~ 13 (General Undertakings), Clause ~~20~~ 21 (Indemnities), Clause ~~21~~ 22 (Illegality, etc.) and the Security Documents shall mean "Sanctions" as defined in Clause 1.1 (Definitions), by which any Obligor is bound or to which it is subject or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor.

(d)	references to, or to a provision of, any law or regulation include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;
(e)

any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(f)	words denoting the singular number shall include the plural and vice versa; and
(g)	Clauses 1.1 (Definitions) to 1.6 (General Interpretation) apply unless the contrary intention appears.
1.7	Headings

In interpreting a Finance Document or any provision of a Finance Document, all clauses, sub-clauses and other headings in that and any other Finance Document shall be entirely disregarded.

1.8	Schedules

The schedules form an integral part of this Agreement.

2	Facility
2.1	Amount of facility

Subject to the other provisions of this Agreement:

(a)

the Tranche A Lenders agree to make available to the Borrower a loan in relation to Tranche A in five (5) Advances not exceeding, in aggregate, the Total Tranche A Commitments intended to be applied as follows:

(i)	in reimbursement to the Borrower or in payment to the Builder, up to the Eligible Amount, of all or part of eighty per cent. (80%) of the Final Contract Price;
(ii)	in reimbursement to the Borrower of the amount of the First Instalment of the SACE Premium paid by it to SACE in accordance with paragraph (a) of Clause ~~8.1~~ 9.1 (SACE Premium); and
(iii)	in payment to SACE of the amount of the Second Instalment of the SACE Premium payable by the Borrower to SACE in accordance with paragraph (b) of Clause ~~8.1~~ 9.1 (SACE Premium);
(b)

the Tranche B Lenders agree to make available to the Borrower a loan in relation to Tranche B in four (4) Advances not exceeding, in aggregate, the Total Tranche B Commitments intended to be applied as follows:

(i)

in reimbursement to the Borrower or in payment to the Builder (as set out in the relevant Drawdown Notice) up to the Upsize Allowance Eligible Amount, of all or part of eighty per cent. (80%) of the Upsize Allowance Price; and

(ii)	in reimbursement to the Borrower or in payment to SACE of the amount of the Tranche B Premium payable by the Borrower to SACE in accordance with paragraph (a)(i) of Clause 8.6 (Tranche B Premium);
(iii)	in payment to SACE of the amount of the Tranche B Premium payable by the Borrower to SACE in accordance with paragraph (a)(ii) of Clause ~~8.6~~ 9.6 (Tranche B Premium).
(c)

the Tranche C Lenders agree to make available to the Borrower a loan in relation to Tranche C in one (1) Advance not exceeding the Total Tranche C Commitments intended to be applied in payment to SACE of the amount of the second instalment of the Additional SACE Premium which may be payable by the Borrower to SACE in accordance with paragraph (a)(ii) of Clause ~~8.5~~ 9.5 (Additional SACE Premium).

2.2	Lenders' participations in Loan

Subject to the other provisions of this Agreement:

(a)	each Tranche A Lender shall participate in each Advance under Tranche A in the proportion which, as at the relevant Drawdown Date, its Tranche A Commitment bears to the Total Tranche A Commitments;
(b)

each Tranche B Lender shall participate in each Advance under Tranche B in the proportion which, as at the relevant Drawdown Date, its Tranche B Commitment bears to the Total Tranche B Commitments; and

(c)	each Tranche C Lender shall participate in the Advance under Tranche C in the proportion which, as at the relevant Drawdown Date, its Tranche C Commitment bears to the Total Tranche C Commitments.

2.3	Purpose of Loan

The Borrower undertakes with each Secured Party to use:

(a)	each Advance under Tranche A only to pay for:
(i)	goods and services of Italian origin incorporated in the design, construction or delivery of the Ship;
(ii)

subject to the limits and conditions fixed by the Italian Authorities, goods and services incorporated in the design, construction or delivery of the Ship and originating from countries other than Italy where the provision of such goods or services has been sub-contracted by the Builder and therefore remains the Builder's responsibility under the Shipbuilding Contract;

(iii)	reimbursement to the Borrower of all or part of eighty per cent. (80%) of the First Shipbuilding Contract Instalment;
(iv)	reimbursement to the Borrower of the First Instalment of the SACE Premium paid by the Borrower direct to SACE in accordance with paragraph (a) of Clause ~~8.1~~ 9.1 (SACE Premium); and
(v)	the Second Instalment of the SACE Premium payable in accordance with paragraph (b) of Clause ~~8.1~~ 9.1 (SACE Premium);
(b)	each Advance under Tranche B only to pay:
(i)	for goods and services in relation to the Upsize Allowance; and
(ii)

subject to the limits and conditions fixed by the Italian Authorities, goods and services incorporated in the design, construction or delivery of the Ship and originating from countries other than Italy where the provision of such goods or services has been sub-contracted by the Builder and therefore remains the Builder's responsibility under the Shipbuilding Contract;

provided that the first Advance under Tranche B shall also be used to pay 100% of the Tranche B Premium, payable in accordance with paragraph (a) of Clause ~~8.6~~ 9.6 (Tranche B Premium); and

(c)	the Advance under Tranche C only to pay for the second instalment of the Additional SACE Premium which may be payable in accordance with paragraph (a)(ii) of Clause ~~8.5~~ 9.5 (Additional SACE Premium).
2.4	Creditor Parties' rights and obligations
(a)

The obligations of each Creditor Party under the Finance Documents are several.  Failure by a Creditor Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Creditor Party is responsible for the obligations of any other Creditor Party under the Finance Documents.

(b)

The rights of each Creditor Party and SACE under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Creditor Party and SACE from an Obligor shall be a separate and independent debt.

(c)	A Creditor Party and SACE may not, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
(d)

Notwithstanding any other provision of the Finance Documents and subject to the prior written consent of SACE, a Creditor Party may separately sue for any Unpaid Sum due to it without the consent of any other Creditor Party or joining any other Creditor Party to the relevant proceedings (it being understood that a Creditor Party may file a claim noting the amounts due to it in the event insolvency proceedings are commenced against the Borrower by a third party).

2.5	Monitoring

No Creditor Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

2.6	Obligations of Lenders several

The obligations of the Lenders under this Agreement are several; and a failure of a Lender to perform its obligations under this Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor
(b)	any Obligor or any other Lender being discharged (in whole or in part) from its obligations under any Finance Document,

and in no circumstances shall a Lender have any responsibility for a failure of another Lender to perform its obligations under this Agreement or any other Finance Document.

3	Conditions Precedent
3.1	General

The Borrower may only draw an Advance under a Tranche when the following conditions have been fulfilled to the satisfaction of the Agent and provided no Event of Default shall have occurred and remains unremedied or is likely to occur as a consequence of the drawing of the Advance:

3.2	No later than the date of the Original Facility Agreement

The Agent shall have received no later than the date of the Original Facility Agreement:

(a)

an opinion from legal counsel acceptable to the Secured Parties as to the laws of the state of Bermuda in form and substance satisfactory to the Agent and the Secured Parties, together with the company documentation of the Bermudian Obligors supporting the opinion, including but without limitation the Memorandum of Association and By-laws as filed with the competent authorities and a certificate of a competent officer or manager of each of the Bermudian Obligors containing specimen signatures of the persons authorised to sign the documents on behalf of each of the Bermudian Obligors, including, without limitation:

(i)	the Bermudian Obligors have been duly formed and are validly existing as companies under the laws of Bermuda;

(ii)	the Finance Documents to which each Bermudian Obligor is a party to fall within the scope of the Bermudian Obligors' purpose as defined by their Memoranda of Association and By-laws;
(iii)	each Bermudian Obligor's representatives were at the date of the Original Facility Agreement fully empowered to sign the Finance Documents to which it is a party;
(iv)

either all administrative requirements applicable to the Bermudian Obligors (whether in Bermuda or elsewhere), concerning the transfer of funds abroad and acquisitions of Dollars to meet their obligations hereunder have been complied with, or that there are no such requirements;

(v)	no withholding tax or stamp duty implications arise by virtue of the Bermudian Obligors entering into the Finance Documents to which they are a party respectively;
(vi)

a judgment of an English Court in relation to this Agreement and any relevant Finance Documents to which each Bermudian Obligor is a party will be recognised by and acknowledged by the Courts in Bermuda; and

(vii)	the Finance Documents to which each Bermudian Obligor is a party constitute the legal, valid and binding obligations of that Bermudian Obligor enforceable in accordance with its terms,

and containing such qualifications and assumptions as are standard for opinions of this type;

(b)

an opinion from legal counsel to the Secured Parties as to English law in form and substance satisfactory to the Agent and the Secured Parties in respect of the validity and enforceability of the Original Facility Agreement and the Original Guarantee;

(c)

an opinion from legal counsel to the Secured Parties as to Bermudian law in form and substance satisfactory to the Agent and the Secured Parties in respect of the validity and enforceability of the Shares Security Deed;

(d)	a Certified Copy of the executed Shipbuilding Contract;
(e)

such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by the Borrower and the Builder of the Shipbuilding Contract and of all documents to be executed by the Borrower and the Builder;

(f)

a confirmation from EC3 Services Limited of The St Botolph Building, 138 Houndsditch, London EC3A 7AR that it will act for the Borrower and the Guarantor as agent for service of process in England in respect of the Original Facility Agreement and any other Finance Document;

(g)	duly executed originals of the Original Guarantee and the Shares Security Deed and of each document to be submitted pursuant to it;
(h)

such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or SACE) or any Lender or SACE (for itself) in order for the Agent and such Lender or SACE to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents;

(i)	payment of [*] per cent. ([*]%) of the Joint Mandated Lead Arranger structuring fee payable in accordance with paragraph (a)(i) of Clause ~~9~~ 10 (Fees);
(j)	payment of the initial portion of the Agent Structuring Fee (as defined in the Fee Letter), payable in accordance with terms of the Fee Letter; and
(k)	an agreed form version of the Italian law tax opinion from legal counsel to the Creditor Parties in respect of the tax treatment of payments under the SACE Insurance Policy.
3.3	No later than forty-five (45) days before the first Drawdown Date under Tranche A

The Agent shall have received from the Borrower no later than forty-five (45) days before the first Drawdown Date under Tranche A (and on each subsequent date on which a Compliance Certificate is to be received by the Security Trustee pursuant to clause 11.3(c) of the Original Guarantee) a duly completed Compliance Certificate from the Guarantor.

3.4	No later than [*] ([*]) days before the first Drawdown Date under Tranche A

The Agent shall have received from the Borrower no later than [*] ([*]) days before the first Drawdown Date under Tranche A:

(a)

a notification, signed by a duly authorised signatory of the Borrower, specifying which of the Fixed Interest Rate or the Floating Interest Rate shall be applicable to all Advances until the date of payment of the final repayment instalment of the Loan in accordance with the provisions of Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate);

(b)

the SACE Insurance Policy documentation relating to the transaction contemplated by this Agreement issued on terms whereby the SACE Insurance Policy will enter into full force and effect upon fulfilment of the conditions specified therein to be fulfilled on or before the first Drawdown Date; and

(c)	a certified true copy bank statement evidencing receipt by the Builder of the First Shipbuilding Contract Instalment (as described in Recital (B)).
3.5	No later than five (5) Business Days before each Drawdown Date under any Tranche

The Agent shall have received no later than five (5) Business Days before each Drawdown Date under any Tranche a Drawdown Notice from the Borrower, signed by a duly authorised signatory of the Borrower, specifying the amount of the Advance to be drawn down.

3.6	No later than five (5) Business Days before the First Drawdown Date under Tranche A

The Agent shall have received no later than five (5) Business Days before the first Drawdown Date under Tranche A:

(a)	an agreed form version of the Pre-delivery Security and of each document to be issued pursuant to it;
(b)

an agreed form version of the opinion to be issued by legal counsel to the Secured Parties as to English law in form and substance satisfactory to the Agent and the Secured Parties in respect of the validity and enforceability of the Pre-delivery Security;

(c)

an agreed form version of the opinion to be issued by legal counsel to the Secured Parties as to Bermuda law in form and substance satisfactory to the Agent and the Secured Parties in respect of the Borrower's execution of the Pre-delivery Security;

(d)	an original of the SACE Insurance Policy;
(e)	evidence that the First Instalment has been paid;
(f)	an agreed form version of the Interest Make-Up Agreement relative to the Loan;
(g)

an agreed form version of the opinion to be issued by legal counsel to the Creditor Parties as to Italian law in form and substance satisfactory to the Agent and the Secured Parties in respect of SACE's issuance of the SACE Insurance Policy and compliance with the principles governing the eligibility of credit risk mitigation techniques as per Article 194, paragraph 1, of the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013;

(h)	if applicable, an agreed form version of the Subordinated Debt Security; and
(i)

the agreed form version of any opinions to be issued by legal counsel to the Secured Parties relating to the due execution, validity and enforceability of the Subordinated Debt Security (if applicable), in form and substance satisfactory to the Agent and the Secured Parties.

3.7	No later than the First Drawdown Date under Tranche A

The Agent shall have received no later than the first Drawdown Date under Tranche A:

(a)	a duly executed original of the Pre-delivery Security (excluding any Account Pledge) and of each document to be issued pursuant to it;
(b)

an opinion from legal counsel to the Secured Parties as to English law in form and substance satisfactory to the Agent and the Secured Parties in respect of the validity and enforceability of the Pre-delivery Security (excluding any Account Pledge);

(c)

an opinion from legal counsel to the Secured Parties as to Bermuda law in form and substance satisfactory to the Agent and the Secured Parties in respect of the Borrower's execution of the Pre-delivery Security (excluding any Account Pledge);

(d)	an original of the Interest Make-Up Agreement relative to the Loan and in full force and effect;
(e)

an opinion from legal counsel to the Creditor Parties as to Italian law in form and substance satisfactory to the Agent and the Secured Parties in respect of SACE's issuance of the SACE Insurance Policy and compliance with the principles governing the eligibility of credit risk mitigation techniques as per Article 194, paragraph 1, of the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013; and

(f)	an Italian law tax opinion from legal counsel to the Creditor Parties in respect of the tax treatment of payments under the SACE Insurance Policy.
3.8	No later than the First Drawdown Date under Tranche B

The Agent shall have received, no later than the first Drawdown Date under Tranche B:

(a)	a duly executed original of the Supplemental Pre-delivery Security and of each document to be issued pursuant to it;
(b)	a duly executed original of the relevant addendum to the Interest Make-Up Agreement;
(c)	a duly executed original of the relevant addendum to the SACE Insurance Policy;
(d)	a copy of the Seventh Addendum and any other relevant addendum to the Shipbuilding Contract;
(e)

an opinion from legal counsel to the Secured Parties as to English law in form and substance satisfactory to the Agent and the Secured Parties in respect of the validity and enforceability of the Supplemental Pre-delivery Security;

(f)

an opinion from legal counsel to the Secured Parties as to Bermuda law in form and substance satisfactory to the Agent and the Secured Parties in respect of the Borrower's execution of the Supplemental Pre-delivery Security; and

(g)	A legal opinion of Watson Farley & Williams LLP, legal advisers to the Agent (acting on behalf of the Lenders) and SACE in Italy, substantially in the form and substance satisfactory to the Lenders.
3.9	No later than the Drawdown Date in respect of each Advance under Tranche A other than first Advance under Tranche A and the Delivery Advance under Tranche A

The Agent shall have received no later than the Drawdown Date in respect of each Advance under Tranche A other than in respect of the first Advance under Tranche A and the Delivery Advance under Tranche A, a copy of the class milestone certificate in respect of the instalment due under the Shipbuilding Contract to which the Advance relates issued by the classification society.

3.10	No later than the Drawdown Date in respect of each Advance under Tranche A and Tranche B other than the Delivery Advance under Tranche A and Tranche B

The Agent shall have received no later than the Drawdown Date in respect of each Advance under Tranche A and Tranche B, other than the Delivery Advance under Tranche A and Tranche B:

(i)

a Certified Copy of any executed Refund Guarantee in respect of such Advance and of the power of attorney (or other form of authority) and related corporate authorities pursuant to which such Refund Guarantee was signed;

(ii)	as regards any previous Advance, in the event the Refund Guarantee issued in respect of such previous Advance cannot be renewed or extended:
(A)	evidence that an Acceptable Deposit has accordingly been transferred to the Account pursuant to the terms of the Shipbuilding Contract; and
(B)

unless satisfied for any previous Advance, (x) a certified copy of the executed Account Pledge in respect of the Acceptable Deposit, granted by the Borrower in favour of the Security Trustee, the Joint Mandated Lead Arrangers, the

Agent, the SACE Agent and the Lenders (as defined therein), (y) a certified copy of the power of attorney (or other form of authority) and related corporate authorities pursuant to which such Account Pledge was signed and (z) any usual standard form opinions from legal counsel to the Secured Parties required by the Secured Parties in respect of the execution and/or the validity and enforceability of the Account Pledge;

(iii)	a copy of the relevant invoice from the Builder in respect of the instalment under the Shipbuilding Contract to which the Advance relates;
(iv)

written confirmation from the SACE Agent that there is no outstanding notice from SACE which terminates, cancels or repudiates, withdraws or suspends the SACE Insurance Policy or states that the SACE Insurance Policy is not effective or not guaranteed by the Republic of Italy;

(v)

(A)

in relation to Tranche A, save for the First Shipbuilding Contract Instalment (in respect of which the Builder shall have received from the Borrower an amount equal to one hundred per cent (100%) of such instalment and the Agent shall have received a certified true copy bank statement evidencing receipt by the Builder of the First Shipbuilding Contract Instalment in accordance with Clause 3.4 (No later than [*] ([*]) days before the first Drawdown Date)), confirmation in writing from the Builder that it has received from the Borrower an amount equal to twenty per cent. (20%) of the relevant instalment due under the Shipbuilding Contract to which the Advance relates;

(B)

in relation to Tranche B (save for an instalment in respect of which the Builder shall have received from the Borrower an amount equal to one hundred per cent (100%) of such instalment and the Agent shall have received a certified true copy bank statement evidencing receipt by the Builder of such full amount and of which 80% shall be reimbursed to the Borrower pursuant to the relevant Advance), confirmation in writing from the Builder that it has received from the Borrower an amount equal to twenty per cent. (20%) of the relevant instalment due under the Shipbuilding Contract to which the Advance relates;

(vi)	a copy of a duly executed Qualifying Certificate;
(vii)	a certificate confirming that:
(A)	the Shipbuilding Contract continues to be in full force and effect; and,
(B)

in relation to each instalment under a Pre-Delivery Contract, the proposed Refund Guarantee in respect of such instalment is or is to be provided by a Refund Guarantor who is not subject to an RG Downgrade Event; and

(C)

in relation to any previous instalment under a Pre-Delivery Contract, in respect of which the issued Refund Guarantee cannot be renewed or extended and an Acceptable Deposit has accordingly been transferred to the Account pursuant to the terms of the Shipbuilding Contract, the Account Pledge continues to be in full force and effect;

(viii)	a certificate of confirmation confirming that:
(A)	no default or mandatory prepayment event pursuant to Clause ~~16~~ 17 (Cancellation, Prepayment and Mandatory Prepayment) is continuing or would result from the proposed Advance;
(B)

the repeating representations and, in relation to the first Advance and first Drawdown Notice, all of the other representations set out in Clause ~~11~~ 12 (Representations and Warranties) (except the representations to be made on the Delivery Date pursuant to paragraph (b) of Clause ~~11.1~~ 12.1 (Timing and repetition)) are true;

(ix)

a certificate of confirmation attaching an original or a certified copy of each of the SACE Required Documents and the Agent shall be satisfied that the SACE Required Documents on their face appear properly completed and comply with the requirements of this Agreement and the requirements of the SACE Insurance Policy;

(x)	if applicable, a duly executed original of the Subordinated Debt Security; and
(xi)

any opinions from legal counsel to the Secured Parties relating to the due execution, validity and enforceability of the Subordinated Debt Security (if applicable), in form and substance satisfactory to the Agent and the Secured Parties.

3.11	No later than four (4) years before the Intended Delivery Date

The Agent shall have received no later than four (4) years before the Intended Delivery Date, payment of the remaining [*] per cent. ([*]%) of the Joint Mandated Lead Arranger structuring fee payable in accordance with paragraph (a)(ii) of Clause ~~9~~ 10 (Fees).

3.12	No later than ninety (90) days before the Intended Delivery Date

The Agent shall have received no later than ninety (90) days before the Intended Delivery Date:

(a)	notification from the Borrower of its chosen Maritime Registry; and
(b)	notification of the Approved Manager.
3.13	No later than sixty (60) days before the Intended Delivery Date

The Agent shall have received from the Borrower no later than sixty (60) days before the Intended Delivery Date:

(a)	notification of the Intended Delivery Date;
(b)	a notice from the Borrower as described in paragraph (a) of Clause ~~8.4~~ 9.4 (Refund) and in paragraph (f) of Clause ~~8.6~~ 9.6 (Tranche B Premium); and
(c)

a Bermudian tax opinion from legal counsel to the Secured Parties in respect of the tax treatment of the entry by the Bermudian incorporated Borrower into this Agreement and the other Finance Documents substantially in the form notified to the Borrower on or around the date of this Agreement and updated to reflect any changes in law.

3.14	No later than fifteen (15) Business Days before the Intended Delivery Date

The Agent shall have received no later than fifteen (15) Business Days before the Intended Delivery Date insurance documents in form and substance satisfactory to the Lenders confirming that the Insurances have been effected and will be in full force and effect on the Delivery Date.

3.15	No later than five (5) Business Days before the Intended Delivery Date

The Agent shall have received no later than five (5) Business Days before the Intended Delivery Date:

(a)

a Certified Copy of any amendments to the Shipbuilding Contract which are not Minor Modifications arising in the general day to day construction period for a vessel of the type of the Ship and of the power of attorney pursuant to which the authorised signatory of the Borrower signed the relevant Drawdown Notice and a specimen of his signature; and

(b)	a final confirmation of the Intended Delivery Date signed by a duly authorised signatory of the Borrower, and counter-signed by a duly authorised signatory of the Builder.
3.16	No later than the Delivery Date
(a)	In respect of the Advance to be made available by the Tranche A Lenders on the Delivery Date, the Agent shall have received no later than the Delivery Date:
(i)	if applicable, a duly executed original of the Subordinated Debt Security;
(ii)

any opinions from legal counsel to the Secured Parties relating to the due execution, validity and enforceability of the Subordinated Debt Security, in form and substance satisfactory to the Agent and the Secured Parties;

(iii)	evidence of payment to and receipt by the Builder of any other part of the Final Contract Price as at the Delivery Date not being financed hereunder;
(iv)	payment of the remaining portion of the Agent Structuring Fee (as defined in the Fee Letter), payable in accordance with terms of the Fee Letter;
(v)	evidence of payment of all amounts which are due and payable hereunder by the Borrower on or prior to the Delivery Date;
(vi)

a certificate from the Borrower, signed by an authorised representative of the Borrower, confirming that the representations and warranties contained in Clause ~~11~~ 12 (Representations and Warranties) are true and correct as of the Delivery Date in consideration of the facts and circumstances existing as of the Delivery Date;

(vii)	a certificate of confirmation confirming that:
(A)	the Shipbuilding Contract continues to be in full force and effect;
(B)	no default or mandatory prepayment event pursuant to Clause ~~16~~ 17 (Cancellation, Prepayment and Mandatory Prepayment) is continuing or would result from the Delivery Advances;
(C)	the repeating representations as set out in Clause ~~11~~ 12 (Representations and Warranties) are true; and

(D)	the representations to be made on the Delivery Date pursuant to Clause ~~11.3~~ 12.3 (Representations on the Delivery Date) are true;
(viii)

an original or a certified copy of each of the SACE Required Documents and the Agent shall be satisfied that the SACE Required Documents on their face appear properly completed and comply with the requirements of this Agreement and the requirements of the SACE Insurance Policy;

(b)	In respect of the Advance to be made available by the Tranche B Lenders on Delivery Date, the Agent shall have received no later than the Delivery Date:
(i)	a copy of the relevant invoice from the Builder in respect of the Upsize Allowance to which such Advance relates;
(ii)	the documents, evidence or confirmations, as relevant, set out in paragraphs (a)(i), (a)(v)(v), (a)(vi), (a)(vii) and (a)(viii) of this Clause 3.16 (No later than the Delivery Date) and
(iii)	evidence of payment to and receipt by the Builder of any other part of the Upsize Allowance Price as at the Delivery Date not being financed hereunder;
(c)

If applicable, in respect of the Advance to be made available by the Tranche C Lenders on Delivery Date, the Agent shall have received no later than the Delivery Date the documents, evidence or confirmations, as relevant, set out in paragraphs (a)(i), (a)(v), (a)(vi) and (a)(vii) of this Clause 3.16 (No later than the Delivery Date), provided always that, in relation to paragraphs (a), (b) and (c) above, the obligations of the relevant Lenders to make such Advance under each of Tranche A, Tranche B and Tranche C, as applicable, available on the Delivery Date are subject to the Lenders remaining satisfied that each of the SACE Insurance Policy and the Interest Make-Up Agreement will cover the Loan following such Advances and delivery to the Agent of the documents listed in Schedule 3 (Documents to be produced by the Builder to the Agent on Delivery).

3.17	At Delivery

Immediately prior to the delivery of the Ship by the Builder to the Borrower, the Agent shall have received:

(a)	evidence that immediately following delivery:
(i)	the Ship will be registered in the name of the Borrower in the Maritime Registry;
(ii)

title to the Ship will be held by the Borrower free of all Security Interests other than any maritime lien in respect of crew's wages and trade debts arising out of equipment, consumable and other stores placed on board the Ship prior to or concurrently with delivery, none of which is overdue;

(iii)

the Mortgage will be duly registered in the Maritime Registry and constitutes a first priority security interest over the Ship and that all taxes and fees payable to the Maritime Registry in respect of the Ship have been paid in full; and

(iv)	the opinions mentioned in paragraphs (b) and (c) of Clause 3.18 (Immediately following Delivery), in draft form immediately prior to the delivery of the Ship, and the documents mentioned in paragraph (e) of Clause 3.18 (Immediately following Delivery) will be issued to and received by the Agent;

(b)

a Certified Copy of a classification certificate (or interim classification certificate) showing the Ship to be classed in accordance with paragraph (c) of Clause ~~11.3~~ 12.3 (Representations on the Delivery Date).

(c)

duly executed originals of the General Assignment, any Approved Manager's Undertaking and the Post-Delivery Assignment together with relevant notices of assignment and the acknowledgement of the notice of assignment to be issued pursuant to the General Assignment and the Post-Delivery Assignment;

(d)

a Certified Copy of any executed Management Agreement, any bareboat charter and any related security pursuant to paragraph (b) of Clause ~~13.1~~ 14.1 (Pooling of earnings and charters) (if applicable) and any time charterparty in respect of the Ship;

(e)

a Certified Copy of any current certificate of financial responsibility in respect of the Ship issued under OPA, a valid Safety Management Certificate (or interim Safety Management Certificate) issued to the Ship in respect of its management by the Approved Manager pursuant to the ISM Code, a valid Document of Compliance (or interim Document of Compliance) issued to the Approved Manager in respect of ships of the same type as the Ship pursuant to the ISM Code, a valid International Ship Security Certificate issued to the Ship in accordance with the ISPS Code and a valid IAPPC issued to the Ship in accordance with Annex VI and, if entered into, any carrier initiative agreement with the United States' Customs and Border Protection under the Customs-Trade Partnership Against Terrorism (C-TPAT) programme along with any other documents required under the ISM Code and the ISPS Code;

(f)

a Certified Copy of the power of attorney pursuant to which the authorised signatory(ies) of the Borrower signed the documents referred to in this Clause 3.17 (At Delivery) and to which the Borrower is a party and a specimen of his or their signature(s); and

(g)

a confirmation from Hannaford Turner LLP, currently of 107 Cheapside, London UK, EC2V 6DN, (or any replacement process agent satisfactory to the Agent acting reasonably) that it will act for each of the relevant Obligors as agent for service of process in England in respect of the deed of covenants constituting part of the Mortgage (if applicable), the General Assignment and the Post-Delivery Assignment.

3.18	Immediately following Delivery

Immediately following the delivery of the Ship by the Builder to the Borrower, the Agent shall receive:

(a)	a duly executed original of the Mortgage;
(b)	an opinion from legal counsel acceptable to the Secured Parties as to the law of the Maritime Registry in form and substance satisfactory to the Agent and the Secured Parties confirming:
(i)	the valid registration of the Ship in the Maritime Registry; and
(ii)	the Mortgage over the Ship is a first priority security and has been validly registered in the Maritime Registry;

(c)

an opinion from legal counsel to the Secured Parties as to English law in form and substance satisfactory to the Agent and the Secured Parties in respect of the validity and enforceability of the deed of covenants constituting part of the Mortgage (if applicable), the General Assignment, the Post-Delivery Assignment and any other relevant security document entered into at delivery;

(d)

an opinion from legal counsel acceptable to the Secured Parties as to the laws of the state of Bermuda in form and substance satisfactory to the Agent and the Secured Parties together with the company documentation of the Borrower and a certificate of a competent officer or manager of the Borrower containing specimen signatures of the persons authorised to sign the documents on behalf of the Borrower, confirming that, without limitation:

(i)

the Mortgage, the deed of covenants constituting part of the Mortgage, the General Assignment, the Post-Delivery Assignment and the bareboat charter (if applicable) fall within the scope of the Borrower's company purpose as defined by its Memorandum of Association and By-laws and are binding on it; and

(ii)

the Borrower's representatives are fully empowered to sign the Protocol of Delivery and Acceptance, the Mortgage, the deed of covenants constituting part of the Mortgage, the General Assignment, the Post-Delivery Assignment and the bareboat charter (if applicable) and any related security pursuant to paragraph (b) of Clause ~~13.1~~ 14.1 (Pooling of earnings and charters); and

(e)	the documents listed in Schedule 3 (Documents to be produced by the Builder to the Agent on Delivery).
3.19	Notification of satisfaction of conditions precedent

The Agent shall notify the Tranche A Lenders, the Tranche B Lenders, the Tranche C Lenders, SACE and SIMEST, as applicable, promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in this Clause 3 (Conditions Precedent).

3.20	Waiver of conditions precedent

If the Majority Lenders, at their discretion, subject to the prior written consent of SACE, permit an Advance under a Tranche to be borrowed before any of the conditions precedent referred to in Clause 3 (Conditions Precedent) has been satisfied, the Borrower shall ensure that that condition is satisfied within five (5) Business Days after the date (as specified in the relevant part of Clause 3 (Conditions Precedent)) or such later date as the Agent may agree in writing with the Borrower.

3.21	Changes to SACE's or SIMEST's requirements
(a)

If SACE or SIMEST notifies the Agent in writing of a change of the SACE Insurance Policy or the Interest Make-Up Agreement (as applicable), or gives instructions to the SACE Agent with the effect that, in the opinion of the Agent, this Agreement or certain documents which the Borrower is or may be required to provide for the purpose of drawing an Advance under this Agreement shall be amended to comply with such change or instructions, then the SACE Agent shall promptly notify the Borrower of such a change in SACE's or SIMEST's requirements (as applicable) and of the relevant amendments to be made to this Agreement or any such documents as the Agent considers appropriate.

(b)	If the Agent notifies the Borrower of any proposed changes to this Agreement under paragraph (a) above, and provided that:
(i)	all the Lenders and the Borrower agree with such changes; and
(ii)	the Borrower indemnifies and holds harmless the Agent and the Lenders for any reasonable costs that it may incur arising from or in connection with any such amendments (including legal fees),

then such changes will be made to this Agreement in accordance with the terms hereof.

(c)

If, in the opinion of the Lenders, there are any provisions of this Agreement that contradict or conflict with any provision of the SACE Insurance Policy or the Interest Make-Up Agreement (as applicable), such that compliance by any Creditor Party with the terms of the SACE Insurance Policy or the Interest Make-Up Agreement (as applicable) may result in a breach by such Creditor Party of the any of the terms of this Agreement or to an extent that the same may have the effect of rendering all or any part of the SACE Insurance Policy or the Interest Make-Up Agreement (as applicable) void, voidable or otherwise not in full force and effect, the Borrower agrees that any relevant terms of this Agreement will be amended to the extent agreed in writing between the Borrower and the Agent to ensure compliance with the terms of the SACE Insurance Policy or the Interest Make-Up Agreement (as applicable).

3.22	No claim against the Creditor Parties

The Borrower agrees that the Creditor Parties may act on the instructions of the Italian Authorities in relation to this Agreement.

3.23	Examination and reliance on documents by the Agent
(a)

The Agent shall ensure that an officer or employee or other person designated by it as its authorised representative is present at the Builder on the Delivery Date for the purpose of examining originals (or certified copies) of the SACE Required Documents duly signed by the parties thereto and collecting copies thereof (which copies shall be certified as true copies by an authorised signatory of the Builder and/or the Borrower, as applicable).

(b)

The Agent shall be entitled (but not obliged) to rely and act upon any documentation or information provided under this Clause 3 (Conditions Precedent), which appears on its face to have been duly completed.

(c)

The Agent's responsibility to the Borrower and the Lenders for the examination of any Drawdown Notice, and, when applicable, the documents provided by any person other than the Borrower in connection with each Drawdown Notice, shall be limited to the examination of their apparent compliance with the terms and conditions thereof in accordance with Articles 14 (Standard of examination of documents) and 34 (Disclaimer on effectiveness of documents) of the "Uniform Customs and Practice for Documentary Credits" (currently publication number 600 of the International Chamber of Commerce, latest edition) (except that no time limit for examination of documents shall apply).

(d)

The Agent and the Lenders shall not be obliged to enquire as to, or be responsible for, the validity, truthfulness and genuineness and (where the relevant document is a conformed copy) conformity to the original of any Drawdown Notice or any other document which appears on its face to be in order, or of any signatures thereon or any of the statements set out therein and shall be entitled to rely on the accuracy of any such statements.

(e)	In case of any discrepancy in any such documents, the Agent shall notify the Borrower in writing thereof and shall request its approval of such discrepancy in writing.

The Agent and the Lenders shall not be responsible for any delay in making available any Advances resulting from any requirement for the delivery of further information or documents reasonably required by the Agent for the relevant conditions precedent in this Agreement to be satisfied.

4	Drawdown
4.1	Borrower's irrevocable payment instructions
(a)

The Tranche A Lenders shall not be obliged to fulfil their obligation to make an Advance available under Tranche A other than (i) by reimbursing the Borrower or by paying the Builder all or part of eighty per cent. (80%) of the Final Contract Price on behalf of and in the name of the Borrower, (ii) by reimbursing the Borrower for the First Instalment of the SACE Premium which is to be paid by the Borrower to SACE on the earlier of (A) the date falling 30 days after the issuance of the SACE Insurance Policy and (B) the date falling 6 months after the date of SACE's board approval and (iii) by payment to SACE of the Second Instalment of the SACE Premium payable on the first Drawdown Date under Tranche A.

(b)	The Tranche B Lenders shall not be obliged to fulfil their obligation to make an Advance available under Tranche B other than:
(i)

by reimbursing the Borrower or by paying the Builder (as set out in the relevant Drawdown Notice) all or part of eighty per cent. (80%) of the Upsize Allowance Price on behalf of and in the name of the Borrower; and

(ii)

(A)	by reimbursing to the Borrower or by paying SACE, as applicable, the amount of the Tranche B Premium referred to in paragraph (a)(i) of Clause 8.6 (Tranche B Premium); and
(B)	by paying SACE the amount of the Tranche B Premium referred to in paragraph (a)(ii) of Clause 8.6 (Tranche B Premium),

such amounts of the Tranche B Premium to be paid by the Borrower to SACE in accordance with paragraph (a) of Clause 8.6 (Tranche B Premium).

(c)

The Tranche C Lenders shall not be obliged to fulfil their obligation to make an Advance available under Tranche C other than by payment to SACE of the second instalment of the Additional SACE Premium which is to be paid by the Borrower to SACE in accordance with paragraph (a)(ii) of Clause ~~8.5~~ 9.5 (Additional SACE Premium).

(d)	The Borrower hereby instructs the Tranche A Lenders in accordance with this Clause 4.1 (Borrower's irrevocable payment instructions) and in accordance with Schedule 6 (Drawdown Schedules):
(i)

to reimburse to the Borrower and to pay to the Builder, up to the Eligible Amount, all or part of eighty per cent. (80%) of the Final Contract Price in five (5) Advances in accordance with Schedule 6 (Drawdown Schedules);

(ii)

to reimburse the Borrower on the first Drawdown Date under Tranche A the amount of the First Instalment of the SACE Premium to be paid by the Borrower to SACE on the earlier of (i) the date falling 30 days after the issuance of the SACE Insurance Policy and (ii) 16 June 2017, being the date falling 6 months after the date of SACE's board approval; and

(iii)

to pay to the Agent on behalf of the Tranche A Lenders for onward payment to SACE (such payment to SACE to be made for value on the first Drawdown Date under Tranche A), by drawing under this Agreement, the amount of the Second Instalment of the SACE Premium.

(e)	The Borrower hereby instructs the Tranche B Lenders in accordance with this Clause 4.1 (Borrower's irrevocable payment instructions) and in accordance with Schedule 6 (Drawdown Schedules) to:
(i)

reimburse to the Borrower or pay to the Builder in accordance with the relevant Drawdown Notice, up to the Upsize Allowance Eligible Amount, all or part of eighty per cent. (80%) of the Upsize Allowance Price in four (4) Advances in accordance with Schedule 6 (Drawdown Schedules); and

(ii)	pay to the Agent on behalf of the Tranche B Lenders:
(A)

for reimbursement to the Borrower or for onward payment to SACE (such reimbursement to the Borrower or payment to SACE, as applicable, to be made for value on the first Drawdown Date under Tranche B), by drawing under this Agreement, the amount of the Tranche B Premium referred to in paragraph (a)(i) of Clause 8.6 (Tranche B Premium); and

(B)

for onward payment to SACE (such payment to SACE to be made for value on the first Drawdown Date under Tranche B), by drawing under this Agreement, the amount of the Tranche B Premium referred to in paragraph (a)(ii) of Clause 8.6 (Tranche B Premium), such amounts of the Tranche B Premium to be paid by the Borrower to SACE pursuant to paragraph (a) of Clause 8.6 (Tranche B Premium).

(f)

If applicable, the Borrower hereby instructs the Tranche C Lenders in accordance with this Clause 4.1 (Borrower's irrevocable payment instructions) to pay to the Agent on behalf of the Tranche C Lenders for onward payment to SACE (such payment to SACE to be made for value on the Delivery Date), by drawing under this Agreement, the amount of the second instalment of the Additional SACE Premium to be paid by the Borrower to SACE in accordance with paragraph (a)(ii) of Clause ~~8.5~~ 9.5 (Additional SACE Premium).

(g)

Payment to the Builder of the amounts drawn under paragraph (d)(i) of this Clause 4.1 (Borrower's irrevocable payment instructions) above shall be made on the relevant Drawdown Date during usual banking hours in Italy to the Builder's account as specified by the Builder in accordance with the Shipbuilding Contract and, in respect of the Delivery Advance under Tranche A, after receipt and verification by the Agent of the documents provided under Schedule 3 (Documents to be produced by the Builder to the Agent on Delivery).

(h)

Reimbursement to the Borrower or payment to the Builder of the amounts drawn under paragraph (b)~~e)(i~~(i) of this Clause 4.1 (Borrower's irrevocable payment instructions) above shall be made on the relevant Drawdown Date either during usual banking hours in Italy to the

Builder's account as specified by the Builder in accordance with the Shipbuilding Contract or to the Borrower's account to be specified by the Borrower and, in respect of the Delivery Advance under Tranche B, after receipt and verification by the Agent of the documents provided under Schedule 3 (Documents to be produced by the Builder to the Agent on Delivery).

(i)	Save as contemplated in Clause 4.3 (Modification of payment terms) below, the payment instruction contained in this Clause 4.1 (Borrower's irrevocable payment instructions) is irrevocable.
4.2	Conversion Rate for Loan

The Dollar amounts to be drawn down under paragraphs ~~(a~~4.1(a), (b) and (c) of Clause 4.1 (Borrower's irrevocable payment instructions) shall be calculated by the Agent on the Conversion Rate Fixing Date in accordance with the definitions of "Eligible Amount", "Upsize Allowance Eligible Amount" and "Conversion Rate" in Clause 1.1 (Definitions).

4.3	Modification of payment terms

The Borrower expressly acknowledges that the payment terms set out in this Clause may only be modified with the agreement of the Italian Authorities, the Agent, the Security Trustee, the Lenders and the Borrower in the case of paragraphs (d)(i) and (e) (i) of Clause 4.1 (Borrower's irrevocable payment instructions) and with the agreement of the Italian Authorities, the Agent, the Lenders and the Borrower in the case of paragraphs (d)(ii), (d)(iii), (e)(ii) and (f) of Clause 4.1 (Borrower's irrevocable payment instructions); provided that it is the intention of the Borrower, the Lenders, the Security Trustee and the Agent that prior to the Conversion Rate Fixing Date agreement shall be reached with those financial institutions with whom the Borrower has entered into the FOREX Contracts (the "Counterparties") in order that the Euro payments due from the Counterparties under the FOREX Contracts shall be paid to the Agent for holding in escrow and to be released by the Agent simultaneously with (i) the payment of each Advance to the Builder denominated in Euro and (ii) the payment to the Counterparties of the Dollars due to them under the relevant FOREX Contracts out of the Dollar amount available under paragraph (d)(i) and (e)(i) of Clause 4.1 (Borrower's irrevocable payment instructions), subject to the Borrower having deposited with the Agent before each Drawdown Date, if and to the extent required, any Dollar and/or Euro amounts as may be needed to ensure the payment in full of both the balance of the relevant Advance in Euro and the Dollars owed to the Counterparties under all the relevant FOREX Contracts.

4.4	Availability and conditions
(a)

A drawing may not be made under this Agreement (and an Advance shall not be available) after the expiry of the Availability Period and any Commitment which is not utilised on the last day of the Availability Period shall then be cancelled.

(b)	Under this Agreement, there will be no more than:
(i)	five (5) Advances under Tranche A;
(ii)	four (4) Advances under Tranche B; and
(iii)	one (1) Advance under Tranche C.

(c)	The amount of the first Advance under Tranche A shall not exceed the aggregate of (i) the Dollar Equivalent of 80% of the First Shipbuilding Contract Instalment and (ii) the SACE Premium.
(d)

The amount of each Advance under Tranche A (save for the first Advance under Tranche A) shall not exceed the Dollar Equivalent of eighty per cent. (80%) of the amount of the instalment due to the Builder under the Shipbuilding Contract to which that Advance relates.

(e)

The amount of the first Advance under Tranche B shall not exceed the aggregate of (i) the Dollar Equivalent of eighty per cent. (80%) of the amount of the instalment due to the Builder under the Shipbuilding Contract to which that Advance relates and (ii) 100% of the Tranche B Premium.

(f)

The amount of each Advance under Tranche B (save for the first Advance under Tranche B) shall not exceed the Dollar Equivalent of eighty per cent. (80%) of the amount of the instalment due to the Builder under the Shipbuilding Contract to which that Advance relates.

(g)

The amount of the Advance under Tranche C shall not exceed the lower of (i) the amount calculated pursuant to the provisions of paragraph (a)(ii) of Clause ~~8.5~~ 9.5 (Additional SACE Premium) and (ii) the Total Tranche C Commitments.

(h)	The aggregate amount of:
(i)	the Tranche A Advances cannot exceed the Total Tranche A Commitments;
(ii)	the Tranche B Advances cannot exceed the Total Tranche B Commitments;
(iii)	the Tranche C Advance cannot exceed the Total Tranche C Commitments; and
(iv)	the Advances under all Tranches cannot exceed Total Commitments.
(i)	The Lenders shall not be under any obligation to lend any Advance to the Borrower if prior to that Advance any of the events specified in Article 20.2 of the Shipbuilding Contract occurs.
4.5	Notification to Lenders of receipt of a Drawdown Notice

The Agent shall promptly notify the Tranche A Lenders, the Tranche B Lenders and the Tranche C Lenders, as applicable, that it has received a Drawdown Notice in relation to a Tranche and shall inform each relevant Lender of:

(a)	the amount of the Advance and the relevant Drawdown Date;
(b)	the amount of that Lender's participation in the Advance; and
(c)	the duration of the first Interest Period.
4.6	Lenders to make available Contributions

Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date under a Tranche, make available to the Agent the amount due from that Lender under Clause 2.2 (Lenders' participations in Loan) on that Drawdown Date.

4.7	Disbursement of Advance

Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay the amounts which the Agent receives from the Lenders under Clause 4.6 (Lenders to make available Contributions) in the like funds as the Agent received the payments from the Lenders:

(a)

in the case of the amount referred to in paragraph (d)(i) of Clause 4.1 (Borrower's irrevocable payment instructions), to the account of the Builder and the Borrower which the Borrower specifies in the Drawdown Notice;

(b)	in the case of an amount referred to in paragraph (d)(ii) of Clause 4.1 (Borrower's irrevocable payment instructions) to the account of the Borrower which the Borrower shall specify;
(c)	in the case of an amount referred to in paragraph (d)(iii) of Clause 4.1 (Borrower's irrevocable payment instructions) to the account of SACE which the SACE Agent shall specify;
(d)

in the case of an amount referred to in paragraph (e)(i) of Clause 4.1 (Borrower's irrevocable payment instructions) to the account of the Builder or the Borrower which the Borrower specifies in the Drawdown Notice;

(e)

in the case of an amount referred to in paragraph (e)(ii)(A) of Clause 4.1 (Borrower's irrevocable payment instructions) to the account of the Borrower which the Borrower specifies in the Drawdown Notice or SACE which the SACE Agent shall specify;

(f)	in the case of an amount referred to in paragraph (e)(ii)(B) of Clause 4.1 (Borrower's irrevocable payment instructions) to the account of SACE which the SACE Agent shall specify; and
(g)	in the case of an amount referred to in paragraph ~~(f~~4.1(f) of Clause 4.1 (Borrower's irrevocable payment instructions) to the account of SACE which the SACE Agent shall specify.
4.8	Disbursement of Advance to third party

The payment by the Agent under Clause 4.7 (Disbursement of Advance) shall constitute the making of the Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each relevant Lender in an amount equal to that Lender's Contributions.

5	Repayment
5.1	Number of repayment instalments

The Borrower shall repay the Loan by twenty-four (24) consecutive six-monthly instalments from the earlier of (i) the Delivery Date and (ii) the date of actual disbursement of the respective delivery instalment (the "Starting Point of Repayment").

5.2	Repayment Dates

The first repayment instalment shall be repaid on the date falling six (6) months after the Starting Point of Repayment and the last repayment instalment on the date falling one hundred and forty-four (144) months after the Starting Point of Repayment, each date of payment of an instalment being a "Repayment Date".

5.3	Amount of repayment instalments

Each repayment instalment of the Loan shall be of an equal amount.

5.4	Final Repayment Date

On the final Repayment Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

6	Rate Switch
6.1	Switch to Term SOFR Reference Rate

Subject to Clause 6.2 (Delayed switch for existing LIBOR Loans), on and from the Rate Switch Date, where the Floating Interest Rate applies:

(a)	use of the Term SOFR Reference Rate will replace the use of LIBOR for the calculation of interest for the Loan or any part of the Loan; and
(b)

the Loan or any part of the Loan or Unpaid Sum shall be a "Term SOFR Loan" and paragraph (b) of the definition of Floating Interest Rate shall apply to the Loan, any such part of the Loan or Unpaid Sum.

6.2	Delayed Switch for Existing LIBOR Loans

If the Rate Switch Date falls before the last day of an Interest Period for a LIBOR Loan:

(a)

the Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall continue to be a LIBOR Loan for that Interest Period and paragraph (a) of the definition of Floating Interest Rate shall continue to apply to the Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period;

(b)

any provision of this Agreement which is expressed to relate solely to a Term SOFR Loan shall not apply in relation to the Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period; and

(c)	on and from the first day of the next Interest Period (if any) for the Loan, relevant part of the Loan or Unpaid Sum (as applicable):
(i)	the Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall be a "Term SOFR Loan"; and
(ii)	paragraph (b) of the definition of Floating Interest Rate shall apply to it.
6.3	Notifications by Agent
(1)	Subject to paragraph (b) below, following the occurrence of a Rate Switch Trigger Event, the Agent shall:
(a)	promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Borrower and the Lenders of that occurrence; and
(b)	promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Borrower and the Lenders of that date.
(2)	The Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date, notify the Borrower and the Lenders of that occurrence.

(3)

The Parties agree that the FCA Cessation Announcement constitutes a Rate Switch Trigger Event, that the Rate Switch Trigger Event Date applicable to such Rate Switch Trigger Event will be 1 July 2023 and that the Agent is not under any obligation under paragraph (1) above to notify any Party of such Rate Switch Trigger Event or Rate Switch Trigger Event Date resulting from the FCA Cessation Announcement.

(4)

For the purposes of paragraph (3) above, the "FCA Cessation Announcement" means the announcement on 5 March 2021 by the UK's Financial Conduct Authority that all LIBOR settings will, as of certain specified future dates, either cease to be provided by any administrator or no longer be representative of the market and economic reality that they are intended to measure and that such representativeness will not be restored.

7	~~6~~Interest
7.1	~~6.1~~Fixed or Floating Interest Rate

The Borrower shall provide notification, signed by a duly authorised signatory of the Borrower, to the Agent at least [*] ([*]) days before the first Drawdown Date under Tranche A specifying which of the Fixed Interest Rate or the Floating Interest Rate shall be applicable to all Advances until the date of payment of the final repayment instalment of the Loan.

7.2	~~6.2~~Fixed Interest Rate

If the Borrower has specified a Fixed Interest Rate pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate), the Loan shall bear interest in respect of each Interest Period at the Fixed Interest Rate.  Such interest shall accrue on the actual number of days elapsed based upon a 360 day year and shall be paid on the last day of each Interest Period.

7.3	~~6.3~~Floating Interest Rate

If:

(a)	the Borrower has specified a Floating Interest Rate pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate); or
(b)

the Borrower has specified a Fixed Interest Rate pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate) but thereafter for any reason whatsoever the Interest Make-Up Agreement is suspended or otherwise ceases to be in effect; or

(c)

SIMEST has requested a change of currency pursuant to the Interest Make-Up Agreement and such change of currency is not agreed by the Borrower or Lenders in accordance with Clause ~~6.15~~ 7.16 (Change of currency); or

(d)	SIMEST has failed to make a net payment of interest to the Lenders pursuant to the Interest Make-Up Agreement,

the rate of interest on the Loan in respect of any Interest Period shall be the Floating Interest Rate applicable for that Interest Period and the following provisions of this Clause 6 (Interest) shall apply (in the case of the circumstances referred to in paragraph (b) above, with effect from the date on which the Interest Make-Up Agreement ceases to be in effect, with such consequential amendments as shall be necessary to give effect to the switch from a Fixed Interest Rate to a Floating Interest Rate).

7.4	~~6.4~~Payment of Floating Interest Rate

Subject to the provisions of this Agreement, interest on the Loan~~, as applicable~~, in respect of each Interest Period shall accrue on the actual number of days elapsed based upon a 360 day year and shall be paid by the Borrower on the last day of that Interest Period.

7.5	~~6.5~~Notification of Interest Periods and Floating Interest Rate
(a)

~~The~~ Save where paragraph (d) of Clause 7.8 (Unavailability of Term SOFR) applies, the Agent shall notify the Borrower and each relevant Lender of each Floating Interest Rate and the duration of each Interest Period as soon as reasonably practicable after each is determined and no later than the Quotation Day.

(b)	In respect of any Fallback Interest Payment, the Agent shall promptly upon a Fallback Interest Payment being determinable notify:
(i)	the Borrower of that Fallback Interest Payment;
(ii)	each relevant Lender of the proportion of that Fallback Interest Payment which relates to that Lender's participation in the Loan or the relevant part of the Loan; and
(iii)	the relevant Lenders and the Borrower of each applicable Daily Simple SOFR relating to the determination of that Fallback Interest Payment.
(c)	The Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan or any part of the Loan.
(d)	This Clause 7.5 (Notification of Interest Periods and Floating Interest Rates) shall not require the Agent to make any notification to any Party on a day which is not a Business Day.
7.6	~~6.6~~Unavailability of Screen Rate before Rate Switch Date
(a)

Interpolated Screen Rate:  If no Screen Rate is available for ~~LIBOR for~~ the Interest Period of ~~the Loan or~~ any ~~part of the~~ LIBOR Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:
(i)	Dollars;
(ii)	the Interest Period of ~~the Loan or~~ any ~~part of the~~ LIBOR Loan and it is not possible to calculate the Interpolated Screen Rate,
(iii)	the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan.
(c)

Cost of funds:  If paragraph (b) above applies but no Reference Bank Rate is available for Dollars or the relevant Interest Period there shall be no LIBOR for ~~the Loan or~~ that ~~part of the~~ LIBOR Loan (as applicable) and Clause ~~6.9~~ 7.10 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

7.7	~~6.7~~Calculation of Reference Bank Rate

(a)

Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
7.8	Unavailability of Term SOFR
(a)

Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of any Term SOFR Loan, the applicable Term SOFR Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan.

(b)

Historic Term SOFR: If no Term SOFR is available for the Interest Period of any Term SOFR Loan and it is not possible to calculate the Interpolated Term SOFR, the applicable Term SOFR Reference Rate shall be the Historic Term SOFR for that Term SOFR Loan.

(c)

Interpolated Historic Term SOFR: If paragraph (b) above applies but no Historic Term SOFR is available for the Interest Period of any Term SOFR Loan, the applicable Term SOFR Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan.

(d)

Daily Simple SOFR: If, after giving effect to paragraph (c) above, no Term SOFR is available for the Interest Period of a Term SOFR Loan and it is not possible to calculate the Interpolated Historic Term SOFR, that Term SOFR Loan shall bear interest for any day of the relevant Interest Period at a rate per annum equal to the aggregate of the applicable (i) Daily Simple SOFR; (ii) Margin; and (iii) Credit Adjustment Spread.

(e)

Cost of funds: If paragraph (d) above applies but it is not possible to calculate the Daily Simple SOFR there shall be no Term SOFR Reference Rate for that Term SOFR Loan and Clause 7.10 (Cost of funds) shall apply to that Term SOFR Loan for that Interest Period.

7.9	~~6.8~~Market Disruption
(a)

~~If~~ In the case of a LIBOR Loan, if before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan in aggregate exceed 50 per cent. of the Loan or the relevant part of the Loan as appropriate) that the cost to it or each of them of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select would be in excess of LIBOR  then Clause ~~6.9 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.~~  7.10 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

(b)

In the case of a Term SOFR Loan, if before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed [*] per cent. of the Loan or the relevant part of the Loan as appropriate) that its cost of funds relating to its participation in the Loan or that part of the Loan would be in excess of the Market Disruption Rate then Clause 7.10 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

7.10	~~6.9~~Cost of funds

(a)

If this Clause ~~6.9~~ 7.10 (Cost of funds) applies, the rate of interest on the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and
(ii)

the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum ~~the cost to the relevant Lender of funding~~ its cost of funds relating to its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)

If this Clause ~~6.9~~ 7.10 (Cost of funds) applies and the Agent or the Borrower so ~~require~~requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)

Subject to Clause ~~6.10~~ 7.11 (~~Replacement of Screen Rate~~Changes to reference rates), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.
(e)	If this Clause ~~6.9~~ 7.10 (Cost of funds) applies pursuant to Clause ~~6.8~~ 7.9 (Market disruption) and:
(i)

in relation to a LIBOR Loan, a Lender's Funding Rate is less than LIBOR~~; or~~ , that Lender's cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be LIBOR.

(ii)

in relation to a Term SOFR Loan, a Lender's Funding Rate is less than the Market Disruption Rate, that Lender's cost of funds relating to its participation  in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be the Market Disruption Rate for that Term SOFR Loan.

~~(ii)~~	~~a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above,~~

~~the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.~~

(f)

If this Clause ~~6.9 (~~7.10 Cost of funds) applies but any Lender does not ~~supply a quotation~~ notify a rate to the Agent by the time specified in sub-paragraph (ii) of paragraph (a) above, the rate of interest shall be calculated on the basis of the ~~quotations of~~ rates notified by the remaining Lenders.

~~6.10~~	~~Replacement of Screen Rate~~
7.11	Changes to reference rates

~~If a Screen~~ If a Published Rate Replacement Event has occurred in relation to ~~the Screen~~ any Published Rate ~~for Dollars~~, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement ~~Benchmark~~Reference Rate; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement ~~Benchmark~~Reference Rate;
(ii)

enabling that Replacement ~~Benchmark~~ Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement ~~Benchmark~~ Reference Rate to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement ~~Benchmark~~Reference Rate;
(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement ~~Benchmark~~Reference Rate; or
(v)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement ~~Benchmark~~ Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of ~~all~~ the Majority Lenders), SACE and SIMEST (if applicable) and the Borrower.

~~(c)~~	~~If, as at 30 September 2022, this Agreement provides that the rate of interest for the Loan in Dollars is to be determined by reference to the Screen Rate for LIBOR:~~
~~(i)~~	~~a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate for Dollars; and~~
~~(ii)~~

~~the Agent (acting on the instructions of all Lenders) and the Obligors shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation to Dollars in place of that Screen Rate from and including a date no later than 30 November 2022, unless the Borrower and the Agent (acting on the instructions of all Lenders) agree to defer the date of the negotiations required under this sub-paragraph (ii) together with the date for the use of such a Replacement Benchmark, in which case such dates shall be those so agreed.~~

(a)

~~(d)~~If an amendment is required as contemplated in this Clause ~~6.10~~ 7.11 (~~Replacement of Screen Rate~~Changes to reference rates), the Obligors shall reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees and other professional expenses) incurred by each Secured Party in relation to such amendment.

(b)	In this Clause 7.11:

"Published Rate" means:

(a)	SOFR; or
(b)	Term SOFR for any Quoted Tenor.

"Published Rate Contingency Period" means, in relation to:

(c)	Term SOFR (all Quoted Tenors), ten US Government Securities Business Days; and
(d)	SOFR, ten US Government Securities Business Days.

"Published Rate Replacement Event" means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;
(b)
(i)
(A)	the administrator of the Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)

information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or
(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or
(c)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or
(d)	in the opinion of the Majority Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Replacement Reference Rate" means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under sub-paragraph (ii) above;

(b)

in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.
7.12	~~6.11~~Notice of prepayment

If no agreement is reached with the Borrower under Clause ~~6.10~~ 7.11 (~~Replacement of Screen Rate~~Changes to reference rates), the Borrower may give the Agent not less than 15 Business Days', or, if the Fixed Interest Rate has been selected pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate) the Borrower may give the Agent not less than 30 days' notice of its intention to prepay at the end of the interest period set by the Agent.

7.13	~~6.12~~Prepayment; termination of Commitments

A notice under Clause ~~6.11~~ 7.12 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Lenders and, if the Fixed Interest Rate has been selected by the Borrower, SIMEST of the Borrower's notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments shall be cancelled; and
(b)

on the last Business Day of the Interest Period set by the Agent, the Borrower shall prepay (without premium or penalty subject to the provisions of Clause ~~20.2~~ 21.2 (Breakage costs and SIMEST arrangements)) the Loan, together with accrued interest thereon at the applicable rate (being either the Floating Interest Rate or the Fixed Interest Rate as specified by the Borrower pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate)).

7.14	~~6.13~~Application of prepayment

The provisions of Clause ~~16~~ 17 (Cancellation, Prepayment and Mandatory Prepayment) shall apply in relation to the prepayment.

7.15	~~6.14~~Certain Circumstances

Notwithstanding anything to the contrary in this Agreement:

(a)	in the event of any circumstances falling within Clause ~~6.8~~ 7.8 (Market Disruption) which might affect the advance of an Advance under any Tranche on a Drawdown Date (the "Relevant Circumstances"):
(i)

occurring and being continuing on the date falling ninety (90) days before the proposed Drawdown Date (the "Relevant Date"), each Lender will notify the Borrower (through the Agent) of the Relevant Circumstances on the Relevant Date or, if the Relevant Date is not a Business Day, on the next following Business Day; and

(ii)	occurring after the Relevant Date, each Lender will notify the Borrower (through the Agent) immediately each Lender become aware of the Relevant Circumstances;
(b)

in the event of any Relevant Circumstances falling within Clause ~~6.8~~ 7.8 (Market Disruption) (the "Pricing-Related Relevant Circumstances") occurring before the Loan is made available, each Lender will fund its respective Contributions by reference to the agreed alternative rate of interest in accordance with Clauses ~~6.6~~ 7.6 (Unavailability of Screen Rate~~) 6.7~~  before Rate Switch Date), 7.7 (Calculation of Reference Bank Rate), ~~6.8~~ 7.8 (Market Disruption), ~~6.9~~ 7.10 (Cost of funds) and ~~6.10~~ 7.11 (~~Replacement of Screen Rate~~Changes to the reference rates) as if the provisions of such Clauses applied not only in the event that the Pricing-Related Relevant Circumstances have been notified by the Agent to the Borrower after the making of the Loan but also before the making of the Loan.

(c)

in the event of any Relevant Circumstances falling within Clause ~~6.8~~ 7.8 (Market Disruption) (the "Availability-Related Relevant Circumstances") occurring before the Loan is made and notwithstanding the provisions of Clause ~~6.6~~ 7.6 (Unavailability of Screen Rate~~),~~  before Rate Switch Date), each Lender will enter into good faith discussions with the Borrower for a period not exceeding 10 Business Days in order to discuss a basis on which the Lenders could be able to fund their respective Contributions in Dollars (or, if unavailable in Dollars, then in any available currency).  Such discussions shall be without obligation on the Lenders provided that during such discussion period, such circumstances continue.

7.16	~~6.15~~Change of currency
(a)

In the event that the Agent notifies the Borrower that SIMEST has requested a change in the currency of the Loan in accordance with clause 6.3 of the Interest Make-Up Agreement, the Borrower and the Lenders shall, without obligation, consider such request for a change of currency acting reasonably for a period of not exceeding 10 Business Days.  Following such discussions the Agent shall report the decision of the Borrower and the Lenders to SIMEST, providing their reason for any negative decision.

(b)

In the event that a change of currency is agreed the Parties agree to negotiate in good faith the necessary changes to this Agreement, the Finance Documents, the SACE Insurance Policy and the Interest Make-Up Agreement in order to document the change in currency.

(c)	In the event that a change in currency is not acceptable to the Lenders or the Borrower, the provision of paragraph (c) of Clause ~~6.3~~ 7.3 (Floating Interest Rate) shall apply.
8	~~7~~Interest Periods
8.1	~~7.1~~Commencement of Interest Periods

The first Interest Period applicable to an Advance shall commence on the Drawdown Date in respect of that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

8.2	~~7.2~~Duration of Interest Periods

Subject to Clause ~~7.3~~ 8.3 (Duration of Interest Periods for Repayment Instalments), each Interest Period shall be:

(a)	6 months; or
(b)

in the case of the first Interest Period applicable to the second and any subsequent Advance, a period ending on the last day of the Interest Period then current, whereupon all of the Advances shall be consolidated and treated as a single Advance; and

(c)

if required, the Interest Period falling immediately prior to the Delivery Date shall be shortened in order for such Interest Period to end on the date falling immediately prior to the date of the Delivery Advances.

8.3	~~7.3~~Duration of Interest Periods for Repayment Instalments

Any Interest Period that includes a Repayment Date shall expire on such Repayment Date.

9	~~8~~SACE Premium and Italian Authorities
9.1	~~8.1~~SACE Premium

The estimated SACE Premium for a maximum amount of [*] Dollars and [*] Cents ($[*]) (being [*] per cent. ([*]%) of the Original Maximum Loan Amount) is due and payable in two instalments as follows:

(a)

the first instalment of the SACE Premium being an amount of [*] Dollars and [*] Cents ($[*]) (calculated as being [*] per cent. ([*]%) of [*] per cent. ([*]%) of the Original Maximum Loan Amount) (the "First Instalment") shall be paid by the Borrower to SACE (provided that the Borrower and the Tranche A Lenders have been notified by the SACE Agent that the SACE Insurance Policy has been issued) on the earlier of (i) the date falling 30 days after the issuance of the SACE Insurance Policy and (ii) 16 June 2017, being the date falling 6 months after the date of SACE's board approval; and

(b)

the second instalment of the SACE Premium being an amount of [*] Dollars and [*] Cents ($[*] (calculated as being [*] per cent. ([*]%) of [*] per cent. ([*]%) of the Original Maximum Loan Amount) (the "Second Instalment") and shall be payable on the first Drawdown Date under Tranche A.  For the sake of clarity, no set-off with the First Instalment shall be permitted.

9.2	~~8.2~~Reimbursement by the Borrower of the SACE Premium

The Borrower irrevocably agrees to pay the First Instalment, and to instruct the Tranche A Lenders to pay the Second Instalment on behalf of the Borrower as follows:

(a)

the Borrower has requested and the Tranche A Lenders have agreed to reimburse the payment of one hundred per cent. (100%) of the First Instalment to the Borrower on the first Drawdown Date under Tranche A, it being agreed that such First Instalment shall be paid to SACE by the Borrower in accordance with paragraph (a) of Clause ~~8.1~~ 9.1 (SACE Premium) and upon notification by the Agent to the Borrower (i) of the issuance of the SACE Insurance Policy documentation in the form required by paragraph (d) of Clause 3.6 (No later than five (5) Business Days before the First Drawdown Date), and (ii) of the amount of the First Instalment; and

(b)

the Borrower has requested and the Tranche A Lenders have agreed to finance the payment of one hundred per cent. (100%) of the Second Instalment on the first Drawdown Date under Tranche A in accordance with paragraph (a)(iii) of Clause 2.1 (Amount of facility) of this Agreement.

Consequently, the Borrower hereby irrevocably instructs the Agent on behalf of the Tranche A Lenders to pay the Second Instalment to SACE on the first Drawdown Date under Tranche A in accordance with paragraph (a)(iii) of Clause 2.1 (Amount of facility) of this Agreement and to reimburse the Borrower by the Borrower drawing under the Loan the amount of the First Instalment in accordance with paragraph (a)(ii) of Clause 2.1 (Amount of facility) of this Agreement.

The First Instalment and Second Instalment each financed by the Loan will be repayable in any event by the Borrower to the Tranche A Lenders in the manner specified in Clause 5 (Repayment) and under any and all circumstances including but without limitation in the event of prepayment or acceleration of the Loan.

9.3	~~8.3~~Italian Authorities
(a)

The Borrower acknowledges and agrees that the Agent and the Lenders are entitled to provide the Italian Authorities with any information they may have relative to the Loan and the business of the Group, to allow the Italian Authorities to inspect all their records relating to this Agreement and the other Transaction Documents and to furnish them with copies thereof. Any such information relative to the Loan may also be given by any Italian Authorities to international institutions charged with collecting statistical data.

(b)

The Borrower acknowledges that, in the making of any decision or determination or the exercise of any discretion or the taking or refraining to take any action under this Agreement or any of the other Finance Documents, the Agent and the Lenders shall be deemed to have acted reasonably if they have acted on the instructions of either of the Italian Authorities.

(c)	Each Party further undertakes not to act in a manner which is inconsistent with the terms of the SACE Insurance Policy and the Interest Make-Up Agreement.
9.4	~~8.4~~Refund
(a)

The Borrower shall, at the latest on the date falling sixty (60) days before the Intended Delivery Date, provide a notice in writing to the SACE Agent (who will promptly forward it to other Lenders and SACE), signed by an authorised signatory of the Borrower, indicating the amount of the Delivery Advance under Tranche A, being the amount set out in Part A of Schedule 6 (Drawdown Schedules) under the column entitled "Advance to be drawn under this

Agreement" to be drawn on the Delivery Date less (i) any amount cancelled based on the Conversion Rate and (ii) the Refund (as defined below) to be refunded in accordance with paragraph (b), such amount of the Refund to be confirmed by SACE at least six (6) Business Days prior to the Delivery Date.  The Borrower hereby agrees and shall confirm in such notice that the remaining Tranche A Commitments shall be deemed to be cancelled. The Borrower acknowledges, for the avoidance of doubt, that the shortfall to be paid to the Builder at the Delivery Date shall be funded and paid directly by the Borrower to the Builder.

(b)

If the sum of the Advances under Tranche A drawn by the Borrower together with the amount notified by the Borrower pursuant to paragraph (a) above (being the amount set out in Part A of  Schedule 6 (Drawdown Schedules) under the column entitled "Advance to be drawn under this Agreement" to be drawn on the Delivery Date, less any amount cancelled based on the Conversion Rate) equals an aggregate of less than the Original Maximum Loan Amount, and provided that no Event of Default has occurred and is then continuing and no loss has occurred under the SACE Insurance Policy, the Borrower shall be entitled to a refund of the Second Instalment of the SACE Premium in an amount calculated by SACE on the undrawn amount (the "Refund").  For the avoidance of doubt, the First Instalment of the SACE Premium is non-refundable, irrespective of whether any disbursements have been made under this Agreement and irrespective of whether the SACE Insurance Policy has been terminated.

(c)

Any refund of the Second Instalment of the SACE Premium, whether in whole or in part, must be expressly requested by the SACE Agent to SACE in writing following receipt by the SACE Agent of the Borrower's notice referred to in paragraph (a) above.

(d)

To the extent the Borrower is entitled to the Refund, SACE shall transfer the Refund as soon as practicably possible to the SACE Agent who shall as soon as practicably possible following receipt thereof transfer such amount to the Borrower.  The Borrower hereby acknowledges that SACE shall not be liable to pay interest to the Borrower on the amount of the Refund.

(e)

Under the terms of the SACE Insurance Policy, the Parties acknowledge that SACE will withhold an amount of [*] per cent. ([*]%) from the amount of the SACE Premium to be refunded.  Such withholding, charged as a lump sum to cover administration and management costs for the SACE Insurance Policy, may not, in any event, amount to less than the dollar equivalent of [*] Euros (€[*]) or more than the dollar equivalent of twenty-five thousand Euros (€25,000), calculated by SACE at the European Central Bank EUR/USD exchange rate as at the date of the refund request.

(f)	Except as set out in paragraph (a) and (c) above, no part of the SACE Premium is refundable to any Obligor.
(g)	In no event shall the SACE Agent be liable for any refund of the SACE Premium to be made by SACE or for the calculation of any Refund and/or withholding thereof.
9.5	~~8.5~~Additional SACE Premium
(a)

The Borrower shall pay (through the SACE Agent) to SACE an additional SACE premium in relation to the changes made to the Facility Agreement following the February 2021 ~~Deferral~~ Effective Date (the "Additional SACE Premium"). The Additional SACE Premium is payable, in accordance with the SACE Insurance Policy, in two instalments as follows:

(i)

no later than the earlier of a) 30 days from the date of issuance of the relevant addendum to the SACE Insurance Policy in form and substance acceptable to the Lenders and b) the date of the Advance under a Tranche immediately following the

February 2021 ~~Deferral~~ Effective Date, an amount of $[*], corresponding to the first instalment of the Additional SACE Premium; and

(ii)

no later than the Delivery Date, and unless the Guarantor's highest unsecured corporate credit rating is, 60 days before the Intended Delivery Date, BB+ or above at Standard & Poor's or Ba1 or above at Moody's, an amount of $[*], corresponding to the second instalment of the Additional SACE Premium; it being understood that if 60 days before the Intended Delivery Date, the Guarantor's highest unsecured corporate credit rating is between B+ at Standard & Poor's or B1 at Moody's and BB at Standard & Poor's or Ba2 at Moody's, this second instalment of the Additional SACE Premium shall correspond to a) [*]% of (x) $820,099,507.20 being the undrawn amount under the Loan as at 31 December 2020 times (y) the percentage applicable to the Guarantor's highest unsecured corporate credit rating between Standard & Poor's and Moody's in the table set out below (the "Revised SACE Premium Rate") divided by (z) one minus the Revised SACE Premium Rate less b) the Second Instalment of the original SACE Premium of $[*] already paid pursuant to Clause ~~8.1~~ 9.1 (SACE Premium). The amount of the second instalment of the Additional SACE Premium shall be recalculated by the SACE Agent in accordance with the SACE Insurance Policy and communicated by the SACE Agent to SACE no later than 60 days prior to the Intended Delivery Date for verification and then forwarded to the Borrower as soon as practically possible following approval by SACE.

Rating S&P and Moody's	Pricing
BB / Ba2	[*]%
BB- / Ba3	[*]%

(b)

The Borrower has requested, and the Tranche C Lenders have agreed to finance the payment of one hundred per cent. (100%) of the second instalment of the Additional SACE Premium to the Borrower on the Delivery Date, it being agreed that such second instalment shall be paid to SACE in accordance with paragraph (a)(ii) of this Clause ~~8.5~~ 9.5 (Additional SACE Premium) and upon notification by SACE to the SACE Agent and the Borrower of the amount of the second instalment of the Additional SACE Premium.

(c)

Consequently, the Borrower hereby irrevocably instructs the Agent on behalf of the Tranche C Lenders to pay the amount of the second instalment of the Additional SACE Premium to SACE on the Delivery Date in accordance with paragraph (c) of Clause 2.1 (Amount of facility) of this Agreement.

(d)

The second instalment of the Additional SACE Premium financed by Tranche C will be repayable in any event by the Borrower to the Tranche C Lenders in the manner specified in Clause 5 (Repayment) and under any and all circumstances including but without limitation in the event of prepayment or acceleration of the Loan.

(e)

If (i) the Guarantor's highest unsecured corporate credit rating is equal to or higher than BB+ at Standard & Poor's and Ba1 at Moody's at the time of the Intended Delivery Date (as such term is defined in the facility agreement originally dated 19 December 2018 (as amended from time to time) and entered into between, amongst others, (i) Leonardo Six, Ltd. as borrower, (ii) the lenders and mandated lead arrangers as stated therein, (iii) BNP Paribas as facility agent, (iv) Credit Agricole Corporate and Investment Bank as SACE agent and (v) HSBC Corporate Trustee Company (UK) Limited as security trustee in relation to the ship currently under construction and to be delivered to Leonardo Six, Ltd., such date, currently estimated to be 30 June 2027, the "Leonardo Six Intended Delivery Date"), and (ii) no event of default (howsoever defined) is continuing and no Loss has been incurred by SACE in respect of any Financial Indebtedness granted to any company within the Group and supported by SACE, the Borrower may request in writing through the SACE Agent a one-off refund of a portion of the second instalment of the Additional SACE Premium, calculated in accordance with the SACE Insurance Policy and the following formula.

(f)

The refund pursuant to paragraph (e) above will be paid by SACE to the SACE Agent within 30 days in accordance with the terms and conditions of the SACE Insurance Policy and subsequently paid by the SACE Agent to the Borrower, upon which such amount shall be applied to mandatorily prepay part of the Loan in accordance with the provisions of Clause ~~16.7~~ 17.7 (Mandatory Prepayment in case of refund by SACE to the Borrower of the second instalment of the Additional SACE Premium).

SACE Premium refund = Loan amount outstanding at the time of the Leonardo Six Intended Delivery Date x [*]% x ((TTMi + 0.5)/2)/6.25) x (Revised SACE Premium Rate – p%),

where:

(i)

TTMi means Time To Maturity at the date of the Leonardo Six Intended Delivery Date being the number of years, with two decimals, between the Leonardo Six Intended Delivery Date and the final Repayment Date.

(ii)	p% equals to [*]%.

For avoidance of doubt, in case of discrepancy between this Clause ~~8.5~~ 9.5 (Additional SACE Premium) and the relevant provision of the SACE Insurance Policy, the SACE Insurance Policy shall prevail.

9.6	~~8.6~~Tranche B Premium
(a)

The Borrower shall pay (through the SACE Agent) to SACE an additional SACE premium in relation to Tranche B (the "Tranche B Premium"). The Tranche B Premium is payable, in accordance with the SACE Insurance Policy, as follows:

(i)

no later than the earlier of (x) 30 days from the date of issuance of the relevant addendum to the SACE Insurance Policy and (y) the Drawdown Date in respect of the first Advance under Tranche B, an amount equal to $2,483,946.67, corresponding to fifteen per cent (15%) of the Tranche B Premium; and

(ii)	no later than the Drawdown Date in respect of the first Advance under Tranche B, an amount equal to $14,075,697.77, corresponding to eighty-five per cent (85%) of the Tranche B Premium.
(b)

The Borrower has requested, and the Tranche B Lenders have agreed to finance the payment of one hundred per cent. (100%) of the Tranche B Premium to the Borrower on the First Drawdown Date under Tranche B, it being agreed that:

(i)	the amount referred to in paragraph (a)(i) above shall, as applicable, be reimbursed to the Borrower or paid to SACE; and

(ii)	the amount referred to in paragraph (a)(ii) above shall be paid to SACE,

and upon notification by SACE to the SACE Agent and the Borrower of the amount of the Tranche B Premium.

(c)	Consequently, the Borrower hereby irrevocably instructs the Agent on behalf of the Tranche B Lenders to:
(i)	reimburse to the Borrower or pay to SACE, as applicable, the amount of the Tranche B Premium referred to in paragraph (a)(i) above; and
(ii)	pay to SACE the amount of the Tranche B Premium referred to in paragraph (a)(ii) above,

no later than the first Drawdown Date under Tranche B in accordance with paragraphs (c)~~b)(ii~~(ii) and (b)(iii) of Clause 2.1 (Amount of facility) of this Agreement.

(d)

The Tranche B Premium financed by part of Tranche B will be repayable in any event by the Borrower to the Tranche B Lenders in the manner specified in Clause 5 (Repayment) and under any and all circumstances including but without limitation in the event of prepayment or acceleration of the Loan.

(e)

The Borrower shall, at the latest on the date falling sixty (60) days before the Intended Delivery Date, provide a notice in writing to the SACE Agent (who will promptly forward it to other Lenders and SACE), signed by an authorised signatory of the Borrower, indicating the amount of the Delivery Advance under Tranche B, being the amount set out in Part B of Schedule 6 (Drawdown Schedules) under the column entitled "Advance to be drawn under this Agreement" to be drawn on the Delivery Date less (i) any amount cancelled based on the Conversion Rate and (ii) the Tranche B Refund (as defined below) to be refunded in accordance with paragraph (f), such amount of the Tranche B Refund to be confirmed by SACE at least six (6) Business Days prior to the Delivery Date.  The Borrower hereby agrees and shall confirm in such notice that the remaining Tranche B Commitments shall be deemed to be cancelled. The Borrower acknowledges, for the avoidance of doubt, that the shortfall (if any) to be paid to the Builder at the Delivery Date shall be funded and paid directly by the Borrower to the Builder.

(f)

If the sum of the Advances under Tranche B drawn by the Borrower together with the amount notified by the Borrower pursuant to paragraph (e) above (being the amount set out in Part B of  Schedule 6 (Drawdown Schedules) under the column entitled "Advance to be drawn under this Agreement" to be drawn on the Delivery Date, less any amount cancelled based on the Conversion Rate) equals an aggregate of less than the Total Tranche B Commitments, and provided that no Event of Default has occurred and is then continuing and no loss has occurred under the SACE Insurance Policy, the Borrower shall be entitled to a refund of the Tranche B Premium in an amount calculated by SACE on the undrawn amount (the "Tranche B Refund").  For the avoidance of doubt, the amount of the SACE Premium referred to in paragraph (a)(i) of this Clause 8.6 (Tranche B Premium) is non-refundable, irrespective of whether any disbursements have been made under this Agreement and irrespective of whether the SACE Insurance Policy has been terminated.

(g)

Any refund of the amount of the Tranche B Premium referred to in paragraph (a)(ii) of this Clause 8.6 (Tranche B Premium), whether in whole or in part, must be expressly requested by the SACE Agent to SACE in writing following receipt by the SACE Agent of the Borrower's notice referred to in paragraph (e) above.

(h)

To the extent the Borrower is entitled to the Tranche B Refund, SACE shall transfer the Tranche B Refund as soon as practicably possible to the SACE Agent who shall as soon as practicably possible following receipt thereof transfer such amount to the Borrower.  The Borrower hereby acknowledges that SACE shall not be liable to pay interest to the Borrower on the amount of the Tranche B Refund.

(i)

Under the terms of the SACE Insurance Policy, the Parties acknowledge that SACE will withhold an amount of five per cent. (5%) from the amount of the Tranche B Premium to be refunded.  Such withholding, charged as a lump sum to cover administration and management costs for the SACE Insurance Policy, may not, in any event, amount to less than the equivalent of three thousand Euros (€3,000) or more than the equivalent of twenty-five thousand Euros (€25,000), calculated by SACE at the European Central Bank EUR/USD exchange rate as at the date of the refund request.

(j)	Except as set out in paragraph (a)~~e~~ and (c)~~g~~ above, no part of the Tranche B Premium is refundable to any Obligor.
(k)	In no event shall the SACE Agent be liable for any refund of the Tranche B Premium to be made by SACE or for the calculation of any Refund and/or withholding thereof.
10	~~9~~Fees

The following fees shall be paid to the Agent by the Borrower as required hereunder:

(a)

for the benefit of the Joint Mandated Lead Arrangers, a Joint Mandated Lead Arranger structuring fee in Euros, computed at the rate of [*] per cent. ([*]%) flat on [*] being the Original Maximum Loan Amount converted into Euros at the Base Rate and:

(i)	[*] per cent. ([*]%) of which is payable on the date of the Original Facility Agreement; and
(ii)	[*] per cent. ([*]%) of which is payable four years prior to the Intended Delivery Date,
(b)

for the benefit of the Lenders, a commitment fee in Dollars for the period from the date of the Original Facility Agreement to the Delivery Date of the Ship, or the date of receipt by the Agent of the written cancellation notice sent by the Borrower as described in Clause ~~16.1~~ 17.1 (Cancellation), whichever is the earliest, computed at the rate of:

(i)	from the date of the Original Facility Agreement to and including 31 December 2017, [*] per cent. ([*]%) per annum;
(ii)	from 1 January 2018 to and including 31 December 2019, [*] per cent. ([*]%) per annum;
(iii)	from 1 January 2020 to and including 31 May 2021, [*] per cent. ([*]%) per annum; and
(iv)	from 1 June 2021 to and including the Delivery Date, [*] per cent ([*]%) per annum,

and calculated on the undrawn amount of the Original Maximum Loan Amount prior to the date of this Agreement and thereafter of the Amended Maximum Loan Amount and payable in arrears on the date falling six (6) months after the date of the Original Facility Agreement and on each date falling at the end of each following consecutive six (6) month period, with the exception of the commitment fee due in respect of the last period, which shall be paid on the Delivery Date, or the date of receipt by the Agent of the written cancellation notice sent by the Borrower as described in Clause ~~16.1~~ 17.1 (Cancellation), whichever is the earliest, such commitment fee to be calculated on the actual number of days elapsed divided by three hundred and sixty (360).  For the purpose of the computation of the periodical commitment fee payable to the Lenders, the Original Maximum Loan Amount is assumed to be eight hundred and sixty-eight million, one hundred and eight thousand, one hundred and eight Dollars and eleven Cents ($868,108,108.11) and the Amended Maximum Loan Amount is assumed to be one billion, one hundred and forty six million, four hundred and seventy six thousand, five hundred and sixty three Dollars and sixty five Cents ($1,146,476,563.65);

(c)	for the Agent, an agency fee of:
(i)	[*] Dollars ($[*]) payable on the date of the Original Facility Agreement and on or before each anniversary date thereof until the Delivery Date; and
(ii)

[*] Dollars ($[*]) payable (A) from the Delivery Date, unless an agency fee pursuant to sub-paragraph (i) above has been paid by the Borrower during the same calendar year as the Delivery Date in which case the first payment pursuant to this sub-paragraph (ii) shall occur in the year following the Delivery Date and (B) on or before each anniversary date thereof until total repayment of the Loan; and

(d)	for the SACE Agent an Agent structuring fee in the amount and payable at the time separately agreed in writing between the SACE Agent and the Borrower.
11	~~10~~Taxes, Increased Costs, Costs and Related Charges
11.1	~~10.1~~Definitions
(a)	In this Agreement:

"Protected Party" means a Secured Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to a Secured Party under Clause ~~10.2~~ 11.2 (Tax gross-up) or a payment under Clause ~~10.3~~ 11.3 (Tax indemnity).

(b)

Unless a contrary indication appears, in this Clause ~~10~~ 11 (Taxes, Increased Costs, Costs and Related Charges) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

11.2	~~10.2~~Tax gross-up
(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

A payment shall not be increased under paragraph (c) above if on the date on which the payment falls due the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender (having been given notice of the documentation requested under Clause ~~10.7~~ 11.7 (Lender Status) at least 30 Business Days prior to such payment date) complied with its obligations under Clause ~~10.7~~ 11.7 (Lender Status).

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Secured Party entitled to the payment evidence reasonably satisfactory to that Secured Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3	~~10.3~~Tax indemnity
(a)

The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Secured Party:
(A)

under the law of the jurisdiction in which that Secured Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Secured Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Secured Party; or

(ii)

to the extent a loss, liability or cost is compensated for by an increased payment under Clause ~~10.2~~ 11.2 (Tax gross-up) or would have been compensated for by an increased payment under Clause ~~10.2~~ 11.2 (Tax gross-up) but was not so compensated solely because an exclusion in paragraph (d) of Clause ~~10.2~~ 11.2 (Tax gross-up) applied, or relates to a FATCA Deduction required to be made by a Party; or

(iii)	with respect to the Taxes in the nature of a branch profits tax imposed by Section 884(a) of the Code that is imposed by any jurisdiction described in paragraph (b)~~(i)~~(i)(B) above.
(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause ~~10.3~~ 11.3 (Tax indemnity), notify the Agent.
11.4	~~10.4~~Tax Credit

If an Obligor makes a Tax Payment and the relevant Creditor Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)	that Creditor Party has obtained, retained and utilised that Tax Credit,

the Creditor Party shall pay an amount to the Obligor which that Creditor Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

11.5	~~10.5~~Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.6	~~10.6~~VAT
(a)

All amounts expressed to be payable under a Finance Document by any Party to a Secured Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Secured Party to any Party under a Finance Document and such Secured Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Secured Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Secured Party (the "Supplier") to any other Secured Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Secured Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause ~~10.6~~ 11.6 (VAT) to any Party being required to account to a tax authority for VAT shall, at any time when such Party is treated as a member of a group for VAT purposes, include a reference to another member of that group being required to so account to the relevant tax authority.

(e)

In relation to any supply made by a Secured Party to any Party under a Finance Document, if reasonably requested by such Secured Party, that Party must promptly provide such Secured Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Secured Party's VAT reporting requirements in relation to such supply.

11.7	~~10.7~~Lender Status
(a)

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under a Finance Document shall deliver to the Agent and the Borrower, at the time or times reasonably requested by the Agent or the Borrower, such properly completed and executed documentation reasonably requested by the Agent or the Borrower (and which it is reasonable for the Lender to complete and execute) as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Agent or the Borrower, shall deliver such other documentation as prescribed by applicable law and reasonably requested by the Agent or the Borrower as will enable the Agent or the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(b)

Any Lender shall, to the extent it is legally entitled to do so, and where it is entitled to an exemption from, or reduction of, U.S. federal withholding tax, deliver to the Agent and the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement or promptly thereafter (and from time to time thereafter as prescribed by applicable law or upon the request of the Agent or the Borrower), duly executed and properly completed copies of Internal Revenue Service Form W-9 or W-8, as applicable, certifying that it is not subject to U.S. federal backup withholding and, in the case of a non-U.S. Lender that is eligible for an exemption from, or reduction of, U.S. federal withholding Tax establishing an exemption from, or reduction of, U.S. federal withholding Tax.

11.8	~~10.8~~FATCA Deduction
(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Secured Parties.

11.9	~~10.9~~FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party;
(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Creditor Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them)

as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

Each Lender shall, within ten Business Days of (i) where the relevant Lender is a Lender at the date of the Original Facility Agreement, the date of the Original Facility Agreement, (ii) where the relevant Lender becomes a Lender at the date of this Agreement, the date of this Agreement and (iii) where the relevant Lender is a Transferee Lender, the effective date of a Transfer Certificate under Clause ~~24.4~~ 25.4 (Effective Date of Transfer Certificate), supply to the Agent:

(i)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(ii)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.
(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent).  The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification.  The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

(i)	CDP confirms, and the Borrower acknowledges, that as at the date of this Agreement CPD is a FATCA Exempt Party.
11.10	~~10.10~~Increased Costs
(a)

If after the date of the Original Facility Agreement by reason of (x) any change in law or in its interpretation or administration and/or (y) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority including but without limitation the Basel Committee on Banking Regulations and Supervisory Practices whether or not having the force of law:

(i)	any of the Lenders incurs a cost as a result of its performing its obligations under this Agreement and/or its making available its Commitment hereunder; or
(ii)

there is any increase in the cost to any of the Lenders of funding or maintaining all or any of the advances comprised in a class of advances formed by or including its Commitment advanced or to be advanced by it hereunder; or

(iii)	any of the Lenders incurs a cost as a result of its having entered into and/or its assuming or maintaining its commitment under this Agreement; or

(iv)

any of the Lenders becomes liable to make any payment on account of Tax or otherwise (other than Tax on its overall net income) on or calculated by reference to the amount of its Commitment advanced or to be advanced hereunder and/or any sum received or receivable by it hereunder; or

(v)

any of the Lenders suffers any decrease in its rate of return as a result of any changes in the requirements relating to capital ratios, monetary control ratios, the payment of special deposits, liquidity costs or other similar requirements affecting that Lender, then the Borrower shall on demand pay to the Agent for the account of the relevant Lender or Lenders amounts sufficient to indemnify the relevant Lender or Lenders against, as the case may be, such cost, such increased cost (or such proportion of such increased cost as is in the reasonable opinion of the relevant Lender or Lenders attributable to the funding or maintaining of its or their Commitment(s) hereunder) or such liability.

(b)	This Clause ~~10.10~~ 11.10 (Increased Costs) does not apply to the extent any increased cost is:
(i)	attributable to a Tax Deduction required by law to be made by an Obligor;
(ii)	attributable to a FATCA Deduction required to be made by a Party;
(iii)

compensated for by Clause ~~10.3~~ 11.3 (Tax indemnity) (or would have been compensated for under Clause ~~10.3~~ 11.3 (Tax indemnity) but was not compensated solely because any of the exclusions in paragraph (b) of Clause ~~10.3~~ 11.3 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the relevant Creditor Party or its Affiliates of any law of regulation.

In this Clause ~~10.10~~ 11.10 (Increased Costs), a reference to a "Tax Deduction" has the same meaning given to the term in Clause ~~10.1~~ 11.1 (Definitions).

(c)

A Lender affected by any provision of this Clause ~~10.10~~ 11.10 (Increased Costs) shall promptly inform the Agent after becoming aware of the relevant change and its possible results (which notice shall be conclusive evidence of the relevant change and its possible results) and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results.  Without affecting the Borrower's obligations under this Clause ~~10.10~~ 11.10 (Increased Costs) and in consultation with the Agent and the Italian Authorities, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (if then possible) by changing its Facility Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent and the Italian Authorities). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

11.11	~~10.11~~Transaction Costs

The Borrower undertakes to pay to the Agent, upon demand, all costs and expenses, duties and fees, including but without limitation pre-agreed legal costs (which, for avoidance of doubt are exclusive of VAT and disbursements) out of pocket expenses and travel costs, reasonably incurred by the Italian Authorities, the Joint Mandated Lead Arrangers and the Lenders (but not including any bank which becomes a Lender after the date of the Original Facility

Agreement) in connection with the negotiation, preparation and execution of all agreements, guarantees, security agreements and related documents entered into, or to be entered into, for the purpose of the transaction contemplated hereby as well as all costs and expenses, duties and fees incurred by the Agent or the Lenders in connection with the registration, filing, enforcement or discharge of the said guarantees or security agreements, including without limitation the fees and expenses of legal advisers and insurance experts (provided that such insurance costs are not to exceed ten thousand Dollars ($10,000)) and the fees and expenses of the Italian Authorities (including the fees and expenses of its legal advisers) payable by the Joint Mandated Lead Arrangers to the Italian Authorities, the cost of registration and discharge of security interests and the related travel and out of pocket expenses; the Borrower further undertakes to pay to the Agent all costs, expenses, duties and fees incurred by the Lenders and the Italian Authorities in connection with any variation of this Agreement and the related documents, guarantees and security agreements, any supplements thereto and waiver given in relation thereto, in connection with the investigation of any potential Event of Default, the enforcement or preservation of any rights under this Agreement and/or the related guarantees and security agreements, including in each case the fees and expenses of legal advisers, and in connection with the consultations or proceedings made necessary or in the opinion of the Agent desirable by the acts of, or failure to act on the part of, the Borrower.

11.12	~~10.12~~Costs of delayed Delivery Date

The Borrower undertakes to pay to the Agent, upon demand, any costs incurred by the Lenders and/or the Italian Authorities in funding the Loan in the event that the Delivery Date is later than the Intended Delivery Date unless the Borrower has given the Agent at least three (3) Business Days' notification of such delay in the Delivery Date.

11.13	~~10.13~~SACE obligations

To the extent that this Clause ~~10~~ 11 (Taxes, Increased Costs, Costs and Related Charges) imposes obligations or restrictions on a Secured Party, such obligations or restrictions shall not apply to SACE and SACE shall have no obligations hereunder nor be constrained by such restrictions.

12	~~11~~Representations and Warranties
12.1	~~11.1~~Timing and repetition

The following applies in relation to the time at which representations and warranties are made and repeated:

(a)

the representations and warranties in Clause ~~11.2~~ 12.2 (Continuing representations and warranties) are made on the date of the Original Facility Agreement (apart from the representation at paragraphs (ee) and (ff) of Clause ~~11.2~~ 12.2 (Continuing representations and warranties) which shall only be made on the date of the Original Facility Agreement and shall not be repeated) and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Finance Documents; and

(b)

the representations and warranties in Clause ~~11.3~~ 12.3 (Representations on the Delivery Date) are made on the Delivery Date and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made thereafter on each day until the

Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Finance Documents.

12.2	~~11.2~~Continuing representations and warranties

The Borrower represents and warrants to each of the Secured Parties that:

(a)

each Obligor is a company or body corporate duly organised or (as the case may be) incorporated, constituted and validly existing under the laws of the country of its formation or (as the case may be) incorporation, possessing perpetual existence, the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted;

(b)	the Borrower has an authorised share capital of 12,000 common shares of par value $1 each all of which have been issued to the Shareholder;
(c)	the legal title to and beneficial interest in the equity in the Borrower is held free of any security (other than pursuant to the Shares Security Deed) or any other claim by the Shareholder;
(d)	none of the equity in the Borrower is subject to any option to purchase, pre-emption rights or similar rights;
(e)

each Obligor has the power to enter into and perform this Agreement and those of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such other Transaction Documents and such transactions;

(f)

this Agreement and each other Transaction Document constitutes (or will constitute when executed) legal, valid and binding obligations of each Obligor expressed to be a party thereto enforceable in accordance with their respective terms and in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account;

(g)	the entry into and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby do not and will not conflict with:
(i)	any law or regulation or any official or judicial order; or
(ii)	the constitutional documents of any Obligor; or
(iii)	any agreement or document to which any Obligor is a party or which is binding upon such Obligor or any of its assets,

nor result in the creation or imposition of any Security Interest on the Borrower or its assets pursuant to the provisions of any such agreement or document, except for Security Interests which qualify as Permitted Security Interests with respect to the Borrower;

(h)

all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents to which any Obligor is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except authorisations, approvals, consents, licences, exemptions, filings and registrations required in the normal day to day course of the operation of the Ship and not already obtained by the Borrower;

(i)	it is disregarded as an entity separate from its owner for U.S. federal Tax purposes;
(j)

all information furnished by any Obligor relating to the business and affairs of any Obligor in connection with this Agreement and the other Transaction Documents was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

(k)

each Obligor has fully disclosed to the Agent all facts relating to each Obligor which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement;

(l)

the obligations of the Borrower, the Shareholder and the Guarantor under the Finance Documents rank at least pari passu with all its other present unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by law;

(m)

the Borrower is and shall remain, after the advance to it of the Loan, solvent in accordance with the laws of Bermuda and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof;

(n)

neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any of them for the reorganisation, winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor has it sought any other relief under any applicable insolvency or bankruptcy law;

(o)

(in relation to any date on which this representation and warranty is deemed to be repeated pursuant to paragraph (a) of Clause ~~11.1~~ 12.1 (Timing and repetition)) the latest available annual consolidated audited accounts of the Guarantor at the date of repetition (which accounts have been prepared in accordance with GAAP) fairly represent the financial condition of the Guarantor as shown in such audited accounts;

(p)

none of the Obligors nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Transaction Documents or by any relevant or applicable law;

(q)

all the shares in the Borrower and all shares or membership interest in any Approved Manager which is a member of the Group shall be legally and beneficially owned directly or indirectly by (in the case of the Borrower), the Shareholder and (in the case of such Approved Manager) the Guarantor and such structure shall remain so throughout the Security Period;

(r)

the copies of the Pre-delivery Contracts are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and, subject to paragraph (b) of Clause ~~12.23~~ 13.23 (Pre-delivery Contracts and Pre-delivery Insurance), no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable;

(s)	the Borrower is the sole legal and beneficial owner of all rights and interests which each of the Pre-delivery Contracts creates in favour of the Borrower;
(t)	any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and the other Transaction Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended by Directive 2001/97/EC of the European Parliament and of the Council of 4 December 2001); and

(u)	no Obligor is:
(i)	a Prohibited Person;
(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person; or
(iii)	owns or controls a Prohibited Person;
(v)

no proceeds of the Loan shall be made available directly or indirectly to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly applied in a manner or for a purpose prohibited by Sanctions;

(w)

the choice of governing law of each Transaction Documents to which it is a party will be recognised and enforced in its Relevant Jurisdictions and any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions;

(x)

for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated outside of the European Union and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in European Union country;

(y)

no payments made or to be made by the Borrower, the Shareholder or the Guarantor in respect of amounts due under this Agreement or any Finance Document have been or shall be funded out of funds of Illicit Origin and none of the sources of funds to be used by the Borrower, the Shareholder or the Guarantor in connection with the construction of the Ship or its business are of Illicit Origin;

(z)

to the best of the Borrower's, the Shareholder's and the Guarantor's knowledge, no Prohibited Payment has been or will be made or provided, directly or indirectly, by (or on behalf of) it, any of its affiliates, its or its officers, directors or any other person acting on its behalf to, or for the benefit of, any authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority) in connection with the Ship, this Agreement and/or the Finance Documents and/or the Pre-delivery Contracts;

(aa)

no event has occurred which constitutes a default under or in respect of any Transaction Document to which any Obligor or the Builder is a party or by which any Obligor or the Builder may be bound (including (inter alia) this Agreement) and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Obligor is a party or by which any Obligor may be bound to an extent or in a manner which might have a material adverse effect on the ability of that Obligor to perform its obligations under the Transaction Documents to which it is a party;

(bb)

none of the assets or rights of the Borrower is subject to any Security Interest except any Security Interest which (i) qualifies as a Permitted Security Interest with respect to the Borrower or (ii) is permitted by Clause ~~12.8~~ 13.8 (Negative pledge) of this Agreement;

(cc)

no litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, which might, if adversely determined, have a material adverse effect on the ability of an Obligor to perform its obligations under the Transaction Documents to which it is a party;

(dd)	to the best of its knowledge, each of the Obligors has complied with all taxation laws in all jurisdictions in which it is subject to taxation and has paid all Taxes due and payable by it;
(ee)

it is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party with respect to any Lender that provides the documentation described in paragraph (b) of Clause ~~10.7~~ 11.7 (Lender Status) indicating that it is not subject to tax withholding;

(ff)

under the laws of its Relevant Jurisdictions it is not necessary that any stamp or similar taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents;

(gg)

each member of the Group has good and marketable title to all its assets which are reflected in the audited accounts referred to in paragraph (o) of Clause ~~11.2~~ 12.2 (Continuing representations and warranties);

(hh)

none of the Obligors has a place of business in any jurisdiction (except as already disclosed) which requires any of the Finance Documents to be filed or registered in that jurisdiction to ensure the validity of the Finance Documents to which it is a party;

(ii)	the Borrower does not have a place of business in any country (except as already disclosed) other than that of its Original Jurisdiction;
(jj)

the Borrower is in all material respects (except in the case of compliance with Sanctions which must be complied with in all respects) compliant with all laws or regulations relating to it and its business generally;

(kk)	each of the Obligors and each member of the Group:
(i)	is in compliance with all Environmental Laws and Environmental Approvals provided that any non-compliance would not be expected to result in a Material Adverse Effect;
(ii)

has not received any notice or threat of any Environmental Claim against any member of the Group and no person has claimed that an Environmental Incident has occurred in each case that would reasonably be expected to result in a Material Adverse Effect;

(iii)

confirms that no Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred in each case that would reasonably be expected to result in a Material Adverse Effect;

(ll)	each of the Pre-delivery Contracts constitutes legal, valid, binding and enforceable obligations of the Builder and the relevant Refund Guarantor respectively;
(mm)	neither the Borrower, the Builder or the relevant Refund Guarantor has waived any of their respective rights under any Pre-delivery Contract;
(nn)	the Borrower has read and acknowledged the principles provided under the Code of Ethics and Model;

(oo)	the Borrower has implemented adequate internal procedures aimed at preventing commission of crimes provided under Legislative Decree 231/01;
(pp)	no litigation is pending against the Borrower in relation to administrative liability provided under Legislative Decree 231/01;
(qq)

no final judgment under Legislative Decree 231/01 has been issued against the Borrower and no plea bargain (also known as patteggiamento under Italian law) has been agreed by the Borrower pursuant to article 444 of the Italian code of criminal procedure; and

(rr)	neither the Borrower nor any of its assets are subject to any precautionary measure provided under Legislative Decree 231/01.
12.3	~~11.3~~Representations on the Delivery Date

The Borrower further represents and warrants to each of the Secured Parties on the Delivery Date that:

(a)	the Ship is in its absolute and unencumbered ownership save as contemplated by the Finance Documents;
(b)	the Ship is registered in its name under the laws and flag of the Maritime Registry;
(c)	the Ship is classed with the highest classification available for a Ship of its type free of all recommendations and qualifications with Lloyd's Register, RINA or Bureau Veritas;
(d)

the Ship is operationally seaworthy and in compliance with all relevant provisions, regulations and requirements (statutory or otherwise) applicable to ships registered under the laws and flag of the Maritime Registry;

(e)	the Ship is in compliance with the ISM Code, the ISPS Code and Annex VI as they relate to the Borrower, any Approved Manager and the Ship;
(f)	the Ship is insured in accordance with the provisions of Clause ~~14~~ 15 (Insurance Undertakings) and in compliance with the requirements therein in respect of such insurances;
(g)	the Ship is managed by the Approved Manager and, in the event that the Approved Manager is not a member of the Group, on and subject to the terms set out in the Management Agreement;
(h)

there is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrower or any other member of the Group, the Builder or a third party in connection with the purchase by the Borrower of the Ship, other than as disclosed to the Agent in writing on or before the date of this Agreement;

(i)

no Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry;

(j)

the Borrower is in all material respects (except in the case of compliance with Sanctions which must be complied with in all respects) compliant with all laws or regulations relating to the Ship, its ownership, employment, operation, management and registration;

(k)

the copies of any Management Agreement, any charter and any charter guarantee which require a notice of assignment to be served under the terms of the General Assignment (if any) and any other relevant third party agreements including but without limitation the copies of any documents in respect of the Insurances delivered to the Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and, subject to ~~Clauses 13.2~~ Clause 14.2 (Management and employment), no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable; and

(l)	except for:
(i)	the filing of UCC-1 Financing Statements in such jurisdictions as the Security Trustee may reasonably require;
(ii)	the recording of the Mortgage with the relevant Maritime Registry; and
(iii)	the registration of the Ship under an Approved Flag,

all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents to which any Obligor is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except authorisations, approvals, consents, licences, exemptions, filings and registrations required in the normal day to day course of the operation of the Ship and not already obtained by the Borrower.

13	~~12~~General Undertakings
13.1	~~12.1~~General

The Borrower undertakes with each Secured Party to comply with the following undertakings during the Security Period:

13.2	~~12.2~~Information

The Borrower will provide to the Agent for the benefit of the Lenders and SACE (or will procure the provision of):

(a)

as soon as practicable (and in any event within one hundred and twenty (120) days after the close of its financial year) a Certified Copy of the audited consolidated accounts of the Guarantor and its subsidiaries for that year (commencing with accounts made up to 31 December 2016 in the case of the consolidated accounts of the Guarantor);

(b)

as soon as practicable (and in any event within forty-five (45) days of the end of the contemplated quarter for the first three quarters in any fiscal year and within 90 days for the final quarter) a copy of the unaudited consolidated quarterly management accounts of the Guarantor (it being understood that the delivery by the Guarantor of quarterly or annual reports as filed with the Securities and Exchange Commission in respect of the Guarantor and its consolidated subsidiaries shall satisfy all the requirements of this paragraph (b));

(c)

promptly, such further information in its possession or control regarding the condition or operations of the Ship and its financial condition and operations of the Borrower and those of any company in the Group as the Agent may reasonably request for the benefit of the Secured Parties;

(d)

details of any material litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of Sanctions, the ISM Code of the ISPS Code) which affect any company in the Group as soon as the same are instituted and served, or, to the knowledge of the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding twenty million Dollars or the equivalent in another currency provided that this threshold shall not apply to any proceedings relating to Sanctions); and

(e)

any reasonably requested information which the Agent requests about any interest or right of any kind which the Borrower has at any time to, in or in connection with, each of the Pre-delivery Contracts or in relation to any matter arising out of or in connection with any Pre-delivery Contract including the progress of the construction of the Ship, any material dispute, termination, cancellation or suspension, material breach of or under any Pre-delivery Contract or material claim proposed or actual amendments (excluding Minor Modifications) of or under any Pre-delivery Contract, and any material litigation, arbitration, proceeding or investigation in relation to the Borrower and of any other event or matter affecting a Pre-delivery Contract which has or is reasonably likely to have a Material Adverse Effect.

All accounts required under this Clause ~~12.2~~ 13.2 (Information) shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company.

13.3	~~12.3~~Equator Principles Compliance

Upon the request of the Agent, the Borrower shall provide to the Agent information as may be reasonably requested by the Lenders for the purposes of monitoring that the Borrower conducts its operations in all material respects in accordance with the Equator Principles.

13.4	~~12.4~~Illicit Payments

No payments made by the Borrower, the Shareholder, the Guarantor or any Approved Manager which is a member of the Group in respect of amounts due under this Agreement or any Finance Document shall be funded out of funds of Illicit Origin and none of the sources of funds to be used by the Borrower, the Shareholder, the Guarantor or any Approved Manager which is a member of the Group in connection with the construction of the Ship or its business shall be of Illicit Origin.

13.5	~~12.5~~Prohibited Payments

No Prohibited Payment shall be made or provided, directly or indirectly, by (or on behalf of) the Borrower, the Shareholder, the Guarantor or any of their affiliates, officers, directors or any other person acting on its behalf to, or for the benefit of, any authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority) in connection with the Ship, this Agreement, the Finance Documents and/or the Pre-delivery Contracts.

13.6	~~12.6~~Notification of default

The Borrower will notify the Agent of any Event of Default forthwith upon becoming aware of the occurrence thereof.  Upon the Agent's request from time to time the Borrower will issue a certificate stating whether any Obligor is aware of the occurrence of any Event of Default.

13.7	~~12.7~~Consents and registrations

The Borrower will procure that (and will promptly furnish Certified Copies to the Agent on the request of the Agent of) all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it or any Obligor to perform its obligations under, and ensure the validity or enforceability of, each of the Transaction Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times.  Insofar as such filings or registrations have not been completed on or before the relevant Drawdown Date the Borrower will procure the filing or registration within applicable time limits of each Finance Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Finance Documents.

13.8	~~12.8~~Negative pledge

The Borrower will not create or permit to subsist any Security Interest on the whole or any part of its present or future assets, except for the following:

(a)	Security Interests created with the prior consent of the Agent; or
(b)

Security Interests qualifying as Permitted Security Interests with respect to the Borrower and described in paragraphs (a) and (b) of the definition of "Permitted Security Interests" in Clause 1.1 (Definitions); or

(c)

Security Interests qualifying as Permitted Security Interests with respect to the Borrower and described in paragraphs (C), (E), (H) or (I) of such definition, provided that insofar as they are enforceable against the Ship they do not prevail over the Mortgage.

13.9	~~12.9~~Disposals

Except in the case of a sale of the Ship if the completion of the sale is contemporaneous with prepayment of the Loan in accordance with the provisions of Clause ~~16.3~~ 17.3 (Mandatory prepayment – Sale and Total Loss) and except for charters and other arrangements complying with Clause ~~13.1~~ 14.1 (Pooling of earnings and charters) the Borrower shall not without the consent of the Majority Lenders and SACE, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, (i) sell, transfer, lease or otherwise dispose of the Ship or any of the Ship's equipment except in the case of items (a) being replaced (by an equivalent or superior item) or renewed or (b) that are being disposed of in the ordinary course of business provided that in the case of both (a) and (b) the net impact does not reduce the value of the Ship and, in the case of (b), the value of any such disposals during the term of this Agreement do not, in aggregate, exceed ten million Dollars ($10,000,000) (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts, or (iv) enter into any other preferential arrangement having the same effect in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness or of financing the acquisition of an asset.

13.10	~~12.10~~Change of business

Except with the prior consent of the Agent, the Borrower shall not make or threaten to make any substantial change in its business as presently conducted, namely that of a single ship owning company for the Ship, or change its place of business to any country other than that of its Original Jurisdiction, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agent, the Borrower's ability to perform its obligations hereunder.

13.11	~~12.11~~Mergers

Except with the prior consent of the Lenders and SACE and subject to compliance with all necessary "know your customer" requirements, the Borrower will not enter into any amalgamation, restructure, substantial reorganisation, merger, de-merger or consolidation or anything analogous to the foregoing nor will it acquire any equity, share capital or obligations of any corporation or other entity.

13.12	~~12.12~~Maintenance of status and franchises

The Borrower will do all such things as are necessary to maintain its company existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

13.13	~~12.13~~Financial records

The Borrower will keep proper books of record and account, in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Borrower in accordance with GAAP.

13.14	~~12.14~~Financial Indebtedness and subordination of indebtedness

The following restrictions shall apply:

(a)

otherwise than in the ordinary course of business as owner of the Ship, except as contemplated by this Agreement and except any loan, advance or credit extended by the Guarantor or any member of the Group which is a wholly owned Subsidiary of the Guarantor, the Borrower will not create, incur, assume or allow to exist any financial indebtedness, enter into any finance lease or undertake any material capital commitment (including but not limited to the purchase of any capital asset); and

(b)	the Borrower shall procure that:
(i)	any and all indebtedness (and in particular with any other Obligor) is at all times fully subordinated to the Finance Documents and the obligations of the Borrower hereunder; and
(ii)

if required by any applicable laws, the subordinated liabilities created pursuant to such indebtedness shall be subject to security (in form and substance satisfactory to the Secured Parties) in favour of the Security Trustee ("Subordinated Debt Security") and any related legal opinions shall be issued if so required by the Secured Parties.

Upon the occurrence of an Event of Default, the Borrower shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing such indebtedness.  In this paragraph (b) "fully subordinated" shall mean that any claim of the lender against the Borrower in relation to such indebtedness shall rank after and be in all respects subordinate to all of the rights and claims of the Secured Parties under this Agreement and the other Finance Documents and that the lender shall not take any steps to enforce its rights to recover any monies owing to it by the Borrower and in particular but without limitation the lender will not institute any legal or quasi-legal proceedings under any jurisdiction at any time against the Ship, her Earnings or Insurances or the Borrower and it will not compete with the Secured Parties or any of them in a liquidation or other winding-up or bankruptcy of the Borrower or in any proceedings in connection with the Ship, her Earnings or Insurances.

13.15	~~12.15~~Investments

The Borrower shall not:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;
(b)

give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which the Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)	enter into any material agreement other than:
(i)	the Transaction Documents;
(ii)	any other agreement expressly allowed under any other term of this Agreement; and
(d)	enter into any transaction on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length; or
(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.
13.16	~~12.16~~Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;
(b)

cause any obligation of an Obligor under the Finance Documents to cease to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Transaction Documents;

(c)	cause any Transaction Document to cease to be in full force and effect;
(d)	cause any Security Interest to rank after, or lose its priority to, any other Security Interest; and

(e)	imperil or jeopardise any Security Interest.
13.17	~~12.17~~Dividends and dividend restriction
(a)

Subject to paragraph (b) below, the Borrower shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital other than dividends and distributions that are transferred to the Shareholder or the Guarantor provided that no Event of Default has occurred or is continuing or would result from the payment of any dividend.

(b)	During the Deferral Period, the Borrower shall not, and shall procure that the Guarantor, the Shareholder and the Holding shall not:
(i)

declare, make or pay any dividend or other distribution (or interest on any unpaid dividend or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;
(iii)	make any repayment of any kind under any shareholder loan; or
(iv)	redeem, repurchase (whether by way of share buy-back program or otherwise), defease, retire or repay any of its share capital or resolve to do so,

except that (A) any Obligor other than the Guarantor may pay dividends and other distributions, directly or indirectly, to the Guarantor for the purpose of providing liquidity to the Guarantor to enable the Guarantor to satisfy payment obligations for which the Guarantor is an obligor and (B) any Obligor may pay dividends in respect of the Tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated Tax returns for each relevant jurisdiction of the Group or the Holding or holder of the Guarantor's capital stock with respect to income taxable as a result of any member of the Group or the Holding being taxed as a pass-through entity for U.S. Federal, state and local income tax purposes or attributable to any member of the Group, (C) the Guarantor and the Holding may pay dividends and other distributions (x) in respect of a conversion, exchange, or repurchase of convertible or exchangeable notes and any conversion of preference shares to ordinary shares in connection therewith, provided that the cash portion of a repurchase of convertible or exchangeable notes is limited to the amount of interest that would otherwise be payable through maturity on the amount of such convertible or exchangeable notes being repurchased plus any amount in lieu of fractional shares, and (y) to the extent contractually owed to holders of equity in the Guarantor or the Holding and (D) the Guarantor may pay dividends and other distributions to the Holding for the purposes of providing cash to the Holding for the payment of any Tax payable in connection with the Holding's equity plan, provided that the actions in paragraphs (B) and (C) above shall only be permitted if there is no Event of Default which is continuing under this Agreement and no Event of Default would arise from the payment of such dividend.

13.18	~~12.18~~Loans and guarantees by the Borrower

Otherwise than in the ordinary course of business in its ownership and operation of the Ship following the Delivery Date, the Borrower will not make any loan or advance or extend credit to any person, firm or corporation (other than as permitted pursuant to paragraph (a) of Clause ~~12.15~~ 13.15 (Investments)), or issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation.

13.19	~~12.19~~Acquisition of shares

The Borrower will not:

(a)	acquire any equity, share capital, assets or obligations of any corporation or other entity; or
(b)	permit any of its shares to be directly held other than by the Shareholder.
13.20	~~12.20~~Further assurance

The Borrower will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may reasonably consider necessary for giving full effect to any of the Transaction Documents, the Interest Make-Up Agreement or the SACE Insurance Policy or securing to the Secured Parties the full benefit of the rights, powers and remedies conferred upon the Secured Parties or any of them in any such Transaction Document the Interest Make-Up Agreement or the SACE Insurance Policy.

13.21	~~12.21~~Irrevocable payment instructions

The Borrower shall not modify, revoke or withhold the payment instructions set out in Clause 4.1 (Borrower's irrevocable payment instructions) without the agreement of the Builder (in the case of paragraphs (b)(i), (d)(i) and (e)(i) of Clause 4.1 (Borrower's irrevocable payment instructions) only), the Agent, SACE and the Lenders.

13.22	~~12.22~~"Know your customer" checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of the Original Facility Agreement;
(ii)	any change in the status of the Borrower after the date of the Original Facility Agreement; or
(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (a)(iii) of Clause ~~12.22~~ 13.22 ("Know your customer" checks), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it or the Lenders (acting reasonably) require any additional documents to supplement those already provided, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) of Clause ~~12.22~~ 13.22 ("Know your customer" checks), on behalf of any prospective new Lender) in order for the Agent and, such Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

13.23	~~12.23~~Pre-delivery Contracts and Pre-delivery Insurance
(a)	The Borrower shall:
(i)	observe and perform all its obligations and meet all its liabilities under or in connection with each Pre-delivery Contract;
(ii)	use its best endeavours to ensure performance and observance by the other parties of their obligations and liabilities under each Pre-delivery Contract;
(iii)

take any action, or refrain from taking any action, which the Agent (always acting reasonably and in good faith towards the Borrower) may specify in connection with any material breach, or possible future material breach, of a Pre-delivery Contract by the Borrower or any other party or with any other matter which arises or may later arise out of or in connection with a Pre-delivery Contract which is or could reasonably be expected to become materially prejudicial to the interests, rights or position of the Lenders; and

(iv)

use its best endeavours to ensure that all interests and rights conferred by each Pre-delivery Contract remain valid and enforceable in all respects and retain the priority which they were intended to have.

(b)	The Pre-delivery Contracts constitute legal, valid and binding and enforceable obligations of the Builder and the relevant Refund Guarantor respectively, and accordingly the Borrower shall not:
(i)	waive, cancel or suspend any Pre-delivery Contract or assign or transfer any of its rights thereunder, and shall comply with any authorisations for the purposes of the Pre-delivery Contracts;
(ii)

make any material modification(s) to the Material Provisions of the Shipbuilding Contract (excluding Article 9 (Price) of the Shipbuilding Contract in respect of any increase of the price due to any modifications of the plans or the specification or the construction of the Ship under Article 24 of the Shipbuilding Contract), (including, but not limited to, any written amendments or modifications which could reasonably be expected to be adverse to the interests of the Secured Parties of the SACE Insurance Policy) without the prior written consent of the Lenders and in any event may not modify the Shipbuilding Contract, directly or indirectly, in such a manner that would result in a change of the type, principal dimensions or class of the Ship or decrease the value of the Ship by equal to or greater than 5 per cent (in aggregate) or could reasonably be expected to be adverse to the interests of the Secured Parties or the SACE Insurance Policy; or

(iii)

modify any Refund Guarantee, once issued, without the prior written consent of the Lenders and the form of any Refund Guarantee to be issued will not be materially different from the agreed form Refund Guarantee attached to the Sixth Addendum and will not be modified if such modification could reasonably be expected to be adverse to the interests of the Secured Parties or the SACE Insurance Policy.

The Borrower will, therefore, submit to the Agent any proposals for any such modification and SACE and the Agent on behalf of the Lenders will indicate in a timely manner whether the modification proposed will allow the Loan to be maintained.  The Borrower also undertakes to notify the Agent of any change in the Intended Delivery Date as soon as practicable after each change has occurred.

The Borrower shall notify the Agent promptly, and in any event within ten (10) Business Days (as defined in limb (a) of the definition of Business Day) of any changes to the Shipbuilding Contract (other than Minor Modifications arising in the general day to day construction period for a vessel of the type of the Ship) and provide copies of the same to the Agent.

(c)

The Borrower shall promptly notify the Agent upon any Obligor becoming aware of a Downgraded Refund Guarantor.  Where there is a Downgraded Refund Guarantor, the Borrower shall promptly serve written notice on the Builder requiring the Builder to replace that Downgraded Refund Guarantor with a Refund Guarantor which is not subject to any such RG Downgrade Event within a 60 day period.  If the Borrower requests any waiver of the above requirement from the Lenders, the Borrower acknowledges that the Lenders (acting on the instructions of SACE) shall not be obliged to provide any such waiver.  If a RG Downgrade Event occurs and the Borrower is unable to satisfy the requirements of this paragraph (c), it shall be treated as a mandatory prepayment event pursuant to Clause ~~16.6~~ 17.6 (Mandatory prepayment on default under Shipbuilding Contract).

(d)	The Borrower shall ensure that at all times during construction, the Ship is insured in accordance with the provisions of Article 23 of the Shipbuilding Contract.
(e)

In the event that a previously issued Refund Guarantee cannot be extended or replaced, and pursuant to the terms of the Shipbuilding Contract the Builder has chosen to replace such Refund Guarantee with an Acceptable Deposit, the Account shall be opened and such Acceptable Deposit shall be transferred to the Account which shall be pledged in favour of the Lenders, the Joint Mandated Lead Arrangers, the Security Trustee, the Agent and the SACE Agent and shall be deemed to be Pre-delivery Security.  For the avoidance of doubt:

(i)

any amount of the Acceptable Deposit shall be transferred to and from the Account upon the terms of the Account Pledge and the conditions relating to the mechanics of the Account and Acceptable Deposit shall be set out in the Account Pledge; and

(ii)

upon the instructions of the Beneficiaries (as defined in the Account Pledge), the Account Bank shall close the Account upon delivery of the Ship provided no potential Event of Default or Event of Default has occurred.

13.24	~~12.24~~FOREX Contracts

The Borrower shall:

(a)	provide the Agent with a copy of all FOREX Contracts together with all relevant details within ten (10) days of their execution; and

(b)	inform the Agent, when requested by the Agent, of its intended hedging policy for purchasing Euro with Dollars.

The Agent shall inform the Lenders within ten (10) days of receipt of such information from the Borrower.

13.25	~~12.25~~Compliance with laws etc.

The Borrower shall:

(a)	comply, or procure compliance with:
(i)	in all material respects, all laws and regulations relating to it and its business generally; and
(ii)

in all material respects (except in the case of compliance with Sanctions which must be complied with in all respects), all laws or regulations relating to the Ship, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environment Approvals which are applicable to it; and
(c)

without limiting paragraph (a) above, not employ the Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions.

13.26	~~12.26~~Most favoured nations
(a)

The Borrower shall procure that if at any time after the date of the Original Facility Agreement the Guarantor enters into any financial contract or financial document relating to any Financial Indebtedness with or which has the support of any export credit agency and which contains pari passu provisions or cross default provisions which are more favourable to the lenders than those contained in paragraph (l) of Clause ~~11.2~~ 12.2 (Continuing representations and warranties) and Clause ~~18.6~~ 19.6 (Cross default) respectively, the Borrower or the Guarantor shall immediately notify the Agent of such provisions and the relevant provisions contained in this Agreement shall be deemed amended so that such more favourable pari passu provisions or cross default provisions are granted to the Creditor Parties pursuant to this Agreement.

(b)

The Borrower undertakes that if at any time after the date of this Agreement and until the occurrence of a Reinstatement Event, it or any other member of the Group is required to grant additional security in relation to a financial contract or financial document relating to any existing Financial Indebtedness:

(i)

with the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall be granted on a pari passu basis to the Lenders (and the Security Trustee agrees to enter and/or procure the entry by the relevant Secured Parties into such intercreditor documentation to reflect such pari passu ranking (in form and substance reasonably satisfactory to the Secured Parties) as may be required in connection with such arrangements); or

(ii)

without the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall (without prejudice to any of the Obligors' other obligations under the Finance Documents), subject to the provisions of clause 11.11 (Negative pledge) of the Guarantee and Clause ~~12.8~~ 13.8 (Negative pledge), be permitted provided that it shall not have an adverse effect on any Security Interests or other rights granted to the Secured Parties under the Finance Documents.

(c)

~~In~~ Until the occurrence of a Reinstatement Event, in respect of any new Financial Indebtedness (other than Permitted Financial Indebtedness), or any extensions, increases or changes to the terms and conditions of any existing Financial Indebtedness, in each case with or which has the support of any export credit agency, the Borrower shall enter into good faith negotiations with the Security Trustee to grant additional security for the purpose of further securing the Loan, provided that any failure to reach agreement under this paragraph (c) following such good faith negotiations shall not constitute an Event of Default.

13.27	~~12.27~~New capital raises or financing
(a)	Save as provided below:
(i)	no new debt ~~or equity issuance~~ shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);
(ii)	no non-arm's length disposals of any asset relating to the Group fleet shall be made; and
(iii)

no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis),

~~during the Deferral Period.~~

until 31 December 2023.

(b)	The restrictions in paragraph (a) of this Clause ~~12.27~~ 13.27 (New capital raises or financing) above shall not apply in relation to:
(i)

any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, shall be on terms ~~which include any of the following (evidence of which shall be provided to the Agent by the Guarantor)~~ resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents, which terms shall include any of the following: an extension of the repayment terms; a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt ~~or equity issuance~~ provided prior to 31 December ~~2022~~ 2023 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;
(iii)	any debt ~~or equity issuance~~ being raised on or after 31 December ~~2022~~ 2023 to support the Group with the impact of the Covid-19 pandemic, made with the prior written consent of SACE;

(iv)

any debt ~~or equity issuance~~ being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)

any debt ~~or equity issuance~~ being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Agent prior to the February 2021 ~~Deferral~~ Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;
(vii)	any new debt ~~or equity issuance~~ otherwise agreed by SACE; or
(viii)	any inter-company loan or operating arrangement which from an accounting perspective has the effect of an intercompany loan (an "intercompany arrangement") which:
(A)	is existing as at the date of the February 2021 Amendment and Restatement Agreement; or
(B)	is made among any Group members or any Group member with the Holding provided that:
(1)	any inter-company arrangement is made solely for the purpose of regulatory or Tax purposes carried out in the ordinary course of business and on an arm's length basis; and
(2)

the aggregate principal amount of any inter-company arrangements outstanding pursuant to  ~~this~~ sub-paragraph (b)~~(viii)~~(viii)(B) of this Clause ~~12.27~~ 13.27 (New capital raises or financing) does not exceed [*] Dollars ($[*]) at any time; or

(C)	has been approved with the prior written consent of SACE;
(ix)	any Permitted Security Interest;
(x)	any Security Interest otherwise approved with the prior written consent of SACE; and
(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD [*] during any twelve-month period~~; and~~ , it being provided that:
(A)	prior to 31 December 2022, this amount shall be increased to USD [*] for any Financial Indebtedness incurred to finance capital expenditure for Approved Projects; and
(B)

if any part of such Financial Indebtedness allocated prior to 31 December 2022 to an Approved Project remains unused throughout the twelve-month period of year 2022, the surplus may be carried over to increase the relevant Financial

Indebtedness throughout the twelve-month period of year 2023 for that Approved Project only; and

(xii)

without prejudice to Clauses ~~12.11~~ 13.11 (Mergers) and ~~12.15~~ 13.15 (Investments) and clause 11.13 (No merger) of the Guarantee, the issuance of share capital by any Group member to another Group member~~.~~; and

(xiii)	any extension, renewal, replacement or upsizing in respect of the Term and Revolving Credit Facilities (including the granting of additional Security Interests),

and, for the avoidance of doubt, no debt or equity issuance shall be raised in respect of any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquisition of any entity, share capital or obligations of any corporation or other entity.

13.28	~~12.28~~Code of Ethics and Model
(a)	The Borrower shall not behave so as to cause any of the following persons to violate the principles set out in the Code of Ethics and/or Model:
(i)	persons who are representatives, administrators or managers of CDP or of any of its organizational units with financial and functional independence;
(ii)	persons who are managed or supervised by one of the persons referred to in paragraph (i) above; or
(iii)	external advisors of CDP.
(b)	The Borrower shall maintain adequate internal procedures aimed at preventing liabilities provided under Legislative Decree 231/01.
(c)

The Borrower shall inform CDP of any (i) new pending litigation against it in relation to administrative liability provided under Legislative Decree 231/01; (ii) new final judgment under Legislative Decree 231/01, including, without limitation, any plea bargain (also known as patteggiamento under Italian law) pursuant to article 444 of the Italian code of criminal procedure; and (iii) new precautionary measures under Legislative Decree 231/01.

14	~~13~~Ship Undertakings
14.1	~~13.1~~Pooling of earnings and charters

The Borrower will not without the prior written consent of the Agent or SACE enter into in respect of the Ship (such consent for the purposes of paragraph (e) of Clause ~~13.1~~ 14.1 (Pooling of earnings and charters) shall not be unreasonably withheld or delayed), nor permit to exist at any time following the Delivery Date:

(a)

any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Ship except with a member of the Group and provided that it does not adversely affect the rights of the Secured Parties under the Finance Documents in the reasonable opinion of the Agent; or

(b)	any demise or bareboat charter, provided however that such consent shall not be unreasonably withheld in the event that the Borrower wishes to enter into a bareboat charter in a form approved by the Agent with another member of the Group on condition that if so requested by the Agent and without limitation:

(i)

any such bareboat charterer shall enter into such deeds (including but not limited to a full subordination and assignment deed in respect of its rights under the bareboat charter and its interest in the Insurances and earnings payable to it arising out of its use of the Ship), agreements and indemnities as the Majority Lenders and SACE shall require prior to entering into the bareboat charter with the Borrower; and

(ii)

the Borrower shall assign the benefit of any such bareboat charter and its interest in the Insurances to the Secured Parties by way of further security for the Borrower's obligations under the Finance Documents; or

(c)	any charter whereunder two (2) months' charterhire (or the equivalent thereof) is payable in advance in respect of the Ship; or
(d)	any charter of the Ship or employment which, with the exercise of options for extension, could be for a period longer than [*] ([*]) months; or
(e)

any time charter of the Ship with a company outside the Group (other than a time charter entered into in the ordinary course of business which does not exceed [*] ([*]) months provided that any such time charter (y) is assigned to the Security Trustee and (z) during the period of such time charter, the Ship continues to be managed by the existing Approved Manager), provided however that such consent shall not be unreasonably withheld in the event that:

(i)	such time charter is assigned to the Security Trustee and the Borrower agrees to:
(A)	serve a notice of assignment of any time charter, the Earnings therefrom and any guarantee of the charterer's obligations on the time charterer and any time charter guarantor; and
(B)	use commercially reasonable endeavours to obtain an acknowledgement of such assignment,

and each of the notice of assignment and acknowledgement of assignment being substantially in the form appended to the General Assignment;

(ii)

the Agent is satisfied that the income from such time charter will be sufficient to cover the expenses of the Ship and to service repayment of the Loan and all other amounts from time to time outstanding under this Agreement; and

(iii)	during the term of such time charter, the Ship continues to be managed by the existing Approved Manager.
14.2	~~13.2~~Management and employment

The Borrower will not as from the Delivery Date:

(a)

permit any person other than an Approved Manager to be the manager of, including providing crewing services to, the Ship, at all times acting upon terms approved in writing by the Agent and having entered into (in the case of the Approved Manager) an Approved Manager's Undertaking; and

(b)

permit any amendment to be made to the terms of any Management Agreement unless the amendment is advised by the Borrower's tax counsel or is deemed necessary by the parties thereto to reflect the prevailing circumstances but provided that the amendment does not imperil the security to be provided pursuant to the Finance Documents or adversely affect the ability of any Obligor to perform its obligations under the Transaction Documents; or

(c)

permit the Ship to be employed other than within the Norwegian Cruise Line brand unless the Borrower notifies the Lenders that they intend to employ the Ship within another brand of the Group and the ship remains employed within the Group.

14.3	~~13.3~~Trading with the United States of America

The Borrower shall in respect of the Ship take all reasonable precautions as from the Delivery Date to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Ship in any other jurisdiction in which the Ship shall trade (a "Relevant Jurisdiction") where the Ship trades in the territorial waters of the United States of America or a Relevant Jurisdiction.

14.4	~~13.4~~Valuation of the Ship

The following shall apply in relation to the valuation of the Ship:

(a)

the Borrower will on or before 31 May of each year that commences after the delivery of the Ship and at annual intervals thereafter unless an Event of Default has occurred and remains unremedied, at the Borrower's expense, procure that the Ship is valued by an Approved Broker (such valuation to be made without taking into account the benefit or otherwise of any fixed employment relating to the Ship);

(b)

the Borrower shall procure that forthwith upon the issuance of any valuation obtained pursuant to this Clause ~~13.4~~ 14.4 (Valuation of the Ship) a copy thereof is sent directly to the Agent for review; and

(c)

in the event that the Borrower fails to procure a valuation in accordance with paragraph (a) of Clause ~~13.4~~ 14.4 (Valuation of the Ship), the Agent shall be entitled to procure a valuation of the Ship on the same basis.

14.5	~~13.5~~Earnings

The Borrower will procure that the Earnings (if any) are paid in full without set off and free and clear of and without deduction for any taxes, levies, duties, imposts, charges, fees, restrictions or conditions of any nature whatsoever.

14.6	~~13.6~~Operation and maintenance of the Ship

From the Delivery Date until the end of the Security Period at its own expense the Borrower will keep the Ship in a good and efficient state of repair so as to maintain it to the highest classification notation available for the Ship of its age and type free of all recommendations and qualifications with Bureau Veritas or DNV.  On the Delivery Date and annually thereafter, it will furnish to the Agent a statement by such classification society that such classification notation is maintained. It will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Ship and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Ship.  It will not make any substantial modifications or alterations to the Ship or any part thereof which would reduce the market and commercial value of the Ship determined in accordance with Clause ~~13.4~~ 14.4 (Valuation of the Ship).

14.7	~~13.7~~Surveys and inspections

The Borrower will:

(a)

submit the Ship to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Agent, supply to the Agent copies in English of the survey reports;

(b)

permit surveyors or agents appointed by the Agent to board the Ship to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections provided that, unless an Event of Default has occurred or there is an accident to the Ship involving repairs the cost of which will or is likely to exceed [*] Dollars ($[*]), such inspections shall be limited to one a year and shall be at all reasonable times.

14.8	~~13.8~~ISM Code

The Borrower will comply, or procure that the Approved Manager will comply, with the ISM Code (as the same may be amended from time to time) or any replacement of the ISM Code (as the same may be amended from time to time) and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter:

(a)

hold, or procure that the Approved Manager holds, a valid Document of Compliance duly issued to the Borrower or the Approved Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate duly issued to the Ship pursuant to the ISM Code;

(b)	provide the Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued; and
(c)	keep, or procure that there is kept, on board the Ship a copy of any such Document of Compliance and the original of any such Safety Management Certificate.
14.9	~~13.9~~ISPS Code

The Borrower will comply, or procure that the Approved Manager will comply, with the ISPS Code (as the same may be amended from time to time) or any replacement of the ISPS Code (as the same may be amended from time to time) and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISPS Code and at all times thereafter:

(a)	keep, or procure that there is kept, on board the Ship the original of the International Ship Security Certificate required by the ISPS Code; and
(b)	keep, or procure that there is kept, on board the Ship a copy of the ship security plan prepared pursuant to the ISPS Code.

14.10	~~13.10~~Annex VI

The Borrower will comply with Annex VI (as the same may be amended from time to time) or any replacement of Annex VI (as the same may be amended from time to time) and in particular, without limitation, to:

(a)	procure that the Ship's master and crew are familiar with, and that the Ship complies with, Annex VI; and
(b)	maintain for the Ship throughout the Security Period a valid and current IAPPC and provide a copy to the Agent; and
(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC.
14.11	~~13.11~~Employment of Ship

The Borrower shall:

(a)

not employ the Ship or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Ship to penalties.  In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Ship or permit its employment in carrying any contraband goods; and

(b)

promptly provide the Agent with (i) all information which the Agent may reasonably require regarding the Ship, its employment, earnings, position and engagements (ii) particulars of all towages and salvages and (iii) copies of all charters and other contracts for its employment and otherwise concerning it.

14.12	~~13.12~~Provision of information

The Borrower shall give notice to the Agent promptly and in reasonable detail upon the Borrower or any other Obligor becoming aware of:

(a)	accidents to the Ship involving repairs the cost of which will or is likely to [*] Dollars ($[*]);
(b)	the Ship becoming or being likely to become a Total Loss;
(c)

any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with, or cannot be complied with, within any time limit relating thereto and that might reasonably affect the maintenance of either the Insurances or the classification of the Ship;

(d)	any writ or claim served against or any arrest of the Ship or the exercise of any lien or purported lien on the Ship, her Earnings or Insurances;
(e)	the Ship ceasing to be registered under the flag of the Maritime Registry or anything which is done or not done whereby such registration may be imperilled;
(f)	it becoming impossible or unlawful for it to fulfil any of its obligations under the Finance Documents; and

(g)	anything done or permitted or not done in respect of the Ship by any person which is likely to imperil the security created by the Finance Documents.
14.13	~~13.13~~Payment of liabilities

The Borrower shall promptly pay and discharge:

(a)

all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Ship and keep proper books of account in respect thereof provided always that the Borrower shall not be obliged to compromise any debts, damages and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds [*] Dollars ($[*]) shall forthwith be provided to the Agent.  As and when the Agent may so require the Borrower will make such books available for inspection on behalf of the Agent and provide evidence satisfactory to the Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew's wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;

(b)

all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Ship under the laws of all countries to whose jurisdiction the Ship may from time to time be subject and in particular the Borrower hereby agrees to indemnify and hold the Secured Parties, their successors, assigns, directors, officers, shareholders, employees and agents harmless from and against any and all claims, losses, liabilities, damages, expenses (including attorneys, fees and expenses and consultant fees) and injuries of any kind whatsoever asserted against the Secured Parties, with respect to or as a result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Ship or other properties owned or operated by the Borrower of any hazardous substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all governmental agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:

(i)

it is the parties' understanding that the Secured Parties do not now, have never and do not intend in the future to exercise any operational control or maintenance over the Ship or any other properties and operations owned or operated by the Borrower, nor in the past, presently, or intend in the future to, maintain an ownership interest in the Ship or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lenders' rights under the Mortgage;

(ii)	unless and until an Event of Default shall have occurred and without prejudice to the right of each Lender to be indemnified pursuant to this paragraph (b):
(A)

each Lender will, if it is reasonably practicable to do so, notify the Borrower upon receiving a claim in respect of which the relevant Lender is or may become entitled to an indemnity under this paragraph (b); and

(B)

subject to the prior written approval of the relevant Lender which the Lender shall have the right to withhold, the Borrower will be entitled to take, in the name of the relevant Lender, such action as the Borrower may see fit to avoid, dispute, resist, appeal, compromise or defend any such claims, losses, liabilities, damages, expenses and injuries as are referred to above in this paragraph (b) or to recover the same from any third party, subject to the Borrower first ensuring that the relevant Lender is secured to its reasonable satisfaction against all expenses thereby incurred or to be incurred, provided always that the Borrower shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed [*] Dollars ($[*]) shall be forthwith provided to the Agent.  If the Ship is arrested or detained for any reason it will procure its immediate release by providing bail or taking such other steps as the circumstances may require.

14.14	~~13.14~~Certificate as to liabilities

The Borrower shall give to the Agent at such times as it may from time to time reasonably require a certificate, duly signed on its behalf, as to the total amount of any debts, damages and liabilities relating to the Ship and details of such of those debts, damages and liabilities as are over a certain amount to be specified by the Agent at the relevant time and, if so required by the Agent, forthwith discharge such of those debts, damages and liabilities as the Agent shall require other than those being contested in good faith.

14.15	~~13.15~~Modifications

The Borrower shall maintain the type of the Ship as at the Delivery Date and not put the Ship into the possession of any person for the purpose of work being done on it in an amount exceeding or likely to exceed [*] Dollars ($) unless such person shall first have given to the Agent a written undertaking addressed to the Agent in terms satisfactory to the Agent agreeing not to exercise a lien on the Ship or her Earnings for the cost of such work or for any other reason (or the Borrower is able to demonstrate to the reasonable satisfaction of the Agent that the Borrower or the relevant Group company has set aside and will have funds readily available for payment when due of the cost of the work (to the extent not fully covered by insurance proceeds in the case of a partial loss)).

14.16	~~13.16~~Registration of Ship

The Borrower shall maintain the registration of the Ship under and fly the flag of the Maritime Registry and not do or permit anything to be done whereby such registration may be forfeited or imperilled.

14.17	~~13.17~~Environmental Law

The Borrower shall comply with all Environmental Laws, obtain, maintain and ensure compliance with all requisite Environmental Approvals, and implement procedures to monitor compliance with and to prevent liability under any Environmental Law.

14.18	~~13.18~~Notice of Mortgage

The Borrower shall keep the Mortgage registered against the Ship as a valid first preferred mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Security Trustee.

14.19	~~13.19~~Environmental claims

Each Obligor shall, (through the Guarantor), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim which is likely to result in a Material Adverse Effect against any member of the Group which is current, pending or threatened; and
(b)

any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group which is likely to result in a Material Adverse Effect.

14.20	~~13.20~~Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), the Borrower shall not cause or permit the Ship to enter or trade to any zone which is declared a war zone by the Ship's war risks insurers unless:

(a)	the prior written consent of the Security Trustee has been given; and
(b)	the Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.
14.21	~~13.21~~Poseidon Principles

The Borrower shall, upon the request of the Agent and at the cost of the Borrower, on or before 31st July in each calendar year, supply to the Agent all information necessary in order for the Lenders to comply with their obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ship for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause ~~33~~ 34 (Confidentiality) but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the Lenders' portfolio climate alignment.

15	~~14~~Insurance Undertakings
15.1	~~14.1~~General

The undertakings in this Clause ~~14~~ 15 (Insurance Undertakings) remain in force on and from the Delivery Date and throughout the rest of the Security Period except as the Agent may otherwise permit.

15.2	~~14.2~~Maintenance of obligatory insurances

The Borrower shall insure the Ship in its name and keep the Ship insured on an agreed value basis for an amount in the currency in which the Loan is denominated approved by the Agent but not being less than the greater of (x) [*] per cent. ([*]%) of the amount of the Loan; and (y) the full market and commercial value of the Ship determined in accordance with Clause ~~13.4~~ 14.4 (Valuation of the Ship) from time to time through internationally recognised independent first class insurance companies, underwriters, war risks and protection and indemnity associations acceptable to the Agent, acting reasonably, in each instance on terms and conditions approved by the Agent including as to deductibles but at least in respect of:

(a)

fire and marine risks including but without limitation hull and machinery and all other risks customarily and usually covered by first-class and prudent shipowners in the global insurance markets under English or Norwegian marine policies or Agent-approved policies containing the ordinary conditions applicable to similar Ships;

(b)	war risks (including terrorism, piracy, blocking and trapping and protection and indemnity war risks) up to the insured amount;
(c)

excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Ship is assessed for the purpose of such claims exceeding the insured value;

(d)

protection and indemnity risks with full standard coverage as offered by first-class protection and indemnity associations which are a member of the International Group of P&I Association and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is one billion Dollars ($1,000,000,000) and this to be increased if reasonably requested by the Agent and the increase is possible in accordance with the standard protection and indemnity cover for Ships of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Ship trades from time to time from the Delivery Date until the end of the Security Period);

(e)	when and while the Ship is laid-up, in lieu of hull insurance, normal port risks; and
(f)	such other risks as the Agent may from time to time reasonably require;

and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage provided that if any of such insurances are also effected in the name of any other person (other than the Borrower and/or a Secured Party) such person shall if so required by the Agent execute a first priority assignment of its interest in such insurances in favour of the Secured Parties in similar terms mutatis mutandis to the relevant provisions of the General Assignment.

15.3	~~14.3~~Mortgagee's interest and pollution risks insurances

The Agent shall take out mortgagee interest insurance on such conditions as the Agent may reasonably require and mortgagee interest insurance for pollution risks as from time to time agreed each for an amount in the currency in which the Loan is denominated of [*] per cent. ([*]%) of the amount of the Loan, the Borrower having no interest or entitlement in respect of such policies; the Borrower shall upon demand of the Agent reimburse the Agent for the costs of effecting and/or maintaining any such insurance(s).

15.4	~~14.4~~Trading in the United States of America

If the Ship shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the "EEZ") as such term is defined in the US Oil Pollution Act 1990 ("OPA"), to comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Ship presently trades or may or will trade at any time during the existence of this Agreement and in particular before such trade is commenced and during the entire period during which such trade is carried on:

(a)	to pay any additional premiums required to maintain full standard protection and indemnity cover for oil pollution up to the highest limit available to it for the Ship in the market;

(b)

to make all such quarterly or other voyage declarations as may from time to time be required by the Ship's protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Agent copies of such declarations;

(c)

to submit the Ship to such additional periodic, classification, structural or other surveys which may be required by the Ship's protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Agent copies of reports made in respect of such surveys;

(d)

to implement any recommendations contained in the reports issued following the surveys referred to in paragraph (c) of Clause ~~14.4~~ 15.4 (Trading in the United States of America) within the time limit specified therein and to provide evidence satisfactory to the Agent that the protection and indemnity insurers are satisfied that this has been done;

(e)

in particular strictly to comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Ship with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and to provide the Agent on demand with such information or evidence as it may reasonably require of such compliance;

(f)

to procure that the protection and indemnity insurances do not contain a clause excluding the Ship from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and to provide the Agent with evidence that this is so; and

(g)

strictly to comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Ship falls within the provisions which limit strict liability under OPA for oil pollution.

15.5	~~14.5~~Protections for Secured Parties
(a)

The Borrower shall give notice forthwith of any assignment of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form approved by the Agent;

(b)

The Borrower shall execute and deliver all such documents and do all such things as may be necessary to confer upon the Secured Parties legal title to the Insurances in respect of the Ship and to procure that the interest of the Secured Parties is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form approved by the Agent shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Ship and (b) that a loss payable clause in the form approved by the Agent shall be endorsed upon the protection and indemnity certificates of entry in respect of the Ship; and

(c)

In the event of the Borrower making default in insuring and keeping insured the Ship as hereinbefore provided then the Agent may (but shall not be bound to) insure the Ship or enter the Ship in such manner and to such extent as the Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such insurance together with interest thereon at the interest rate shall be paid on demand by the Borrower to the Agent.

15.6	~~14.6~~Copies of polices; letters of undertaking

The Borrower will procure that each of the relevant brokers and associations furnishes the Agent with a letter of undertaking in the standard form available in the relevant insurance market or otherwise in such form as may be required by the Agent and waives any lien for premiums or calls except in relation to premiums or calls solely attributable to the Ship.

15.7	~~14.7~~Payment of premiums

The Borrower shall punctually pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Ship and to produce all relevant receipts when so required by the Agent.

15.8	~~14.8~~Renewal of obligatory insurances

The Borrower shall notify the Agent of the renewal of the obligatory insurances at least five (5) days before the expiry thereof and shall procure that the relevant brokers or associations shall promptly confirm in writing to the Agent that such renewal is effected it being understood by the Borrower that any failure to renew the Insurances on the Ship at least two (2) days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default.

15.9	~~14.9~~Guarantees

The Borrower shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association.

15.10	~~14.10~~Provision of insurances information

The Borrower will furnish the Agent from time to time on request with full information about all Insurances maintained on the Ship and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed.

15.11	~~14.11~~Alteration to terms of insurances

The Borrower shall not make or agree to any variation in the terms of any of the Insurances on the Ship without the prior approval of the Agent nor to do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Ship to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose.

15.12	~~14.12~~Settlement of claims

The Borrower shall not settle, compromise or abandon any claim in respect of any of the Insurances on the Ship other than a claim of less than [*] Dollars ($[*]) or the equivalent in any other currency and not being a claim arising out of a Total Loss.

15.13	~~14.13~~Application of insurance proceeds

The Borrower shall apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Ship for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance monies shall have been received.

15.14	~~14.14~~Insurance advisers

The Agent shall be entitled, immediately prior to the Delivery Date and thereafter no more frequently than annually on renewals but also additionally at any time when there is a proposed change of underwriters or the terms of any Insurances, to instruct independent reputable insurance advisers for the purpose of obtaining any advice or information regarding any matter concerning the Insurances which the Agent shall deem necessary, it being hereby specifically agreed that the Borrower shall reimburse the Agent on demand for the costs and expenses incurred by the Agent in connection with the instruction of such advisers subject to a limit of ten thousand Dollars ($10,000) at the time of delivery of the Ship or in the event of a change of underwriters or of terms of any Insurances and otherwise ten thousand Dollars ($10,000) annually thereafter.

16	~~15~~Security Value Maintenance
16.1	~~15.1~~Security Shortfall

If, upon receipt of a valuation of the Ship in accordance with Clause ~~13.4~~ 14.4 (Valuation of the Ship), the Security Value shall be less than the Security Requirement, the Agent may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless the Ship has become a Total Loss) either:

(a)

prepay within a period of 30 days of the date of receipt by the Borrower of the Agent's said notice such sum in Dollars as will result in the Security Requirement after such repayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)

within 30 days of the date of receipt by the Borrower of the Agent's said notice constitute to the reasonable satisfaction of the Agent such further security for the Loan as shall be reasonably acceptable to the Agent having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

Clauses ~~15.2~~ 16.2 (Costs) and ~~15.4~~ 16.4 (Documents and evidence) and paragraph (c) of Clause ~~16.2~~ 17.2 (Voluntary prepayment) shall apply to prepayments under paragraph (a) of Clause ~~15.1~~ 16.1 (Security Shortfall).

16.2	~~15.2~~Costs

All costs in connection with the Agent obtaining any valuation of the Ship referred to in Clause ~~13.4~~ 14.4 (Valuation of the Ship), and obtaining any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to paragraph (b) of Clause ~~15.1~~ 16.1 (Security Shortfall) shall be borne by the Borrower.

16.3	~~15.3~~Valuation of additional security

For the purpose of this Clause ~~15~~ 16 (Security Value Maintenance), the market value of any additional security provided or to be provided to the Agent shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason thereto.

16.4	~~15.4~~Documents and evidence

In connection with any additional security provided in accordance with this Clause ~~15~~ 16 (Security Value Maintenance), the Agent shall be entitled to receive such evidence and documents of the kind referred to in Clause 3 (Conditions Precedent) in respect of other Finance Documents as may in the Agent's opinion be appropriate.

16.5	~~15.5~~Valuations binding

Any valuation under this Clause ~~15~~ 16 (Security Value Maintenance) shall be binding and conclusive as regards the Borrower.

16.6	~~15.6~~Provision of information
(a)

The Borrower shall promptly provide the Agent and any shipbroker acting under this Clause ~~15~~ 16 (Security Value Maintenance) with any information which the Agent or the shipbroker may reasonably request for the purposes of the valuation.

(b)

If the Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Agent considers prudent.

17	~~16~~Cancellation, Prepayment and Mandatory Prepayment
17.1	~~16.1~~Cancellation

At any time prior to the end of the Availability Period, the Borrower may give notice to the Agent in writing that it wishes to cancel the whole or any part of the available Commitments in relation to a Tranche whereupon (without penalty to the Borrower but without prejudice to any liabilities of the Borrower including, without limitation, in respect of fees payable or accrued under this Agreement, arising prior to the date of such cancellation) such available Commitments under that Tranche shall terminate upon the date specified in such notice.  Any cancellation under this Clause ~~16.1~~ 17.1 (Cancellation) shall reduce the remaining Commitments under that Tranche of the relevant Lenders rateably.

17.2	~~16.2~~Voluntary prepayment
(a)

The Borrower may prepay all or part of the Loan on a pro rata basis amongst the Tranches (but if in part being an amount that reduces the Loan by a minimum amount of one (1) repayment instalment of principal of the Loan) together with interest thereon.  Such prepayment shall, regardless of the date on which such prepayment is made, be made together with all of the amounts that SIMEST is entitled to charge, whether for taxes, costs, expenses, indemnities, penalties, losses or liabilities whatsoever, under and in accordance with the Interest Make-Up Agreement and Clause ~~20.2~~ 21.2 (Breakage costs and SIMEST arrangements) but without any other penalty provided that the prepayment is made on the last day of an Interest Period and thirty-five (35) days prior written notice indicating the intended date of prepayment is given to the Agent and the SACE Agent. However, the following amounts shall be payable to the Agent if any prepayment made pursuant to this Clause ~~16.2~~ 17.2 (Voluntary prepayment) is not made on the last day of an Interest Period:

(i)

for the account of the relevant Lenders, whether the Borrower elected a Floating Interest Rate or a Fixed Interest Rate pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate), the difference (if positive), calculated by the relevant Lenders and notified by them to the Agent, between the actual cost for those Lenders of the funding for the relevant Advance or Advances under a Tranche and the rate of interest for the monies to be invested by those Lenders, applied to the amounts so prepaid for the period from the said prepayment until the last day of the Interest Period during which the prepayment occurs (if prepayment does not occur on the last day of that Interest Period), details of any such calculation being supplied to the Borrower by the Agent on behalf of the Lenders; or

(ii)

for the account of SIMEST, if the Borrower elected a Fixed Interest Rate pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate), the sum of charges (if any) imposed by SIMEST representing funding or breakage costs of the Italian Authorities as more specifically set out in Clause ~~20~~ 21 (Indemnities).

(b)

For the avoidance of doubt, regardless of the date on which a voluntary prepayment is made, such prepayment shall be paid together with all amounts payable in accordance with Clause ~~20.2~~ 21.2 (Breakage costs and SIMEST arrangements) and if a voluntary prepayment is made other than on the last day of an Interest Period, the prepayment shall be paid together with such other amounts payable in accordance with Clauses ~~20.1~~ 21.1 (Indemnities regarding borrowing and repayment of Loan) and ~~20.2~~ 21.2 (Breakage costs and SIMEST arrangements).

(c)

If the Borrower has selected the Fixed Interest Rate pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate), the SACE Agent shall give SIMEST thirty (30) days written notice of the intended date of prepayment.

(d)

There may be no more than two voluntary prepayments in part of the Loan made in each 12-month period beginning on the Delivery Date unless the relevant prepayment is made at the end of an Interest Period relating to the Loan or the relevant part of the Loan (as applicable).

17.3	~~16.3~~Mandatory prepayment – Sale and Total Loss

The Borrower shall be obliged to prepay the whole of the Loan if the Ship is sold or becomes a Total Loss:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or
(b)	in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Agent of the proceeds of insurance relating to such Total Loss.
17.4	~~16.4~~Mandatory prepayment – SACE Insurance Policy
(a)

The Borrower shall be obliged to prepay the whole of the Loan if the SACE Insurance Policy is revoked, rescinded, cancelled, terminated, suspended or otherwise becomes unenforceable or ceases to be in full force and effect.

(b)

In the event that any other event occurs or any other circumstances arise or develop which would have a material adverse effect on SACE's ability to perform its obligations under the SACE Insurance Policy, the Borrower and the Lenders shall, provided that no Event of Default has occurred and is continuing, negotiate in good faith for a period of not less than 30 days with a view to agreeing such revised terms and conditions as the Lenders may require to enable the Lenders to maintain the entire Loan (and during such 30 day period, no Lender shall be obliged to make available to the Borrower their portion of the Loan to the extent such amounts have not already been drawn).  In the event that following such negotiations the Borrower and the Lenders fail to agree on such revised terms, the Borrower shall be obliged to prepay, on demand by the Agent, the outstanding principal amount of the Loan to the extent of the amount covered pursuant to the SACE Insurance Policy.  If, during the period while negotiations are on-going pursuant to this paragraph (b) the events described in paragraph (a) of Clause ~~16.4~~ 17.4 (Mandatory prepayment – SACE Insurance Policy) should occur, the Borrower shall be obliged to prepay the Loan in full as required by paragraph (a) of Clause ~~16.4~~ 17.4 (Mandatory prepayment – SACE Insurance Policy).

17.5	~~16.5~~Breach of new covenants or the Principles
(a)

Failure to comply, until the end of the Deferral Period, with the provisions of Clause ~~12.17~~ 13.17 (Dividends and dividend restriction) and Clause ~~12.27~~ 13.27 (New capital raises or financing) or the provisions of paragraph (f) of clause 11.3 (Additional financial reporting), paragraph (c) of clause 11.17 (Dividend restriction), clause 11.19 (New capital raises or financing) and clause 11.20 (Payments under the Shipbuilding contacts) of the Guarantee, or to otherwise duly perform and observe the other requirements and obligations set out in the Principles shall, in each case, not constitute an Event of Default under this Agreement but (in the case of any failure that is capable of remedy (in the opinion of the Agent, at its sole discretion) including any failure to comply with such provisions, only if such failure is not remedied within the Relevant Period pursuant to Clause ~~18.4~~ 19.4 (Breach of other obligations) from the date of such failure to comply) shall result in the reinstatement by the Agent from the date of such breach of the requirement to comply with the financial covenants set out in paragraphs (b) and (c) of clause 11.15 (Financial covenants) of the Guarantee which was otherwise suspended during the Deferral Period.

(b)	Save as permitted by Clause ~~12.27~~ 13.27 (New capital raises or financing), if at any time after the February 2021 ~~Deferral~~ Effective Date and until the occurrence of a Reinstatement Event:
(i)

the Guarantor or any other Group member enters into any financial contract or financial document relating to any Financial Indebtedness and which contains any debt deferral or covenant waivers of existing debt, or the raising of any new debt intended to reimburse existing debt that benefits from additional security or more favourable terms than those available to the Lenders (unless they are granted to the Lenders on a pari passu basis), the requirement to comply with the financial covenants set out in paragraphs (b) and (c) of clause 11.15 (Financial covenants) of the Guarantee which was otherwise suspended during the Deferral Period shall be reinstated (it being provided that such covenants shall not be reinstated in case of such financial contract or financial document relating to the Term and Revolving Credit Facilities); or

(ii)

the Guarantor or any other Group member makes a prepayment (save for any mandatory prepayment necessary to avoid an event of default (however defined)) of any Financial Indebtedness (unless this is done on a pari passu basis with the obligations owed to the Lenders hereunder), the requirement to comply with the financial covenants set out in paragraphs (b) and (c) of clause 11.15 (Financial covenants) of the Guarantee which was otherwise suspended during the Deferral Period shall be reinstated, it being provided that such covenants shall not be reinstated in case of a prepayment relating to the revolving tranche of the Term and Revolving Credit Facilities within the ordinary course of business.

17.6	~~16.6~~Mandatory prepayment on default under Shipbuilding Contract

If:

(a)	prior to the delivery of the Ship it becomes unlawful for the Builder to perform its obligations under the Shipbuilding Contract;
(b)	prior to the delivery of the Ship any of the events specified in Article 20.2 of the Shipbuilding Contract occurs;
(c)	prior to the delivery of the Ship there is a repudiation or termination of the Shipbuilding Contract;
(d)	prior to the delivery of the Ship the Builder ceases to carry on all or a substantial part of its cruise ship building business; or
(e)	the Ship has not been delivered to, and accepted by, the Borrower by the date specified in Article 8.9 of the Shipbuilding Contract,

then:

(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event; and
(ii)

if the Majority Lenders so require, the Agent shall, by not less than 3 Business Days' notice to the Borrower, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

17.7	~~16.7~~Mandatory Prepayment in case of refund by SACE to the Borrower of the second instalment of the Additional SACE Premium

If at any time on or after the Leonardo Six Intended Delivery Date the Borrower receives a refund of the portion of the second instalment of the Additional SACE Premium pursuant to paragraphs ~~(e~~9.5(e) and ~~(f~~9.5(f) of Clause ~~8.5~~ 9.5 (Additional SACE Premium), the Agent shall declare the part of the Loan that corresponds to that refunded portion, together with any accrued interest thereon, due and payable on demand.

17.8	~~16.8~~Other amounts

Any prepayment of the whole of the Loan shall be made together with all other sums due under this Agreement (including, without limitation, the compensation calculated in accordance with Clause ~~16.2~~ 17.2 (Voluntary prepayment)).

17.9	~~16.9~~Application of partial prepayment

Amounts prepaid shall be applied in accordance with paragraph (b) of Clause ~~19.1~~ 20.1 (Receipts).

17.10	~~16.10~~No reborrowing

Amounts prepaid may not be reborrowed.

18	~~17~~Interest on Late Payments
18.1	~~17.1~~Default rate of interest

Without prejudice to the provisions of Clause ~~18~~ 19 (Events of Default) and without this Clause in any way constituting a waiver of terms of payment, all sums due by the Borrower under this Agreement will automatically bear interest on a day to day basis from the date when they are payable until the date of actual payment at a rate per annum equal to ~~the higher of:~~:

(a)	before the Rate Switch Date, where the Floating Interest Rate is applicable, the aggregate of:
(i)	Overnight LIBOR;
(ii)	the applicable Margin; and
(iii)	[*] per cent. ([*]%) per annum; or
(b)	after the Rate Switch Date, where the Floating Interest Rate is applicable, the aggregate of:
(i)	Daily Simple SOFR;
(ii)	the Credit Adjustment Spread;
(iii)	the Margin; and
(iv)	two per cent. (2%) per annum; or
(c)	~~(b)~~before the Rate Switch Date, where the Fixed Interest Rate is applicable, the higher of:
(i)	the Fixed Interest Rate plus [*] per cent. ([*]%) per annum; and
(ii)	Overnight LIBOR plus the applicable Margin plus [*] per cent. ([*]%) per annum~~.~~; or
(d)	after the Rate Switch Date, where the Fixed Interest Rate is applicable, the higher of:
(i)	the Fixed Interest Rate plus [*] per cent. ([*]%) per annum; and
(ii)	Daily Simple SOFR plus the Credit Adjustment Spread plus the Margin plus [*] per cent. ([*]%) per annum.
18.2	~~17.2~~Compounding of default interest

To the extent permitted by applicable law, any such interest will itself bear interest at the above rate if it is due for at least three (3) months and thereafter at three monthly intervals.

19	~~18~~Events of Default
19.1	~~18.1~~Events of Default

An Event of Default occurs if any of the events or circumstances described in Clauses ~~18.2~~ 19.2 (Non-payment) to ~~18.20~~ 19.20 (Material Adverse Change) occur.

19.2	~~18.2~~Non-payment

Any Obligor fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document and such failure is not remedied within three (3) Business Days of the due date or (if payable on demand) within three (3) Business Days of receiving the demand.

19.3	~~18.3~~Non-remediable breaches

The Borrower fails to comply with the provisions of Clauses ~~12.8~~ 13.8 (Negative pledge), ~~12.9~~ 13.9 (Disposals), ~~12.11~~ 13.11 (Mergers) or ~~12.18~~ 13.18 (Loans and guarantees by the Borrower).

19.4	~~18.4~~Breach of other obligations
(a)

Any Obligor fails to comply with any provision of any Finance Document (other than a failure to comply covered by any of the other provisions of Clauses ~~18.2~~ 19.2 (Non-payment) to ~~18.20~~ 19.20 (Material Adverse Change)) and in particular but without limitation the Guarantor fails to comply with the provisions of clause 11 (Undertakings) of its Guarantee or there is any material breach in the opinion of the Majority Lenders and SACE of any of the Underlying Documents provided that (save in respect of Clause ~~12.28~~ 13.28 (Code of Ethics and Model)) no Event of Default shall be deemed to have occurred if, in the opinion of the Majority Lenders and SACE, such failure or material breach is capable of remedy and is remedied within the Relevant Period (as defined below) from the date of its occurrence, if the failure or material breach was known to that Obligor, or from the date the relevant Obligor is notified by the Agent of the failure or material breach, if the failure or material breach was not known to that Obligor, unless in any such case as aforesaid the Majority Lenders and SACE consider that the failure or material breach is or could reasonably be expected to become materially prejudicial to the interests, rights or position of the Lenders, "Relevant Period" meaning for the purposes of this Clause fifteen (15) days in respect of a remedy period commencing after the date of this Agreement;

(b)

There is a repudiation or termination of any Transaction Document (save for the Shipbuilding Contract, and, to the extent replaced, (either by another Refund Guarantee or an Acceptable Deposit in the Account subject to the Account Pledge) any of the Refund Guarantee, any Management Agreement and any charter) or any of the parties thereto becomes entitled to terminate or repudiate any of them and evidences an intention so to do;

(c)

Prior to the delivery of the Ship, any of the parties to the Shipbuilding Contract becomes entitled to terminate or repudiate the Shipbuilding Contract and commences the exercise of their rights to do so.

19.5	~~18.5~~Misrepresentation

Any representation, warranty or statement made or repeated in, or in connection with, any Transaction Document or the SACE Insurance Policy or in any accounts, certificate, statement or opinion delivered by or on behalf of any Obligor thereunder or in connection therewith is materially incorrect or misleading when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct.

19.6	~~18.6~~Cross default
(a)	Any event of default occurs under any financial contract or financial document relating to any Financial Indebtedness of the Borrower; or
(b)	any such Financial Indebtedness or any sum payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise; or
(c)	any other Financial Indebtedness of any member of the Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any Security

Interest securing the same becomes enforceable by reason of default provided that no Event of Default will arise if the aggregate amount of the relevant Financial Indebtedness and liabilities secured by the relevant Security Interests is less than [*] Dollars ($[*]) or its equivalent in other currencies; or

(d)

any other Security Interest over any assets of any member of the Group securing any alleged liability that does not qualify as Financial Indebtedness becomes enforceable where the alleged liability is in respect of a sum of, or sum aggregating, [*] Dollars ($[*]) or its equivalent in other currencies, unless the alleged liability is being contested in good faith by appropriate means by the relevant Group member and the Agent is reasonably satisfied that the relevant member of the Group has reasonable grounds for succeeding in its action;

(e)

No Event of Default will occur, or be deemed to have occurred, under this Clause ~~18.6~~ 19.6 (Cross default) if such Event of Default occurs during the Deferral Period (but without prejudice to the rights of the Lenders in respect of any further breach that may occur following the expiry of the Deferral Period) and is caused solely as a result of a breach of the financial covenants in respect of the Group equivalent to those set out in paragraphs (b) and (c) of clause 11.15 (Financial Covenants) of the Guarantee, under, or in relation to, any other SACE-backed facility agreement to which a Guarantor is a Party or has executed a guarantee and to which the Principles apply, unless at the time of such Event of Default, an event resulting in mandatory prepayment of the Loan pursuant to Clause ~~16.3~~ 17.3 (Mandatory prepayment – sale and total loss) or Clause ~~16.4~~ 17.4 (Mandatory prepayment – SACE insurance policy) has occurred.

19.7	~~18.7~~Winding-up

Any order is made or an effective resolution passed or other action taken for the suspension of payments or reorganisation, dissolution, termination of existence, liquidation, winding-up or bankruptcy of any Obligor.

19.8	~~18.8~~Appointment of liquidators etc.

A liquidator, trustee, administrator, receiver, administrative receiver, manager or similar officer is appointed in respect of any Obligor or in respect of all or any substantial part of the assets of any Obligor.

19.9	~~18.9~~Enforcement of any security

Any corporate action, legal proceeding or other procedure or step is taken in relation to enforcement of any security interests over any assets of the Borrower.

19.10	~~18.10~~Insolvency
(a)

An Obligor is unable or admits inability to pay its debts as they fall due, is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent liabilities).
(c)

A moratorium in respect of all or any debts of any Obligor or a compromise, composition, assignment or an arrangement with creditors of any Obligor or any similar proceeding or arrangement by which the assets of any Obligor are submitted to the control of its creditors is applied for, ordered or declared or any Obligor commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a significant part of its Financial Indebtedness.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

19.11	~~18.11~~Legal process

Any corporate action, legal proceeding, distress, execution, attachment or other process affects the whole or any substantial part of the assets of any Obligor and remains undischarged for a period of thirty (30) days, any step is taken in relation to enforcement of any security interests over any assets of any Obligor (other than the Borrower) or any uninsured judgment which, in each case, is in excess of [*] Dollars ($[*]) following final appeal, remains unsatisfied for a period of ten (10) days.

19.12	~~18.12~~Analogous events

Anything analogous to or having a substantially similar effect to any of the events specified in Clauses ~~18.7~~ 19.7 (Winding-up) to ~~18.11~~ 19.11 (Legal process) shall occur under the laws of any applicable jurisdiction.

19.13	~~18.13~~Cessation of business

Any Obligor ceases to carry on all or a substantial part of its business.

19.14	~~18.14~~Revocation of consents

Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to comply with any of its obligations under any of the Transaction Documents is materially adversely modified, revoked or withheld or does not remain in full force and effect and within ninety (90) days of the date of its occurrence such event is not remedied to the satisfaction of the Agent consider that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders provided that the Borrower shall not be entitled to the aforesaid ninety (90) day period if the modification, revocation or withholding of the authorisation, approval or consent is due to an act or omission of any Obligor and the Majority Lenders and SACE are satisfied that the Lenders' interests might reasonably be expected to be materially adversely affected.

19.15	~~18.15~~Unlawfulness

At any time it is unlawful or impossible for any Obligor to perform any of its material (to the Secured Parties or any of them) obligations under any Transaction Document to which it is a party or it is unlawful or impossible for the Secured Parties or any Lender to exercise any of their or its rights under any of the Transaction Documents provided that no Event of Default shall be deemed to have occurred where the unlawfulness or impossibility does not relate to the payment obligation of any Obligor under any Transaction Document and is cured within the period of twenty one (21) days of the date of occurrence of the event giving rise to the unlawfulness or impossibility and the affected Obligor performs it obligation within such period.

19.16	~~18.16~~Insurances

The Borrower fails to insure the Ship in the manner specified in Clause ~~14~~ 15 (Insurance Undertakings) or fails to renew the Insurances at least five (5) days prior to the date of expiry thereof and produce prompt confirmation of such renewal to the Agent provided that if the insurers withdraw their cover an Event of Default shall be deemed to have occurred upon issue of the insurer's notice of withdrawal.

19.17	~~18.17~~Disposals

If the Borrower or any other Obligor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor.

19.18	~~18.18~~Prejudice to security

Anything is done or suffered or omitted to be done by any Obligor which in the reasonable opinion of the Agent would or might be expected to imperil the security created by any of the Finance Documents.

19.19	~~18.19~~Governmental intervention

The authority of any Obligor in the conduct of its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within ninety (90) days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders provided that the Borrower shall not be entitled to the aforesaid ninety (90) day period if the seizure or intervention executed by any authority is due to an act or omission of any Obligor and the Majority Lenders and SACE are satisfied that the Lenders' interest might reasonably be expected to be materially adversely affected.

19.20	~~18.20~~Material Adverse Change
(a)	Any event or circumstance occurs which results in a Material Adverse Effect; and/or
(b)

any event or circumstance occurs (including, without limitation, following the sending of a notice by the Borrower under paragraph (c) of Clause ~~12.28~~ 13.28 (Code of Ethics and Model)), which results in a material adverse effect on the ability of the Borrower, also under an economic and/or financial standpoint, to perform its obligations under this Agreement.

19.21	~~18.21~~Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default the Agent may, and if so instructed by the Majority Lenders and SACE, the Agent shall:

(a)	serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or
(b)

serve on the Borrower a notice stating that the Loan (including but without limitation the amount representing the financed First Instalment and Second Instalment of the SACE Premium, the financed second instalment of the Additional SACE Premium and the financed Tranche B Premium), all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c)

take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

19.22	~~18.22~~Termination of Commitments

On the service of a notice under paragraph (a) of Clause ~~18.21~~ 19.21 (Actions following an Event of Default), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.

19.23	~~18.23~~Acceleration of Loan

On the service of a notice under paragraph (b) of Clause ~~18.21~~ 19.21 (Actions following an Event of Default), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Obligor under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.24	~~18.24~~Further amounts payable

Upon an acceleration of repayment of the Loan following an Event of Default the Borrower shall be liable to pay compensation calculated in accordance with Clause ~~16.2~~ 17.2 (Voluntary prepayment).

19.25	~~18.25~~Multiple notices; action without notice

The Agent may serve notices under paragraphs (a) and (b) of Clause ~~18.21~~ 19.21 (Actions following an Event of Default) simultaneously or on different dates and it may take any action referred to in paragraph (c) of Clause ~~18.21~~ 19.21 (Actions following an Event of Default) if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.26	~~18.26~~Notification of Secured Parties and Obligors

The Agent shall send to the Italian Authorities, each Lender and each Obligor a copy or the text of any notice which the Agent serves on the Borrower under Clause ~~18.21~~ 19.21 (Actions following an Event of Default); but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide any Obligor with any form of claim or defence.

19.27	~~18.27~~Lender's rights unimpaired

Nothing in this Clause ~~18~~ 19 (Events of Default) shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clauses 2.4 (Creditor Parties' rights and obligations) and 2.6 (Obligations of Lenders several).

19.28	~~18.28~~Exclusion of Secured Party liability

No Secured Party, and no receiver or manager appointed by the Agent, shall have any liability to an Obligor:

(a)

for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)

as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset.

20	~~19~~Application of sums received
20.1	~~19.1~~Receipts

Except as any Finance Document may otherwise provide, all sums received under this Agreement or any other Finance Document by the Agent, on behalf of the Lenders, or by any of the Lenders for any reason whatsoever will be applied:

(a)

in priority, to payments of any kind due or in arrears in the order of their due payment dates and first, to fees, charges and expenses, second, to interest payable pursuant to Clause ~~17~~ 18 (Interest on Late Payments), third, to interest payable pursuant to Clause 6 (Interest), fourth, to the principal of the Loan payable pursuant to Clause 5 (Repayment), fifth, to any sums due pursuant to Clause ~~20.2~~ 21.2 (Breakage costs and SIMEST arrangements) and, sixth, to any other sums due under this Agreement or any other Finance Document and, if relevant, pro rata to each of the Lenders; or

(b)

if no payments are in arrears or if these payments have been discharged as set out above, then and to sums remaining due under this Agreement or any other Finance Document and, if relevant, pro rata to each of the Lenders and in each case in inverse order of maturity, the interest being recalculated accordingly.

21	~~20~~Indemnities
21.1	~~20.1~~Indemnities regarding borrowing and repayment of Loan

The Borrower shall fully indemnify the Agent and each relevant Lender or SIMEST (but without double counting to the extent that a Lender is making a claim in respect of amounts owing to SIMEST) on the Agent's demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Secured Party, or which that Secured Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	any part of the Loan not being borrowed on the date specified in a Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;
(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;
(c)

any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause ~~17~~ 18 (Interest on Late Payments)); and

(d)	the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Loan under Clause ~~18~~ 19 (Events of Default).

21.2	~~20.2~~Breakage costs and SIMEST arrangements

Without limiting its generality, Clause ~~20.1~~ 21.1 (Indemnities regarding borrowing and repayment of Loan) covers:

(a)

any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contributions and/or any overdue amount (or an aggregate amount which includes its Contributions or any overdue amount);

(b)

if the Borrower has selected the Fixed Interest Rate in accordance with Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate), all of the amounts that SIMEST is entitled to charge, whether for taxes, costs, expenses, indemnities, penalties, losses or liabilities whatsoever, under and in accordance with the Interest Make-Up Agreement, including without limitation, as a result of any prepayment of all or any part of the Loan under this Agreement (whether voluntary, mandatory, following acceleration of the Loan or otherwise), as a result of an Interest Make-Up Event or as a result of the Borrower deciding to switch from the Fixed Interest Rate to another interest rate after the Drawdown Date and/or an Interest Make-Up Event.  Such amounts include, without limitation, (i) breakage costs, (ii) any amount due as a consequence of the close-out of any hedging arrangement entered into by SIMEST in relation to this Agreement, (iii) default interest and penalties (maggiorazioni) whenever applicable, and (iv) all amounts (if any) to be returned by the Agent to SIMEST under and pursuant to the Interest Make-Up Agreement; and

(c)	any other costs whatsoever or howsoever arising under or in respect of the Interest Make-Up Agreement which are passed to the Agent,

and any such costs imposed by SIMEST shall be paid by the Borrower to SIMEST through the Agent.

For the purposes of this Clause ~~20.2~~ 21.2 (Breakage costs and SIMEST arrangements) "Interest Make-Up Event" means the occurrence of any circumstances which result in the termination, cancellation, revocation, cessation or suspension (in each case, in whole or in part) of the Interest Make-Up Agreement or the Interest Make-Up Agreement otherwise ceases or may cease to be in full force and effect or the Agent notifies the Borrower that the Fixed Interest Rate is not available for any reason, in each case, in accordance with the terms of the Interest Make-Up Agreement.

21.3	~~20.3~~Miscellaneous indemnities

The Borrower shall fully indemnify each Secured Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Secured Party, in any country, as a result of or in connection with:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent or any other Secured Party or by any receiver appointed under a Finance Document;
(b)	any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Secured Party concerned.

Without prejudice to its generality, this Clause ~~20.3~~ 21.3 (Miscellaneous indemnities) covers (i) any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code or any Environmental Laws or any Sanctions and (ii) any claims, expenses, liabilities (including, without limitation, under a reputational standpoint) and losses which arise, or are asserted, against CDP under or in connection with any breach by the Borrower of any of the provisions paragraphs (nn) to (rr) of Clause ~~11.2~~ 12.2 (Continuing representations and warranties) and/or of Clause ~~12.28~~ 13.28 (Code of Ethics and Model).

21.4	~~20.4~~Currency indemnity

If any sum due from an Obligor to a Secured Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)	making or lodging any claim or proof against an Obligor, whether in its liquidation, any arrangement involving it or otherwise; or
(b)	obtaining an order or judgment from any court or other tribunal; or
(c)	enforcing any such order or judgment,

the Borrower shall indemnify the Secured Party concerned against the loss arising when the amount of the payment actually received by that Secured Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause ~~20.4~~ 21.4 (Currency indemnity) the "available rate of exchange" means the rate at which the Secured Party concerned is able at the opening of business (Paris time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause ~~20.4~~ 21.4 (Currency indemnity) creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5	~~20.5~~Certification of amounts

A notice which is signed by 2 officers of a Secured Party, which states that a specified amount, or aggregate amount, is due to that Secured Party under this Clause ~~20~~ 21 (Indemnities) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.6	~~20.6~~Sums deemed due to a Lender

For the purposes of this Clause ~~20~~ 21 (Indemnities), a sum payable by the Borrower to the Agent for distribution to a Lender shall be treated as a sum due to that Lender.

21.7	~~20.7~~SACE obligations

To the extent that this Clause ~~20~~ 21 (Indemnities) imposes obligations or restrictions on a Secured Party, such obligations or restrictions shall not apply to SACE and SACE shall have no obligations hereunder nor be constrained by such restrictions.

22	~~21~~Illegality, etc.
22.1	~~21.1~~Illegality and Sanctions

This Clause ~~21~~ 22 (Illegality, etc.) applies if:

(a)	a Lender (the "Notifying Lender") notifies the Agent that:
(i)

it becomes unlawful or contrary to any law, regulation or Sanctions – including by way of civil, administrative or criminal liability - in any applicable jurisdiction for the Notifying Lender to perform any of its obligations as contemplated by the Finance Documents or to fund its participation in the Loan; and/or

(ii)

it becomes unlawful or contrary to any law, regulation or Sanctions – including by way of civil, administrative or criminal liability - in any applicable jurisdiction for the Notifying Lender to maintain its participation in the Loan; or

(b)	an Obligor is or becomes a Prohibited Person,

(such event, an "Illegality or Sanctions Event").

22.2	~~21.2~~Notification of illegality
(a)	The Agent shall promptly notify the Borrower, the Obligors and the other Lenders of the notice under Clause ~~21~~ 22 (Illegality, etc.) which the Agent receives from the Notifying Lender.
(b)

Upon receipt of the notice under paragraph (a) above and provided that such Illegality or Sanctions Event is not applicable with immediate effect (in which case paragraph (a) of Clause ~~21.3~~ 22.3 (Prepayment; termination of Commitment) will apply immediately and this paragraph (b) will not apply), the Agent shall, where the Borrower has selected the Fixed Interest Rate pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate), inform SIMEST in writing in order to start consultations between themselves (pursuant to clause 6 of the Interest Make-Up Agreement) with a view to exploring any possible solution to mitigate the Illegality or Sanctions Event preventing that Lender from performing any of its obligations under a Finance Document or funding or maintaining its share in the Loan.  Any solution agreed between the Agent and SIMEST at the end of the consultation period (which shall last for a period of ten (10) days from the service of such notice on SIMEST) will be binding among themselves and shall be notified by the Agent to each Obligor immediately thereafter (and in any case no later than ten (10) days following such decision).

(c)	If at the end of the consultation procedure set out in paragraph (b) above, no solution is agreed between the Agent and SIMEST, the Agent must immediately notify the Lenders and the Obligors.
22.3	~~21.3~~Prepayment; termination of Commitment
(a)

After notification under paragraph (c) of Clause ~~21.2~~ 22.2 (Notification of illegality) or (in case the Interest Make-Up Agreement has ceased to be in force and effect or the Fixed Interest Rate has not been selected pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate)) after notification under paragraph (a) of Clause ~~21.2~~ 22.2 (Notification of illegality) and subject to Clause ~~21.4~~ 22.4 (Mitigation) below the Borrower must repay or prepay that Lender's share in the Loan on the date specified in paragraph (c) below together with any breakage costs payable under Clause ~~20.2~~ 21.2 (Breakage costs and SIMEST arrangements) and any indemnity payable under paragraph (c) of Clause ~~20.2~~ 21.2 (Breakage costs and SIMEST arrangements) in respect of the Interest Make-Up Agreement;

(b)

On the Agent notifying the Borrower under paragraph (c) of Clause ~~21.2~~ 22.2 (Notification of illegality), the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause ~~21.1~~ 22.1 (Illegality and Sanctions) as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender's Contributions and shall pay compensation to the Notifying Lender calculated in accordance with Clause ~~16.2~~ 17.2 (Voluntary prepayment).

(c)	The date for repayment or prepayment of a Lender's share in the Loan will be:
(i)	the date specified by the Agent in the notification under paragraph (b) above; or
(ii)

in case the Interest Make-Up Agreement has ceased to be in full force and effect or the Fixed Interest Rate has not been selected pursuant to Clause ~~6.1~~ 7.1 (Fixed or Floating Interest Rate), the last day of the current Interest Period for the relevant Advance or Advances under a Tranche or, if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

22.4	~~21.4~~Mitigation
(a)

Each Secured Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to Clause ~~21.1~~ 22.1 (Illegality and Sanctions) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
23	~~22~~Set-Off
23.1	~~22.1~~Application of credit balances

Each Creditor Party may without prior notice:

(a)

apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:
(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;
(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.
23.2	~~22.2~~Existing rights unaffected

No Creditor Party shall be obliged to exercise any of its rights under Clause ~~22.1~~ 23.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

23.3	~~22.3~~Sums deemed due to a Lender

For the purposes of this Clause ~~22~~ 23 (Set-Off), a sum payable by the Borrower to the Agent for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

23.4	~~22.4~~No Security Interest

This Clause ~~22~~ 23 (Set-Off) gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

24	~~23~~Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-in Action in relation to any such liability.
25	~~24~~Changes to the Lenders
25.1	~~24.1~~Transfer by a Lender

Subject to Clause ~~24.5~~ 25.5 (No transfer without Transfer Certificate), Clause ~~24.17~~ 25.17 (Assignment or transfer to SACE) and Clause ~~24.14~~ 25.14 (Change of Facility Office), a Lender (the "Transferor Lender") may at any time provided they have obtained the prior written consent of the Italian Authorities cause:

(a)	its rights in respect of all or part of its Contributions; or
(b)	its obligations in respect of all or part of its Commitment; or
(c)	a combination of (a) and (b),

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, in whole or in part any of its Affiliates or another bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 4 (Form of Transfer Certificate) with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the provisions of Clauses ~~26~~ 27 (Role of the Agent ~~and~~ , the Joint Mandated Lead Arrangers~~)~~  and ~~27~~ the SACE Agent) and 28 (The Security Trustee) respectively.

25.2	~~24.2~~Conditions of assignment or transfer
(a)

The consent of the Borrower is required at all times (subject to the provisions of Clauses ~~24.5~~ 25.5 (No transfer without Transfer Certificate) and ~~24.17~~ 25.17 (Assignment or transfer to SACE)) for an assignment or transfer by a Lender (the "Existing Lender"), unless (i) there is an Event of Default or (ii) the assignment or transfer is to another Lender or an Affiliate of a Lender.

(b)

The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed.  The Borrower will be deemed to have given its consent ten (10) Business Days after the Existing Lender has requested it unless consent is expressly refused by that Borrower within that time.

(c)	The assignment or transfer must be with respect to a minimum Commitment of [*] Dollars ($[*]) or, if less, the Existing Lender's full Commitment.
25.3	~~24.3~~Transfer Certificate, delivery and notification

As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrower, any other Obligors, the Security Trustee and each of the other Lenders;
(b)	on behalf of the Transferee Lender, send to the Borrower and each Obligor letters or emails notifying them of the Transfer Certificate and attaching a copy of it; and
(c)	send to the Transferee Lender copies of the letters or emails sent under paragraph (b) above,

but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.

25.4	~~24.4~~Effective Date of Transfer Certificate

A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, provided that it is signed by the Agent under Clause ~~24.3~~ 25.3 (Transfer Certificate, delivery and notification) on or before that date.

25.5	~~24.5~~No transfer without Transfer Certificate

Except as provided in Clause ~~24.16~~ 25.16 (Security over Lenders' rights), no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Obligor, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

25.6	~~24.6~~Lender re-organisation; waiver of Transfer Certificate

However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contributions as were held by the predecessor Lender.

25.7	~~24.7~~Effect of Transfer Certificate

A Transfer Certificate takes effect in accordance with English law as follows:

(a)

to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower or any Obligor had against the Transferor Lender;

(b)	the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;
(c)	the Transferee Lender becomes a Lender with the Contributions previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;
(d)

the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)

any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of the Borrower or any Obligor against the Transferor Lender had not existed;

(f)	the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the

Majority Lenders and those under Clause ~~6.8~~ 7.8 (Market Disruption) and Clause ~~9~~ 10 (Fees), and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)

in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Obligor referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

25.8	~~24.8~~Maintenance of register of Lenders

During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contributions and administrative details (including the Facility Office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause ~~24.4~~ 25.4 (Effective Date of Transfer Certificate)) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days' prior notice.

25.9	~~24.9~~Reliance on register of Lenders

The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

25.10	~~24.10~~Authorisation of Agent to sign Transfer Certificates

The Borrower, the Security Trustee and each Lender irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

25.11	~~24.11~~Fees and Costs

In respect of any Transfer Certificate:

(a)	the Agent shall be entitled to recover a registration fee of five thousand Euros (€5,000) from the Transferor Lender or (at the Agent's option) the Transferee Lender;
(b)

the Transferee Lender shall pay to the Agent, upon demand, all reasonable costs and expenses, duties and fees, including but without limitation legal costs and out of pocket expenses, incurred by the Agent or the Lenders in connection with any necessary amendment to or supplementing of the Transaction Documents or any of them or the SACE Insurance Policy as a consequence of the assignment or transfer; and

(c)	the Transferee Lender shall pay to the Agent, upon demand, such amount as is payable to the Italian Authorities to cover its costs of giving its approval under Clause ~~24.1~~ 25.1 (Transfer by a Lender).
25.12	~~24.12~~Sub-participation; subrogation assignment

A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Obligor, the Agent or the Security Trustee but with the prior written consent of SACE.

25.13	~~24.13~~Disclosure of information

A Lender may disclose to a potential Transferee Lender or sub participant any information which the Lender has received in relation to the Borrower, any Obligor or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

25.14	~~24.14~~Change of Facility Office

Subject to the prior written consent of SACE, a Lender may change its Facility Office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and
(b)

the date, if any, specified in the notice as the date on which the change will come into effect, provided that if (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office, and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment or an increased payment to the new Lender or Lender acting through its new Facility Office under Clause ~~10~~ 11 (Taxes, Increased Costs, Costs and Related Charges), then the new Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.15	~~24.15~~Notification

On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the Facility Office of which the Agent last had notice.

25.16	~~24.16~~Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause ~~24~~ 25 (Changes to the Lenders) each Lender may without consulting with or obtaining consent from the Borrower or any Obligor but subject to the prior written consent of SACE, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender (i) to the benefit of any Affiliate and/or (ii) within the framework of its, or its Affiliates, direct or indirect funding operations including, without limitation:

(a)

any charge, assignment or other Security Interest to secure obligations to a federal reserve, central bank or a multilateral development bank (including the European Investment Bank and the European Investment Fund); and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)

alter the obligations of the Obligor or require any payments to be made by the Borrower or any Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

25.17	~~24.17~~Assignment or transfer to SACE
(a)

Notwithstanding the above provisions of this Clause ~~24~~ 25 (Changes to the Lenders) each Lender and the Agent shall, if so instructed by SACE in accordance with the provisions of the SACE Insurance Policy and without any requirement for the consent of any Obligor, assign its rights or (as the case may be) transfer its rights and obligations to SACE (but for the avoidance of doubt, SACE will not assume any of the Lenders' obligations pursuant to Clauses ~~10~~ 11 (Taxes, Increased Costs, Costs and Related Charges) or ~~33~~ 34 (Confidentiality) of this Agreement), which assignment or transfer shall take effect upon the date stated in the relevant documentation subject to SACE being satisfied that it has complied with all necessary "know your customer" requirements in relation to such assignment or transfer;

(b)

The Agent shall promptly notify the Obligors of any such assignment or transfer to SACE and, following an Event of Default, the Obligors shall pay to the Agent, upon demand, all reasonable costs and expenses, duties and fees, including but without limitation legal costs and out of pocket expenses, incurred by SACE, the Agent or the Lenders in connection with any such assignment or transfer.

25.18	~~24.18~~No prejudice to SACE rights

Nothing in the Finance Documents shall prejudice or otherwise limit:

(a)	the rights of any Lender to assign its rights or transfer its rights and obligations, under, or in connection with, any Finance Document to SACE or as directed by SACE; and
(b)	the right of SACE to be subrogated to any Lender's rights under, or in connection with, any Finance Document.
25.19	~~24.19~~SACE's power to direct

The Creditor Parties agree and the Obligors acknowledge that SACE has the right to direct the decision-making of the Agent and/or the Security Trustee, including (without limitation) following an Event of Default.

25.20	~~24.20~~Definition of Affiliate

For the purposes of this Clause ~~24~~ 25 (Changes to the Lenders), the definition of "Affiliate" in respect of Crédit Agricole Corporate and Investment Bank shall, for the avoidance of doubt, include any other member of Crédit Agricole Group, and in particular:

(a)	Crédit Agricole S.A.;
(b)	Caisses Régionales de Crédit Agricole;

(c)	Crédit Agricole Assurances;
(d)	LCL SA; and/or
(e)	any company or legal entity in which one or more of the companies or entities referred to in paragraphs (a) to (d) above, together or separately, owns a direct majority interest.
26	~~25~~Changes to the Obligors
26.1	~~25.1~~No change without consent

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27	~~26~~Role of the Agent ~~and~~ ,the Joint Mandated Lead Arrangers and the sace agent
27.1	~~26.1~~Appointment of the Agent
(a)

Each other Secured Party appoints the Agent to act as its agent under and in connection with this Agreement and the other Finance Documents, the SACE Insurance Policy and the Interest Make -Up Agreement.

(b)

Each other Secured Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2	~~26.2~~Duties of the Agent
(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(c)

If the Agent receives notice from a Party referring to this Agreement, describing an Event of Default and stating that the circumstance described is an Event of Default, it shall promptly notify the other Secured Parties.

(d)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Secured Party (other than the Agent or a Joint Mandated Lead Arranger) under this Agreement it shall promptly notify the other Secured Parties.

(e)	The Agent's duties under the Finance Documents are solely administrative in nature.
27.3	~~26.3~~Role of Joint Mandated Lead Arrangers

None of the Joint Mandated Lead Arrangers has any obligations of any kind to any other Party under or in connection with any Transaction Document, the Interest Make-Up Agreement or the SACE Insurance Policy.

27.4	~~26.4~~No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or any of the Joint Mandated Lead Arrangers as a trustee or fiduciary of any other person.
(b)	Neither the Agent nor any of the Joint Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
27.5	~~26.5~~Business with the Guarantor

The Agent and each of the Joint Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Affiliate or Subsidiary of the Guarantor.

27.6	~~26.6~~Rights and discretions of the Agent
(a)	The Agent may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and
(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default); and
(ii)	any right, power, authority or discretion vested in any Party or the Lenders has not been exercised.
(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.
(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.
(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as the Agent under this Agreement.
(f)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any of the Joint Mandated Lead Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7	~~26.7~~Lenders' and SACE's instructions
(a)	Unless a contrary indication appears in a Finance Document, the Agent shall:
(i)

exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders and SACE (or, if so instructed by the Majority Lenders and SACE, refrain from exercising any right, power, authority or discretion vested in it as the Agent); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders and SACE.
(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders and SACE will be binding on all the Secured Parties.
(c)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders and SACE until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders and SACE the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Secured Parties.
(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.
(f)

Notwithstanding anything to the contrary, the Lenders agree that if the Agent (acting in its sole discretion) is of the opinion that or if any Lender notifies the Agent that it is of the opinion that, the prior approval of the Italian Authorities should be obtained in relation to the exercise or non-exercise by the Agent or the Lenders of any power, authority or discretion specifically given to them under or in connection with the Finance Documents or in relation to any other incidental rights, powers, authorities or discretions, then the Agent shall seek such approval of the Italian Authorities prior to such exercise or non-exercise.

27.8	~~26.8~~Responsibility for documentation

The Agent is not responsible for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, a Joint Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Transaction Document, the SACE Insurance Policy or the Interest Make-Up Agreement; nor for

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the SACE Insurance Policy or the Interest Make-Up Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Transaction Document, the SACE Insurance Policy or the Interest Make-Up Agreement.

27.9	~~26.9~~Exclusion of liability
(a)

Without limiting paragraph (b) of Clause ~~26.9~~ 27.9 (Exclusion of liability), the Agent will not be liable for any action taken by it under or in connection with any Finance Document, the SACE Insurance Policy or the Interest Make-Up Agreement, unless directly caused by its Gross Negligence or wilful misconduct.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, the SACE Insurance Policy or the Interest Make-Up Agreement and any officer, employee or agent of the Agent may rely on this Clause subject to Clause ~~36.4~~ 37.4 (Third party rights) and the provisions of the Third Parties Rights Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents, the SACE Insurance Policy or the Interest Make-Up Agreement to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Agent or a Joint Mandated Lead Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Joint Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or a Joint Mandated Lead Arranger.

27.10	~~26.10~~Lenders' indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's Gross Negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

27.11	~~26.11~~Resignation of the Agent
(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Creditor Parties, the Borrower and SACE and with the consent of SACE.
(b)

Alternatively the Agent may resign by giving notice to the other Secured Parties and the Borrower, in which case the Lenders (after consultation with the Borrower and the prior consent of SACE) may appoint a successor Agent.

(c)

If the Lenders have not appointed a successor Agent in accordance with paragraph (b) of Clause ~~26.11~~ 27.11 (Resignation of the Agent) within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Borrower and SACE) may appoint a successor Agent.

(d)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent's resignation notice shall only take effect upon the appointment of a successor.
(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause ~~26~~ 27 (Role of the Agent ~~and~~ , the Joint Mandated Lead Arrangers and the SACE Agent).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Italian Authorities, the Majority Lenders may, subject to the prior consent of the Italian Authorities, by notice to the Agent, require it to resign in accordance with paragraph (b) of Clause ~~26.11~~ 27.11 (Resignation of the Agent).  In this event, the Agent shall resign in accordance with paragraph (b) of Clause ~~26.11~~ 27.11 (Resignation of the Agent) but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h)	The appointment of a successor Agent pursuant to this Clause ~~26.11~~ 27.11 (Resignation of the Agent) shall be subject to compliance with all necessary "know your customer" requirements of the Lenders.
27.12	~~26.12~~Confidentiality
(a)

In acting as agent for the Secured Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
27.13	~~26.13~~Relationship with the Lenders

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

27.14	~~26.14~~Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and each of the Joint Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Guarantor and each Subsidiary of the Guarantor;
(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to or the value or sufficiency of any part of the Charged Property, the priority of any Security Interests or the existence of any Security Interest affecting the Charged Property.

27.15	~~26.15~~Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.16	~~26.16~~Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Agent shall be absolutely entitled:

(a)

to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

(a)	Where the context permits, references to the Agent shall include the SACE Agent. The Agent and the SACE Agent shall be the same entity throughout the Security Period.
(b)

With the prior written consent of each of the Lenders, the SACE Agent may amend or modify the SACE Insurance Policy and the Interest Make-Up Agreement provided that such amendments are not inconsistent with the commercial terms of this Agreement, otherwise, the SACE Agent undertakes not to amend or modify the SACE Insurance Policy or the Interest Make-Up Agreement.

The Agent shall resign in accordance with Clause ~~26.11~~ 27.11 (Resignation of the Agent) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) of Clause ~~26.11~~ 27.11 (Resignation of the Agent)) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)

the Agent fails to respond to a request under Clause ~~10.9~~ 11.9 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)

the information supplied by the Agent pursuant to Clause ~~10.9~~ 11.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

28	~~27~~The Security Trustee
(a)

The Security Trustee declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause ~~27~~ 28 (The Security Trustee) and the other provisions of the Finance Documents.

(b)

Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Finance Documents (and no others shall be implied).

(c)

The Security Trustee shall not have any liability to any person in respect of its duties, obligations and responsibilities under this Agreement or the other Finance Documents except as expressly set out in paragraph (a) of Clause ~~27.1~~ 28.1 (Trust) and as excluded or limited by this Clause ~~27~~ 28 (The Security Trustee) including in particular Clause ~~27.8~~ 28.8 (Instructions to Security Trustee and exercise of discretion), Clause ~~27.13~~ 28.13 (Responsibility for documentation), Clause ~~27.14~~ 28.14 (Exclusion of liability), Clause ~~27.16~~ 28.16 (Lenders' indemnity to the Security Trustee), Clause ~~27.23~~ 28.23 (Business with the Group) and Clause ~~27.28~~ 28.28 (Full freedom to enter into transactions).

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Trustee its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.
(b)	The Parallel Debt of an Obligor:
(i)	shall become due and payable at the same time as its Corresponding Debt;
(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.
(c)	For purposes of this Clause ~~27.2~~ 28.2 (Parallel Debt (Covenant to pay the Security Trustee)), the Security Trustee:
(i)	is the independent and separate creditor of each Parallel Debt;
(ii)	acts in its own name and not as agent, representative or trustee of the Secured Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)

shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:
(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and
(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and
(B)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)

All amounts received or recovered by the Security Trustee in connection with this Clause ~~27.2~~ 28.2 (Parallel Debt (Covenant to pay the Security Trustee)) to the extent permitted by applicable law, shall be applied in accordance with Clause ~~19~~ 20 (Application of sums received).

(f)	This Clause ~~27.2~~ 28.2 (Parallel Debt (Covenant to pay the Security Trustee)) shall apply, with any necessary modifications, to each Finance Document.

The Secured Parties shall not have any independent power to enforce, or have recourse to, any Security Interest created by any of the Finance Documents or to exercise any rights or powers arising under the Finance Documents creating the Security Interest except through the 28.4~~27.4~~Application of receipts

(a)

Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Trustee receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause ~~27~~ 28 (The Security Trustee), the "Recoveries") shall be transferred to the Agent for application in accordance with Clause ~~19~~ 20 (Application of sums received).

(b)	Paragraph (a) above is without prejudice to the rights of the Security Trustee, any receiver:
(i)	under Clause ~~26.10~~ 27.10 (Lenders' indemnity to the Agent) to be indemnified out of the Charged Property; and
(ii)	under any Finance Document to credit any moneys received or recovered by it to any suspense account.
(c)	Any transfer by the Security Trustee to the Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Trustee.

(d)

The Security Trustee is under no obligation to make the payments to the Agent under paragraph (a) of this Clause ~~27.4~~ 28.4 (Application of receipts) in the same currency as that in which the obligations and liabilities owing to the relevant Secured Party are denominated.

28.5	~~27.5~~Deductions from receipts
(a)	Before transferring any moneys to the Agent under Clause ~~27.4~~ 28.4 (Application of receipts), the Security Trustee may, in its discretion:
(i)

deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Trustee or any receiver and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable;

(ii)

set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(iii)

pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)

For the purposes of paragraph (i) above, if the Security Trustee has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

28.6	~~27.6~~Prospective liabilities

Following acceleration of any Security Interest, the Security Trustee may, in its discretion, or at the request of the Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) for later payment to the Agent for application in accordance with Clause ~~19~~ 20 (Application of sums received) in respect of:

(a)	any sum to the Security Trustee, any receiver; and
(b)	any part of the Secured Liabilities,

that the Security Trustee or, in the case of paragraph (b) only, the Agent, reasonably considers, in each case, might become due or owing at any time in the future.

28.7	~~27.7~~Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Agent for application in accordance with Clause ~~19~~ 20 (Application of sums received) the Security Trustee may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Trustee's discretion in accordance with the provisions of this Clause ~~27.7~~ 28.7 (Investment of proceeds).

28.8	~~27.8~~Instructions to Security Trustee and exercise of discretion
(a)

Subject to paragraph (d) below, the Security Trustee shall act in accordance with any instructions given to it by the Agent (acting on the instructions of SACE and the Majority Lenders or all the Lenders (as appropriate)) or, if so instructed by the Agent (acting on the instructions of SACE and the Majority Lenders or all the Lenders (as appropriate)), refrain from exercising any right, power, authority or discretion vested in it as Security Trustee and shall be entitled to assume that:

(i)

any instructions received by it from the Agent (acting on the instructions of SACE and the Majority Lenders or all the Lenders (as appropriate)) are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.
(b)

The Security Trustee shall be entitled to request instructions, or clarification of any direction, from the Agent (acting on the instructions of SACE and the Majority Lenders or all the Lenders (as appropriate)) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it.

(c)

Any instructions given to the Security Trustee by the Agent (acting on the instructions of SACE and the Majority Lenders or all the Lenders (as appropriate)) shall override any conflicting instructions given by any other Party.

(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in this Agreement;
(ii)	where this Agreement requires the Security Trustee to act in a specified manner or to take a specified action;
(iii)

in respect of any provision which protects the Security Trustee's own position in its personal capacity as opposed to its role of Security Trustee for the Secured Parties including, without limitation, the provisions set out in Clauses ~~27.10~~ 28.10 (Security Trustee's discretions) to Clause ~~27.28~~ 28.28 (Full freedom to enter into transactions); and

(iv)

in respect of the exercise of the Security Trustee's discretion to exercise a right, power or authority under any of Clause ~~27.5~~ 28.5 (Deductions from receipts) and Clause ~~27.6~~ 28.6 (Prospective liabilities).

28.9	~~27.9~~Security Trustee's Actions

Without prejudice to the provisions of Clause ~~27.4~~ 28.4 (Application of receipts), the Security Trustee may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

28.10	~~27.10~~Security Trustee's discretions

(a)	The Security Trustee may:
(i)

assume (unless it has received actual notice to the contrary from the Agent) that (i) no Event of Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(ii)	assume that any notice or request made by the Borrower (other than a Drawdown Notice) is made on behalf of and with the consent and knowledge of all the Obligors;
(iii)

if it receives any instructions or directions to take any action in relation to a Security Interest under the Finance Documents, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(iv)

engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Trustee or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(v)	act in relation to the Finance Documents through its personnel and agents;
(vi)	disclose to any other Party any information it reasonably believes it has received as Security Trustee under this Agreement;
(vii)

rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(viii)

refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

(b)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

28.11	~~27.11~~Security Trustee's obligations

The Security Trustee shall promptly:

(a)	copy to the Agent the contents of any notice or document received by it from any Obligor under any Finance Document;
(b)

forward to a Party the original or a copy of any document which is delivered to the Security Trustee for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c)

inform the Agent of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Trustee has received notice from any other party to this Agreement.

28.12	~~27.12~~Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee shall not:

(a)	be bound to enquire as to (i) whether or not any Event of Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;
(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;
(c)

be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	have or be deemed to have any relationship of trust or agency with, any Obligor.
28.13	~~27.13~~Responsibility for documentation

None of the Security Trustee, any receiver shall accept responsibility or be liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)

any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Security Property or otherwise, whether in accordance with an instruction from the Agent or otherwise unless directly caused by its Gross Negligence or wilful misconduct;

(d)

the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Property; or

(e)	any shortfall which arises on the enforcement or realisation of the Security Property.
28.14	~~27.14~~Exclusion of liability
(a)	Without limiting Clause ~~27.15~~ 28.15 (No proceedings), none of the Security Trustee or any receiver will be liable for any action taken by it or not taken by it under or in connection with any Finance Document or any Security Interest, unless directly caused by its Gross Negligence or wilful misconduct.

(b)

The Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(c)

Nothing in this Agreement shall oblige the Security Trustee to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee.

28.15	~~27.15~~No proceedings

No Party (other than the Security Trustee or that receiver) may take any proceedings against any officer, employee or agent of the Security Trustee or a receiver in respect of any claim it might have against the Security Trustee or a receiver in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Security Trustee or a receiver may rely on this Clause subject to Clause ~~36.4~~ 37.4 (Third party rights) and the provisions of the Third Parties Rights Act.

28.16	~~27.16~~Lenders' indemnity to the Security Trustee

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Trustee and every receiver within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Trustee's or receiver's Gross Negligence or wilful misconduct) in acting as Security Trustee or receiver under the Finance Documents (unless the relevant Security Trustee or receiver has been reimbursed by an Obligor pursuant to a Finance Document).

28.17	~~27.17~~Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Creditor Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)

the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)	whether that Creditor Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document,

the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)

the adequacy, accuracy and/or completeness of any information provided by the Security Trustee or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Security Interests created by the Finance Documents or the existence of any Security Interest affecting the Charged Property, and each Creditor Party warrants to the Security Trustee that it has not relied on and will not at any time rely on the Security Trustee in respect of any of these matters.

28.18	~~27.18~~No responsibility to perfect Security Interests

The Security Trustee shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;
(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or any Security Interest;
(c)

register, file or record or otherwise protect any Security Interests (or the priority of any of Security Interest) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of any Security Interest;

(d)

take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render any Security Interest effective or to secure the creation of any ancillary security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Finance Documents creating the Security Interests.
28.19	~~27.19~~Insurance by Security Trustee
(a)

The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)

Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent shall have requested it to do so in writing and the Security Trustee shall have failed to do so within fourteen (14) days after receipt of that request.

28.20	~~27.20~~Custodians and nominees

The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

28.21	~~27.21~~Acceptance of title

The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

28.22	~~27.22~~Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Trustee may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

28.23	~~27.23~~Business with the Group

The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

28.24	~~27.24~~Winding up of trust

If the Security Trustee, with the approval of the Agent determines that (a) all of the Secured Liabilities and all other obligations secured by the Finance Documents creating the Security Interests have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a)

the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Security Interests and the rights of the Security Trustee under each of the Finance Documents creating the Security Interests; and

(b)	any Retiring Security Trustee shall release, without recourse or warranty, all of its rights under each of the Finance Documents creating the Security Interests.
28.25	~~27.25~~Powers supplemental

The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

28.26	~~27.26~~Trustee division separate

(a)

In acting as trustee for the Secured Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)

If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

28.27	~~27.27~~Disapplication

In addition to its rights under or by virtue of this Agreement and the other Finance Documents, the Security Trustee shall have all the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999, the Trustee Act 2000 and by general law or otherwise, provided that:

(a)	section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement and the other Finance Documents; and
(b)

where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, such provisions shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

28.28	~~27.28~~Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Security Trustee shall be absolutely entitled:

(a)

to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, each Servicing Party shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

28.29	~~27.29~~Resignation of the Security Trustee
(a)	The Security Trustee may resign and appoint one of its affiliates as successor by giving notice to the Borrower and each Secured Party.
(b)	Alternatively the Security Trustee may resign by giving notice to the other Parties in which case the Majority Lenders (with the prior consent of SACE) may appoint a successor Security Trustee.
(c)

If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Agent and SACE) may appoint a successor Security Trustee.

(d)

The retiring Security Trustee (the "Retiring Security Trustee") shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents.

(e)

The Security Trustee's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer, by way of a document expressed as a deed, of all of the Security Property to that successor.

(f)

Upon the appointment of a successor, the Retiring Security Trustee shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause ~~27.24~~ 28.24 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Trustee, remain entitled to the benefit of Clause ~~27~~ 28 (The Security Trustee), Clause ~~27.5~~ 28.5 (Deductions from receipts), Clause ~~27.16~~ 28.16 (Lenders' indemnity to the Security Trustee) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Security Trustee.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)

The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above.  In this event, the Security Trustee shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h)	The consent of the Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Trustee.
(i)

The appointment of a successor Security Trustee pursuant to this Clause ~~27.29~~ 28.29 (Resignation of the Security Trustee) shall be subject to compliance with all necessary "know your customer" requirements of the Lenders.

28.30	~~27.30~~Delegation
(a)

Each of the Security Trustee or any receiver may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)	That delegation may be made upon any terms and conditions and subject to any restrictions that the Security Trustee or that receiver (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate.

28.31	~~27.31~~Additional Security Trustee
(a)	The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(i)	if it considers that appointment to be in the interests of the Secured Parties; or
(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant; or
(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Trustee shall give prior notice to the Borrower and the Agent of that appointment.

(b)

Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)

The remuneration that the Security Trustee may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

29	~~28~~Conduct of business by the Creditor Parties
29.1	~~28.1~~No provision of this Agreement will:
(a)	interfere with the right of any Creditor Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Creditor Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Creditor Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.
30	~~29~~Sharing among the Creditor Parties
30.1	~~29.1~~Payments to Creditor Parties

If a Creditor Party (a "Recovering Creditor Party") receives or recovers any amount from an Obligor other than in accordance with this Clause ~~29~~ 30 (Sharing among the Creditor Parties) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Creditor Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;
(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Creditor Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause ~~19~~ 20 (Application of sums received) and Clause ~~30~~ 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Creditor Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Creditor Party as its share of any payment to be made, in accordance with Clause ~~19~~ 20 (Application of sums received) and Clause ~~30~~ 31 (Payment Mechanics).

30.2	~~29.2~~Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Creditor Parties (other than the Recovering Creditor Party) in accordance with Clause ~~19~~ 20 (Application of sums received) and Clause ~~30~~ 31 (Payment Mechanics).

30.3	~~29.3~~Recovering Creditor Party's rights
(a)

On a distribution by the Agent under Clause ~~29.2~~ 30.2 (Redistribution of payments), the Recovering Creditor Party will, if possible under the relevant applicable laws, be subrogated to the rights of the Creditor Parties which have shared in the redistribution.

(b)

If and to the extent that the Recovering Creditor Party is not able to rely on its rights under paragraph (a) of Clause ~~29.3~~ 30.3 (Recovering Creditor Party's rights), the relevant Obligor shall be liable to the Recovering Creditor Party for a debt equal to the Sharing Payment which is immediately due and payable.

30.4	~~29.4~~Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Creditor Party becomes repayable and is repaid by that Recovering Creditor Party, then:

(a)

each Lender which has received a share of the relevant Sharing Payment pursuant to Clause ~~29.2~~ 30.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Creditor Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Creditor Party for its proportion of any interest on the Sharing Payment which that Recovering Creditor Party is required to pay); and

(b)

that Recovering Creditor Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Creditor Party for the amount so reimbursed.

30.5	~~29.5~~Exceptions
(a)

This Clause ~~29~~ 30 (Sharing among the Creditor Parties) shall not apply to the extent that the Recovering Creditor Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Creditor Party is not obliged to share with any other Creditor Party any amount which the Recovering Creditor Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Creditor Party of the legal or arbitration proceedings; and
(ii)

that other Creditor Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

(c)

Following full indemnification by SACE of the SACE Agent (on behalf of the Lenders) under the SACE Insurance Policy, the provisions relating to the sharing of proceeds among the Creditor Parties in this Clause ~~29~~ 30 (Sharing among the Creditor Parties) shall not apply to any payment made to SACE by a Lender or the Borrower following a payment by SACE to any Lender under the SACE Insurance Policy.

31	~~30~~Payment Mechanics
31.1	~~30.1~~Payments to the Agent
(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

(c)	Payment shall be made before 11.00 a.m. New York time or 11.00 a.m. Paris time (in the case of a payment in Euro).
(d)

For each payment by the Borrower, it shall notify the Agent on the third Business Day prior to the due date for payment that it will issue to its bank (which shall be named in such notification) to make the payment.

31.2	~~30.2~~Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause ~~30.3~~ 31.3 (Distributions to an Obligor), Clause ~~30.4~~ 31.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

31.3	~~30.3~~Distributions to an Obligor

The Agent may in accordance with Clause ~~22~~ 23 (Set-Off) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	~~30.4~~Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5	~~30.5~~No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.6	~~30.6~~Business Days
(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or unpaid sum under this Agreement interest is payable on the principal or unpaid sum at the rate payable on the original due date.
31.7	~~30.7~~Currency of account
(a)	Subject to paragraphs (b) and (c) of Clause ~~30.7~~ 31.7 (Currency of account) Dollars is the currency of account and payment for any sum from an Obligor under any Finance Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or taxes are incurred.
(c)	Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.
31.8	~~30.8~~Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Lenders and the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Lenders and the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant ~~Interbank~~ Market and otherwise to reflect the change in currency.

31.9	~~30.9~~Distributions under the Interest Make-Up Agreement

Each payment received by the Agent under the Interest Make-Up Agreement for a Lender shall be made available by the Agent as soon as practicable after receipt to the Lender entitled to receive such payment in accordance with this Agreement (for the account of its Facility Office), to such account as that Lender may notify to the Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

32	~~31~~Variations and Waivers
32.1	~~31.1~~Variations, waivers etc. by Majority Lenders

Subject to Clause ~~31.2~~ 32.2 (Variations, waivers etc. requiring agreement of all Lenders), a document shall be effective to vary, waive, amend, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by email, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which an Obligor is party, by an Obligor (provided that no amendment or variation may be made to this Agreement or any other Finance Document without the consent of the Italian Authorities); provided, further, that no amendment or variation may be made before the date falling ten Business Days after the terms of that amendment or variation have been notified by the Agent to the Lenders.  The Agent shall notify the Lenders reasonably promptly of any amendments or variations proposed by the Borrower.

32.2	~~31.2~~Variations, waivers etc. requiring agreement of all Lenders

However, as regards the following, Clause ~~31.1~~ 32.1 (Variations, waivers etc. by Majority Lenders) applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender":

(a)	a reduction in the Margin;
(b)	a postponement to the date for, or a reduction in the amount of, any payment of principal, interest, fees, commission or other sum payable under this Agreement;
(c)	an increase in or extension of any Lender's Commitment under a Tranche or any requirement that a cancellation of Commitments under any Tranche reduces the Commitments rateably under the Loan;
(d)	a change to the definition of "Majority Lenders";
(e)	a change to Clause 2 (Facility), Clause 6 (Interest), Clause ~~24~~ 25 (Changes to the Lenders) or this Clause ~~31~~ 32 (Variations and Waivers);
(f)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(g)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.
32.3	~~31.3~~Exclusion of other or implied variations

Except for a document which satisfies the requirements of Clauses ~~31.1~~ 32.1 (Variations, waivers etc. by Majority Lenders) and ~~31.2~~ 32.2 (Variations, waivers etc. requiring agreement of all Lenders), no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or
(b)	an Event of Default; or
(c)	a breach by the Borrower or an Obligor of an obligation under a Finance Document or the general law; or
(d)	any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

33	~~32~~Notices
33.1	~~32.1~~General

Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

33.2	~~32.2~~Addresses for communications

A notice shall be sent:

(a)	to the Borrower:

7665 Corporate Center Drive

Miami FL33126, USA

Attention: Chief Financial Officer and General Counsel

Email: [*] / [*]

(b)	to a Lender:

At the address below its name in Schedule 1 (Lenders and Commitments) or (as the case may require) in the relevant Transfer Certificate.

(c)	to the Agent or the SACE Agent:

12, Place des Etats-Unis

CS 70052

92547 Montrouge Cedex, France

Fax No. (33) 1 41 89 19 34

Attn: Shipping Middle Office – Ms Clémentine Costil and Romy Roussel or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent, the Borrower and the Lenders.

33.3	~~32.3~~Effective date of notices

Subject to Clauses ~~32.4~~ 33.4 (Service outside business hours) and ~~32.5~~ 33.5 (Electronic communication), a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered.

33.4	~~32.4~~Service outside business hours

However, if under Clause ~~32.3~~ 33.3 (Effective date of notices) a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or
(b)	on such a business day, but after 6 p.m. local time;

the notice shall (subject to Clause ~~32.5~~ 33.5 (Electronic communication)) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

33.5	~~32.5~~Electronic communication
(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
(b)

Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
33.6	~~32.6~~Illegible notices

Clauses ~~32.3~~ 33.3 (Effective date of notices) and ~~32.4~~ 33.4 (Service outside business hours) do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

33.7	~~32.7~~Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or
(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.
33.8	~~32.8~~English language

Any notice under or in connection with a Finance Document shall be in English.

33.9	~~32.9~~Meaning of "notice"

In this Clause ~~32~~ 33 (Notices), "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

34	~~33~~Confidentiality
34.1	~~33.1~~Confidential Information

Each Creditor Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause ~~33.2~~ 34.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

34.2	~~33.2~~Disclosure of Confidential Information

Any Creditor Party may disclose:

(a)

to the Italian Authorities, to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Creditor Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Representatives and professional advisers;

(iii)

appointed by any Creditor Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;
(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;
(vii)

which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles;

(viii)	who is a Party, a member of the Group or any related entity of an Obligor;
(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or
(x)	with the consent of the Guarantor; or
(xi)	any employee, officer, director or Representative of any Italian Authorities to whom information is required to be disclosed in the course of such person's employment or duties;
(xii)	to whom or for whose benefit that Creditor Party charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to Clause ~~24.16~~ 25.16 (Security over Lenders' rights).

in each case, such Confidential Information as that Creditor Party shall consider appropriate if:

(A)

in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (v), (vi) and (xii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Creditor Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Creditor Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Creditor Party;

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

34.3	~~33.3~~Entire agreement

This Clause ~~33~~ 34 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Creditor Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

34.4	~~33.4~~Disclosure to information services
(a)

Any Creditor Party may disclose to any national or international information service company such as Dealogic, TF, GTR, TXF, IFR and any other similar information service company appointed by that Creditor Party, the following information:

(i)	names of Parties;
(ii)	country of domicile of Obligors;
(iii)	place of incorporation of Obligors;
(iv)	date of this Agreement;

(v)	Clause ~~37~~ 38 (Governing Law);
(vi)	the name of the Agent;
(vii)	amount of Total Commitments;
(viii)	currency of the Facility;
(ix)	type of Facility;
(x)	ranking of Facility; and
(xi)	duration of Facility,

to enable such information service company to provide its usual services.

(b)	Each Obligor represents that none of the information set out in sub-paragraphs (i) to (xi) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
34.5	~~33.5~~Inside information

Each of the Creditor Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Creditor Parties undertakes not to use any Confidential Information for any unlawful purpose.

34.6	~~33.6~~Notification of disclosure

Each of the Creditor Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause ~~33.2~~ 34.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause ~~33~~ 34 (Confidentiality).
34.7	~~33.7~~Continuing obligations

The obligations in this Clause ~~33~~ 34 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Creditor Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Creditor Party otherwise ceases to be a Creditor Party.
34.8	~~33.8~~Disclosure by SACE

Notwithstanding any other provision of this Agreement to the contrary, SACE may disclose any Confidential Information:

(a)	to its ultimate shareholder, holding subsidiary, parent and affiliate companies;
(b)

to the Ministry of Economy and Finance of the Republic of Italy and its departments, other Italian Ministries (including any of their department), Interministerial committees of the Italian Government and any other Italian authority, committee, agency or governmental entity;

(c)

to providers of any reinsurance/counter-guarantee or any form of risk enhancement (including their agents, brokers and consultants) subject to such persons undertaking confidentiality obligations with SACE, unless they are subject to professional duties of confidentiality;

(d)

for the purposes of the State guarantee in favour of SACE pursuant to article 32 of law-decree n. 91/2014 converted into law 116/2014 and for the purposes of article 2 of law decree 23/2020 converted into law 40/2020; or;

(e)	following any payment due under the SACE Insurance Policy; or
(f)	with the consent of the Borrower, such consent not to be unreasonably withheld.
34.9	~~33.9~~Press release

Neither SACE nor the Borrower will issue any press release or make any public announcement in relation to the SACE Insurance Policy without the prior consent of the other party (such consent not to be unreasonably withheld).

35	~~34~~Legal independence and Unconditional Obligations of the Borrower
35.1	~~34.1~~Legal independence and Unconditional Obligations of the Borrower

This Agreement is legally independent from the Shipbuilding Contract. The obligations of the Borrower to make payments and to observe and perform its obligations under the Transaction Documents are absolute, unconditional, irrevocable and several and such obligations shall not:

(a)

in any way be affected or discharged by reason of any matter affecting any of the Pre-delivery Contracts including their performance, frustration or validity, the insolvency or dissolution of any party to any of the Pre-delivery Contracts or the destruction, non-completion or non-functioning of the goods and equipment supplied under the Shipbuilding Contract;

(b)

in any way be affected or discharged by reason of any dispute under any of the Pre-delivery Contracts or any claim which it or any other person may have against, or consider that it has against, any person under any of the Pre-delivery Contracts;

(c)

in any way be affected or discharged by reason of unenforceability, illegality or invalidity of any obligation of the Borrower or any other person under any of the Pre-delivery Contracts or any documents or agreements relating to any of the Pre-delivery Contracts;

(d)	in any way be affected by the fact that all or any part of the amount requested referred to in a Drawdown Notice is not or was not due or payable to the Builder;

(e)	be conditional on the performance by the Creditor Parties of any obligations (except as otherwise stated herein) in order to give rise to a relevant obligation of the Borrower hereunder; or
(f)	in any way be affected or discharged by the insolvency or dissolution of the Borrower.
36	~~35~~SACE Subrogation and Reimbursement
36.1	~~35.1~~Acknowledgement of Subrogation

Each Obligor and each Creditor Party acknowledges that, immediately upon any payment being made by SACE of any amount under the SACE Insurance Policy, SACE will be subrogated to the rights of the Lenders in the amount of such payment under the Finance Documents in accordance with the SACE Insurance Policy.

36.2	~~35.2~~Reimbursement
(a)

Without prejudice to Clause ~~35.1~~ 36.1 (Acknowledgement of Subrogation), each Obligor, jointly and severally undertakes to pay to SACE, and keep SACE indemnified from and against, each and every amount paid (whether by direct payment or set-off) by SACE to the Creditor Parties or any person on any of their behalf under the SACE Insurance Policy;

(b)	Each Obligor undertakes to pay SACE an amount in Dollars equal to:
(i)	for each payment made by SACE to any of the Creditor Parties or any person on any of their behalf under the SACE Insurance Policy, the amount of such payment; and
(ii)

for each deduction or withholding imposed, levied, collected, withheld or assessed on any payment by SACE to any of the Creditor Parties or any person on any of their behalf under the SACE Insurance Policy, the amount of such deduction or withholding, in each case together with interest thereon (calculated in accordance with Clause ~~17.1~~ 18.1 (Default rate of interest) of this Agreement).

(c)

Each Obligor further agrees that its obligations under this Clause ~~35.2~~ 36.2 (Reimbursement) are separate from and in no way conditional upon the Obligor's obligations under this Agreement or any of the other Finance Documents and will not be affected or discharged by any matter relating thereto including, but not limited to, whether or not the Obligor is itself liable to make payment, or is disputing its liability to make payment, under this Agreement or any of the other Finance Documents.

(d)	SACE will promptly inform the Obligors of any amounts to be reimbursed and indemnified under this Clause ~~35.2~~ 36.2 (Reimbursement).
(e)	Each amount that is payable by the Obligors pursuant to Clause ~~35.2~~ 36.2 (Reimbursement) is due and payable to SACE in Dollars within five (5) Business Days of demand by SACE to the Obligors.
36.3	~~35.3~~Obligations Absolute

The obligations of the Obligors under this Clause ~~35.2~~ 36.2 (Reimbursement), to the extent permitted by applicable law:

(a)	are absolute and unconditional;
(b)	are to be discharged and/or performed strictly in accordance with this Agreement under all circumstances;
(c)

are continuing obligations and will extend to the ultimate balance of sums payable by SACE to any Creditor Party or any person on any of their behalf under the SACE Insurance Policy, regardless of any intermediate payment or discharge in whole or in part;

(d)

will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under Clause ~~35.2~~ 36.2 (Reimbursement) (without limitation and whether or not known to it or any Creditor Party) including:

(i)	any time, waiver or consent granted to, or composition with any Obligor;
(ii)	any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Finance Documents;
(iii)	any reduction or release of any other obligations under this Agreement;
(iv)	the release of any Obligor or any other person under the terms of any composition or arrangement;
(v)

the taking, variation, compromise, exchange, renewal, discharge, substitution or release of, or refusal or neglect to perfect, take up, realise or enforce, any rights against, or security over assets of, any Obligor or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(vi)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor, any Creditor Party or any other person;
(vii)	any amendment (however fundamental) or replacement of a Finance Document, the SACE Insurance Policy or any other document or security;
(viii)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, the SACE Insurance Policy or any other document or security;
(ix)	any insolvency or similar proceedings;
(x)	the existence of any claim, set-off, defence, reduction, abatement or other right which any Obligor may have at any time against SACE;
(xi)

any document presented in connection with the SACE Insurance Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(xii)

any payment by SACE against presentation of a demand for payment substantially, on its face, in the form of a claim under the SACE Insurance Policy where any certificate or other document required to be provided with such claim in accordance with the terms of the SACE Insurance Policy either is not provided or does not comply with the terms of the SACE Insurance Policy; and

(xiii)	any other circumstances which might otherwise constitute a defence available to, or discharge of any Obligor.
37	~~36~~Supplemental
37.1	~~36.1~~Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents give to each Secured Party are:

(a)	cumulative;
(b)	may be exercised as often as appears expedient; and
(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.
37.2	~~36.2~~Severability of provisions

If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

37.3	~~36.3~~Counterparts

A Finance Document may be executed in any number of counterparts.

37.4	~~36.4~~Third party rights
(a)

Except for SACE and its successors, transferees and assignees or as otherwise provided in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Party Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)

Notwithstanding any provision of any Finance Document, the consent of any person (other than SACE or its successors, transferees and assignees) who is not a party to a Finance Document is not required to rescind, vary or terminate any Finance Document at any time.

(c)

Subject to the provisions of the Third Party Act, and without prejudice to the provisions of paragraphs (a) and (b) above, SACE has the right to enforce and to enjoy the benefit of Clause ~~35~~ 36 (SACE Subrogation and Reimbursement), Clause ~~17~~ 18 (Interest on Late Payments), Clause ~~8~~ 9 (SACE Premium and Italian Authorities), Clause ~~10.2~~ 11.2 (Tax gross-up), Clause ~~10.3~~ 11.3 (Tax indemnity), Clause ~~10.11~~ 11.11 (Transaction Costs), Clause ~~20.1~~ 21.1 (Indemnities regarding borrowing and repayment of Loan), Clause ~~20.3~~ 21.3 (Miscellaneous indemnities), Clause ~~20.4~~ 21.4 (Currency indemnity), Clause ~~22~~ 23 (Set-Off), Clause ~~27~~ 28 (The Security Trustee), Clause ~~10.6~~ 11.6 (VAT), Clause ~~10.13~~ 11.13 (SACE obligations), Clauses ~~33.8~~ 34.8 (Disclosure by SACE) and ~~33.9~~ 34.9 (Press release) and Clause ~~38~~ 39 (Enforcement).

(d)

Any amendment or waiver which relates to the rights of SACE under this Agreement, including under Clause ~~35~~ 36 (SACE Subrogation and Reimbursement), Clause ~~17~~ 18 (Interest on Late Payments), Clause ~~8~~ 9 (SACE Premium and Italian Authorities), Clause ~~10.2~~ 11.2 (Tax gross-up), Clause ~~10.3~~ 11.3 (Tax indemnity), Clause ~~20.4~~ 21.4 (Currency indemnity), Clause ~~22~~ 23 (Set-Off), Clause ~~27~~ 28 (The Security Trustee), Clause ~~20.3~~ 21.3 (Miscellaneous indemnities), Clause ~~10.6~~ 11.6 (VAT), Clause ~~10.11~~ 11.11 (Transaction Costs), Clause ~~20.1~~ 21.1 (Indemnities regarding borrowing and repayment of Loan), Clauses ~~33.8~~ 34.8 (Disclosure by SACE) and ~~33.9~~ 34.9 (Press release) and Clause ~~38~~ 39 (Enforcement) may not be effected without the consent of SACE.

37.5	~~36.5~~No waiver

No failure or delay on the part of a Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof by the Secured Parties or the exercise by the Secured Parties of any other right, power or privilege.  The rights and remedies of the Secured Parties herein provided are cumulative and not exclusive of any rights or remedies provided by law.

37.6	~~36.6~~Writing required

This Agreement shall not be capable of being modified otherwise than by an express modification in writing signed by the Borrower, the Agent and the Lenders.

38	~~37~~Governing Law
38.1	37.1Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with English law.

39	~~38~~Enforcement
39.1	~~38.1~~Jurisdiction of English Courts

The courts of England have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").  Each Party agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

39.2	~~38.2~~Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)

irrevocably appoints Hannaford Turner LLP, currently of 107 Cheapside, London UK, EC2V 6DN, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 15 days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

40	Effective date

This Agreement is effective from the 2023 Effective Date.

41	~~39~~Confidentiality of Funding Rates and Reference Bank Quotations
41.1	~~39.1~~Confidentiality and disclosure
(a)

The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:
(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause ~~6.5~~ 7.5 (Notification of Interest Periods and Floating Interest Rate);
(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:
(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation ~~or~~ is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.
(d)

The Agent’s obligations in this Clause ~~39~~ 41 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to the Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause ~~6.5~~ 7.5 (Notification of Interest Periods and Floating Interest Rate) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Agent shall not include the details of any ~~individual~~ Reference Bank Quotation as part of any such notification.

41.2	~~39.2~~Related obligations
(a)

The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation , for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(i)

of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of (c) of Clause ~~39.1~~ 41.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause ~~39~~ 40 (Confidentiality of Funding Rates and Reference Bank Quotations).
41.3	~~39.3~~No Event of Default

No Event of Default will occur under Clause ~~18.4~~ 19.4 (Breach of other obligations) by reason only of an Obligor's failure to comply with this Clause ~~39~~ 40 (Confidentiality of Funding Rates and Reference Bank ~~Quotations).~~Quotations).This Agreement has been entered into and amended and restated on the date stated at the beginning of this Agreement.

Execution Pages

BORROWER

SIGNED by)

)

for and on behalf of)

LEONARDO TWO, LTD.)

in the presence of:)

TRANCHE A LENDERS

SIGNED by )

)

for and on behalf of)

~~CRÉDIT AGRICOLE CORPORATE)~~

~~AND INVESTMENT BANK)~~

BANCO BPM S.P.A. )

in the presence of:)

SIGNED by)

)

for and on behalf of)

BNP PARIBAS FORTIS S.A./N.V.)

in the presence of:)

SIGNED by)

)

for and on behalf of)

~~HSBC CONTINENTAL EUROPE, ITALY)~~

CASSA DEPOSITI E PRESTITI S.P.A. )

in the presence of: )

SIGNED by )

 )

for and on behalf of )

CRÉDIT AGRICOLE CORPORATE )

AND INVESTMENT BANK )

in the presence of:)

SIGNED by  )

)

duly authorised )

for and on behalf of)

DEKABANK DEUTSCHE GIROZENTRALE)

SIGNED by)

)

for and on behalf of)

~~CASSA DEPOSITI E PRESTITI S.P.A.)~~

HSBC HSBC Bank PLC )

in the presence of:)

~~SIGNED by )~~

~~duly authorised )~~

~~for and on behalf of)~~

~~BANCO BPM S.P.A.)~~

TRANCHE B LENDERS

SIGNED by )

)

for and on behalf of)

~~CRÉDIT AGRICOLE CORPORATE)~~

~~AND INVESTMENT BANK)~~

BANCO BPM S.P.A. )

in the presence of:)

SIGNED by)

)

for and on behalf of)

BNP PARIBAS FORTIS S.A./N.V.)

in the presence of:)

SIGNED by)

)

for and on behalf of)

~~HSBC CONTINENTAL EUROPE, ITALY)~~

~~in the presence of:)~~

~~SIGNED by)~~

~~)~~

~~for and on behalf of)~~

CASSA DEPOSITI E PRESTITI S.P.A.)

in the presence of:)

SIGNED by)

 )

for and on behalf of )

CRÉDIT AGRICOLE CORPORATE )

AND INVESTMENT BANK )

in the presence of: )

SIGNED by )

~~duly authorised~~ )

for and on behalf of)

~~BANCO BPM S.P.A.)~~

HSBC Bank PLC )

in the presence of: )

TRANCHE C LENDERS

SIGNED by )

)

for and on behalf of)

~~CRÉDIT AGRICOLE CORPORATE)~~

BANCO BPM S.P.A. )

~~AND INVESTMENT BANK)~~

in the presence of:)

SIGNED by)

)

for and on behalf of)

BNP PARIBAS FORTIS S.A./N.V.)

in the presence of:)

SIGNED by)

)

for and on behalf of)

~~HSBC CONTINENTAL EUROPE, ITALY)~~

~~in the presence of:)~~

~~SIGNED by)~~

~~)~~

~~for and on behalf of)~~

CASSA DEPOSITI E PRESTITI S.P.A.)

in the presence of:)

~~SIGNED by )~~

~~duly authorised )~~

~~for and on behalf of)~~

~~BANCO BPM S.P.A.)~~

~~JOINT MANDATED LEAD ARRANGERS~~

SIGNED by)

)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK)

in the presence of:)

SIGNED by)

)

for and on behalf of)

HSBC Bank PLC )

in the presence of: )

JOINT MANDATED LEAD ARRANGERS

SIGNED by )

 )

for and on behalf of )

BNP PARIBAS FORTIS S.A./N.V.)

in the presence of:)

SIGNED by)

)

for and on behalf of)

CASSA DEPOSITI E PRESTITI S.P.A. )

in the presence of: )

SIGNED by )

 )

for and on behalf of )

CRÉDIT AGRICOLE CORPORATE  )

AND INVESTMENT BANK )

in the presence of: )

SIGNED by )

 )

for and on behalf of )

HSBC BANK PLC)

~~in the presence of:)~~

~~SIGNED by)~~

~~)~~

~~for and on behalf of)~~

~~CASSA DEPOSITI E PRESTITI S.P.A.)~~

in the presence of:)

AGENT

SIGNED by)

)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK)

in the presence of:)

SACE AGENT

SIGNED by)

)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE )

AND INVESTMENT BANK)

in the presence of:)

SECURITY TRUSTEE

SIGNED by)

)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE )

AND INVESTMENT BANK)

in the presence of:)

APPENDIX 2

Form of Amended and Restated Guarantee (marked to indicate amendments)

Amendments are indicated as follows:

1	additions are indicated by underlined text in blue; and
2	deletions are shown by strike-through text in red.

Originally dated 12 April 2017
(as previously amended from time to time, including by a supplemental agreement dated 4 June 2020 ~~and~~ , as further amended and restated pursuant to an amendment and restatement agreement dated ~~_____ February 2021~~17 February 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as further amended and restated by an amendment and restatement agreement dated _____ 2023)

ncl corporation ltd.

as Guarantor

and

crÉdit agricole corporate and investment bank

as Security Trustee

and

NORWEGIAN CRUISE LINE HOLDINGS LTD.

as the Holding

Amended and Restated Guarantee

relating to a facility agreement originally dated 12 April 2017 (as previously amended from time to time including as amended and restated by an amendment and restatement agreement dated 21 November 2017, as further amended by a supplemental agreement dated 4 June 2020 , as further amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended and restated by an amendment and restatement agreement dated 17 June 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as further amended and restated by an amendment and restatement agreement dated _____ ~~February 2021~~2023)
in respect of the part financing of the 3,300 passenger cruise ship newbuilding presently designated as Hull No. [*] at Fincantieri S.p.A

Index

ClausePage

1Interpretation~~3~~4

2Guarantee~~4~~5

3Liability as Principal and Independent Debtor5

4Expenses6

5Adjustment of Transactions~~6~~7

6Payments~~6~~7

7Interest~~7~~8

8Subordination~~7~~8

9Enforcement~~8~~9

10Representations and Warranties~~9~~10

11Undertakings~~11~~12

12Judgments and Currency Indemnity~~24~~26

13Set-Off~~24~~26

14Supplemental~~25~~27

15Assignment and Transfer~~27~~29

16Notices~~28~~29

17Invalidity of Loan Agreement~~28~~30

18Governing Law and Jurisdiction~~29~~30

Schedules

Schedule 1 Form of Compliance Certificate~~31~~32

Schedule 2 Regular Monitoring Requirements~~33~~34

Execution

Execution Page~~36~~39

THIS GUARANTEE is originally made on 12 April 2017 (as amended from time to time, including by a supplemental agreement dated 4 June 2020 , as further amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as further amended and restated by an amendment and restatement agreement dated _____ ~~February 2021~~2023)

BETWEEN

(1)	NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with its registered office at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Guarantor")
(2)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK a société anonyme, having a share capital of EUR 7,851,636,342.00 and its registered office located at 12, Place des États-Unis, CS70052 92547, Montrouge Cedex, France registered under the no. Siren~~[~~ 304 187 701~~]~~  at the Registre du Commerce et des Sociétés of Nanterre as security trustee on behalf of the Secured Parties (the "Security Trustee", which expression includes its successors, transferees and assigns)

(3)	NORWEGIAN CRUISE LINE HOLDINGS LTD., a company incorporated under the laws of Bermuda with its registered office at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Holding")

BACKGROUND

(A)

By a shipbuilding contract dated 21 October 2016 (as amended from time to time including on 14 December 2016, 30 January 2017, 27 February 2017, 30 March 2017, 10 April 2017 and 21 November 2017) (the "Shipbuilding Contract") entered into between (i) Fincantieri S.p.A, a company incorporated in Italy with registered office in Trieste, via Genova, 1, and having fiscal code 00397130584 (the "Builder") and (ii) Leonardo Two, Ltd. (the "Borrower"), the Builder has agreed to design, construct and deliver, and the Borrower has agreed to purchase, a 3,300 passenger cruise ship currently having hull number [*] as more particularly described in the Shipbuilding Contract to be delivered on ~~31 May~~[*] subject to any adjustments of such delivery date in accordance with the Shipbuilding Contract.

(B)

By a loan agreement dated 12 April 2017 (as amended from time to time, the "Original Loan Agreement") and made between (i) the Borrower, (ii) the Lenders, (iii) the Joint Mandated Lead Arrangers, (iv) the Agent and SACE Agent and (v) the Security Trustee, it was agreed that the Lenders would make available to the Borrower a loan facility of the Dollar Equivalent of up to six hundred and forty million Euros (€ 640,000,000.00) and the amount of the SACE Premium (but not exceeding eight hundred and sixty eight million, one hundred and eight thousand, one hundred and eight Dollars and eleven cents ($868,108,108.11)) for the purpose of assisting the Borrower in financing (a) payment or reimbursement under the Shipbuilding Contract of all or part of 80% of the Final Contract Price up to the Eligible Amount and (b) reimbursement to the Borrower of 100% of the First Instalment of the SACE Premium paid by it to SACE and payment to SACE of 100% of the Second Instalment of the SACE Premium (as defined therein).

(C)

The execution and delivery to the Security Trustee of a guarantee by the Guarantor, which was executed on 12 April 2017 (the "Original Guarantee"), was one of the conditions precedent to the availability of the facility under the Original Loan Agreement.

(D)

By an amending and restating agreement dated 21 November 2017 (the "2017 Amending and Restating Agreement") entered into between the Borrower, the Lenders, the Agent and the Security Trustee, the Secured Parties agreed to amend the Original Loan Agreement and the other Finance Documents, including the Original Guarantee, to reflect the changes to the Shipbuilding Contract pursuant to the terms of the Sixth Addendum, provided that:

(i)

the Acceptable Deposit be held in an account opened by the Borrower with the Account Bank which shall be pledged in favour of the Lenders, the Joint Mandated Lead Arrangers, the Agent, the SACE Agent and the Security Trustee; and

(ii)	the next instalment under the Shipbuilding Contract is covered by a Refund Guarantee.
(E)

Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE informed the cruise operators of its availability to evaluate certain measures (the "Temporary Measures") applicable in relation to certain qualifying loan agreements in order to assist companies which are financially sound but dealing with the impact of the temporary but unprecedented Covid-19 pandemic; the possibility to access to such measures was subject, amongst other things, to certain principles dated 15 April 2020 for cruise lines offered by SACE (the "Original Principles").

(F)

Pursuant to the consent request letter dated 18 April 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of their wish to benefit from the Temporary Measures in relation to certain loan agreements listed therein, including the Original Loan Agreement (as amended and restated by the 2017 Amending and Restating Agreement), and requested, amongst other things, the temporary suspension of certain covenants under the Original Guarantee and the addition of certain covenants under the Original Loan Agreement (as amended and restated by the 2017 Amending and Restating Agreement) for a period of one year from 1 April 2020 to 31 March 2021 (the "First Borrower Request").

(G)

On 25 May 2020, the Agent (for and on behalf of the Lenders) provided its consent to part of the First Borrower Request in accordance with and subject to certain conditions as set out in an amendment to the Original Loan Agreement (as amended and restated by the 2017 Amending and Restating Agreement) and to the Original Guarantee dated 4 June 2020 between, amongst others, the Borrower, the Agent and the SACE Agent (the "2020 Amendment Agreement") ~~(the Original Loan Agreement as amended pursuant to the 2017 Amending and Restating Agreement and the 2020 Amendment Agreement, the "Amended Loan Agreement")~~.

(H)

Due to the continued impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE confirmed on 31 December 2020 its availability to evaluate an extension of the Temporary Measures (the "Extended Temporary Measures"), again subject to certain principles dated 26 November 2020 for cruise lines offered by SACE (together with the Original Principles, the "Principles").

(I)

Pursuant to the consent request letter dated 3 December 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of their wish to benefit from the Extended Temporary Measures in relation to certain loan agreements listed therein, including the ~~Amended~~ Original Loan Agreement (as amended and restated by the 2017 Amending and Restating Agreement and as further amended by the 2020 Amendment Agreement), and requested, amongst other things, the further temporary suspension of certain covenants under the Original Guarantee (as amended by the 2020 Amendment Agreement) and the addition of certain covenants under the ~~Amended~~ Original Loan Agreement (as amended and restated by the 2017 Amending and Restating Agreement and as further amended by the 2020 Amendment Agreement) for a further period from 1 April 2021 to 31 December 2022 (the "Second Borrower Request").

(J)

On 25 January 2021, the Agent (for and on behalf of the Lenders) provided its consent to part of the Second Borrower Request in accordance with and subject to certain conditions as set out in an amendment and restatement agreement to the ~~Amended~~ Original Loan Agreement (as amended and restated by the 2017 Amending and Restating Agreement and as further amended by the 2020 Amendment Agreement) and to the Original Guarantee (as amended pursuant to the 2020 Amendment Agreement~~, the "Amended Guarantee"~~) dated ~~_____~~ 17 February 2021 between, amongst others, the Borrower, the Guarantor, the Agent and the SACE Agent (the "~~2021~~ February 2021 Amendment and Restatement Agreement").

(K)

By an amending and restating agreement dated 17 June 2021 and made between, amongst others, the Borrower, the Agent and the SACE Agent (the "June 2021 Amendment and Restatement Agreement"), the Parties agreed to, inter alia, provide for an increase of the Facility for the purpose of (i) financing an amount to be applied towards payments relating to the Upsize Allowance, (ii) financing an amount to be applied towards the second instalment of the Additional SACE Premium and (iii) financing an amount to be applied towards the Tranche B Premium.

(L)

By a supplemental agreement dated 23 December 2021 and made between, amongst others, the Borrower, the Agent and the SACE Agent (the "December 2021 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Loan Agreement (as amended and restated by the 2017 Amending and Restating Agreement, as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement and as amended and restated by the June 2021 Amendment and Restatement Agreement) and the Original Guarantee (as amended by the 2020 Amendment Agreement and as amended and restated by the February 2021 Amendment and Restatement Agreement).

(M)

By a supplemental agreement dated 16 December 2022 and made between, amongst others, the Borrower, the Agent and the SACE Agent (the "December 2022 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Loan Agreement (as amended and restated by the 2017 Amending and Restating Agreement, as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement, as amended and restated by the June 2021 Amendment and Restatement Agreement and as amended by the December 2021 Amendment Agreement) and the Original Guarantee (as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement and as amended by the December 2021 Amendment Agreement).

(N)

~~(J)~~The Parties have agreed to enter into an amendment and restatement agreement to the Original Loan Agreement (as amended and restated by the 2017 Amending and Restating Agreement, as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement, as amended and restated by the June 2021 Amendment and Restatement Agreement, as amended by the December 2021 Amendment Agreement and as amended by the December 2022 ~~Amendment and Restatement Agreement" and the Amended Loan Agreement as amended and restated by the 2021 Amendment and Restatement Agreement, the " Loan Agreement").~~Amendment Agreement, the "Amended Loan Agreement") and to the Original Guarantee (as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021

Amendment and Restatement Agreement, as amended by the December 2021 Amendment Agreement and as amended by the December 2022 Amendment Agreement, the "Amended Guarantee")  dated _______ 2023 to, inter alia, incorporate certain amendments including the switch from LIBOR to SOFR (as defined therein) (the "2023 Amendment and Restatement Agreement" and the Amended Loan Agreement as amended and restated by the 2023 Amendment and Restatement Agreement, the "Loan Agreement").

(O)	~~(K)~~This Guarantee sets out the terms and conditions of the Amended Guarantee as amended and restated by the ~~2021~~ 2023 Amendment and Restatement Agreement.

OPERATIVE PROVISIONS

1	Interpretation
1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Guarantee unless the context otherwise requires.

1.2	Construction of certain terms

In this Guarantee:

"Bankruptcy" includes a liquidation, receivership or administration and any form of suspension of payments, arrangement with creditors or reorganisation under any corporate or insolvency law of any country.

"Capital Stock" means:

(a)	in the case of a corporation or company, corporate stock or shares;
(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)	any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

"First Financial Quarter" means the financial quarter ending immediately prior to or on the date falling forty five (45) days before the first Drawdown Date.

"Loan Agreement" has the meaning given to such term in Recital (~~J~~N).

~~"Management" means the employees of the Guarantor and its subsidiaries or their dependants or any trust for which such persons are the intended beneficiary.~~

"Shareholder" means NCL International Ltd., a Bermuda company with its registered office at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 (Construction of certain terms) to 1.6 (General Interpretation) of the Loan Agreement apply, with any necessary modifications, to this Guarantee.

1.4	Inconsistency between Loan Agreement and this Guarantee

This Guarantee shall be read together with the Loan Agreement, but in case of any conflict between the Loan Agreement and this Guarantee, unless expressly provided to the contrary in this Guarantee, the provisions of the Loan Agreement shall prevail.

1.5	Non-applicable provisions between the Guarantor and German Lenders

The Guarantor acknowledges and agrees that to the extent required for compliance with Section 7 of the Foreign Commerce Regulation (Außenwirtschaftsverordnung) (the "Foreign Commerce Regulation") and any other anti-boycott legislation, in connection with section 4 paragraph (1)(a)(3) of the Foreign Trade Law (Außenwirtschaftsgesetz) by any Lender incorporated or having its registered office or Facility Office in the Federal Republic of Germany (a "German Lender"), the Guarantor does not make (a) any representation under Clause 10.12 (Sanctions) or (b) any undertakings under any of Clause 11.19 (Illicit Payments), Clause 11.23 (Prohibited Payments), and Clause 11.24 (Sanctions) of this Guarantee, to or in favour of any German Lender.

2	Guarantee
2.1	Guarantee and indemnity

The Guarantor unconditionally and irrevocably:

(a)	guarantees to the Security Trustee punctual performance by the Borrower of all the Borrower's obligations under or in connection with the Loan Agreement and every other Finance Document;
(b)

undertakes to the Security Trustee that whenever the Borrower does not pay any amount when due under or in connection with the Loan Agreement and the other Finance Documents, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor;

(c)

agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Security Trustee and each other Secured Party immediately on demand by the Security Trustee against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the Loan Agreement or any other Finance Document on the date when it would have been due.  Any such demand for indemnification shall be made through the Security Trustee, for itself or on behalf of the Secured Parties. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 2.1 (Guarantee and indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

2.2	No limit on number of demands

The Security Trustee may serve any number of demands under Clause 2.1 (Guarantee and indemnity).

3	Liability as Principal and Independent Debtor
3.1	Principal and independent debtor

The Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defences of a surety.

3.2	Waiver of rights and defences

Without limiting the generality of Clause 3.1 (Principal and independent debtor), the obligations of the Guarantor under this Guarantee will not be affected or discharged by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;
(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any affiliate of the Borrower;
(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;
(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any insolvency or similar proceedings;
(g)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, the Finance Documents;
(h)	any release or loss whatsoever of any guarantee, right or Security Interest created by the Finance Documents;
(i)

any failure whatsoever promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realise for its full market value an asset covered by such a Security Interest;

(j)	any other Finance Document or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it; or

(k)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.
4	Expenses
4.1	Costs of preservation of rights, enforcement etc

The Guarantor shall pay to the Security Trustee on its demand the amount of all expenses incurred by the Security Trustee or any other Secured Party in connection with any matter arising out of this Guarantee or any Security Interest connected with it, including any advice, claim or proceedings relating to this Guarantee or such a Security Interest.

4.2	Fees and expenses payable under Loan Agreement

Clause 4.1 (Costs of preservation of rights, enforcement etc) is without prejudice to the Guarantor's liabilities in respect of the Borrower's obligations under clauses 9 (Fees) and 10 (Taxes, Increased Costs, Costs and Related Charges) of the Loan Agreement and under similar provisions of other Finance Documents.

5	Adjustment of Transactions
5.1	Reinstatement of obligation to pay

The Guarantor shall pay to the Security Trustee on its demand any amount which any Secured Party is required, or agrees, to pay pursuant to any claim by, or settlement with, a trustee in ~~bankruptcy~~ Bankruptcy of the Borrower or of any other Obligor (or similar person) on the ground that the Loan Agreement or any other Finance Document, or a payment by the Borrower or of such other Obligor, was invalid or on any similar ground.

6	Payments
6.1	Method of payments

Any amount due under this Guarantee shall be paid:

(a)	in immediately available funds;
(b)	to such account as the Security Trustee may from time to time notify to the Guarantor;
(c)	without any form of set-off, cross-claim or condition; and
(d)	free and clear of any tax deduction except a tax deduction which the Guarantor is required by law to make.
6.2	Grossing-up for taxes

If the Guarantor is required by law to make a tax deduction, the amount due to the Security Trustee shall be increased by the amount necessary to ensure that the Security Trustee and (if the payment is not due to the Security Trustee for its own account) the Secured Party beneficially interested in the payment receives and retains a net amount which, after the tax deduction, is equal to the full amount that it would otherwise have received.

6.3	Tax Credits

If an additional payment is made by the Guarantor under this Clause and any Secured Party determines that it has received or been granted a credit against or relief of or calculated with reference to the deduction giving rise to such additional payment, such Secured Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and provided that it has received the cash benefit of such credit, relief or remission, pay to the Guarantor such amount as such Secured Party shall in its reasonable opinion have concluded to be attributable to the relevant deduction.  Any such payment shall be conclusive evidence of the amount due to the Guarantor hereunder and shall be accepted by the Guarantor in full and final settlement of its rights of reimbursement hereunder in respect of such deduction.  Nothing herein contained shall interfere with the right of each Secured Party to arrange its tax affairs in whatever manner it thinks fit.

6.4

To the extent that this Clause 6 (Payments) imposes obligations or restrictions on a Secured Party, such obligations or restrictions shall not apply to SACE and SACE shall have no obligations hereunder nor be constrained by such restrictions.

7	Interest
7.1	Accrual of interest

Any amount due under this Guarantee shall carry interest after the date on which the Security Trustee demands payment of it until it is actually paid, unless interest on that same amount also accrues under the Loan Agreement.

7.2	Calculation of interest

Interest on sums payable under this Guarantee shall be calculated and accrue in the same way as interest under clause 6 (Interest) of the Loan Agreement.

7.3	Guarantee extends to interest payable under Loan Agreement

For the avoidance of doubt, it is confirmed that this Guarantee covers all interest payable under the Loan Agreement, including that payable under clause 17 (Interest on Late Payments) of the Loan Agreement.

8	Subordination
8.1	Subordination of rights of Guarantor

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, all rights which the Guarantor at any time has (whether in respect of this Guarantee or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents;  and in particular, the Guarantor shall not:

(a)

claim, or in a ~~bankruptcy~~ Bankruptcy of the Borrower or any other Obligor prove for, any amount payable to the Guarantor by the Borrower or any other Obligor, whether in respect of this Guarantee or any other transaction;

(b)	take or enforce any Security Interest for any such amount;

(c)	exercise any right to be indemnified by an Obligor;
(d)

bring legal or other proceedings for an order requiring the Borrower or any other Obligor to make any payment, or perform any obligation, in respect of which ~~any~~ the Guarantor has given a guarantee, undertaking or indemnity under this Guarantee;

(e)	claim to set-off any such amount against any amount payable by the Guarantor to the Borrower or any other Obligor; or
(f)	claim any subrogation or right of contribution or other right in respect of any Finance Document or any sum received or recovered by any Secured Party under a Finance Document.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Security Trustee or as the Security Trustee may direct for application in accordance with the Loan Agreement and the Finance Documents.

9	Enforcement
9.1	No requirement to commence proceedings against Borrower

The Guarantor waives any right it may have of first requiring the Security Trustee or any other Secured Party to proceed against or enforce any other rights or security or claim payment from any person before claiming from ~~that~~ the Guarantor under this Guarantee. Neither the Security Trustee nor any other Secured Party will need to make any demand under, commence any proceedings under, or enforce any guarantee or any Security Interest contained in or created by, the Loan Agreement or any other Finance Document before claiming or commencing proceedings under this Guarantee.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

9.2	Conclusive evidence of certain matters

However, as against the Guarantor:

(a)	any judgment or order of a court in England or the jurisdiction of the Approved Flag or Bermuda or the United States of America in connection with the Loan Agreement; and
(b)	any statement or admission by the Borrower in connection with the Loan Agreement,

shall be binding and conclusive as to all matters of fact and law to which it relates.

9.3	Suspense account

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Security Trustee and any Secured Party may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf which, in the case of a Secured Party, shall include the Agent and the Security Trustee) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from ~~any~~ the Guarantor or on account of ~~any~~ the Guarantor's liability under this Guarantee.
10	Representations and Warranties
10.1	General

The Guarantor represents and warrants to the Security Trustee as follows on the date of this Guarantee, which representations and warranties shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day from the date of this Guarantee to the end of the Security Period.

10.2	Status

The Guarantor is duly incorporated and validly existing and in good standing under the laws of Bermuda as an exempted company.

10.3	Corporate power

The Guarantor has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute this Guarantee; and
(b)	to make all the payments contemplated by, and to comply with, this Guarantee.
10.4	Consents in force

All the consents referred to in Clause 10.3 (Corporate power) remain in force and nothing has occurred which makes any of them liable to revocation.

10.5	Legal validity

This Guarantee constitutes the Guarantor's legal, valid and binding obligations enforceable against the Guarantor in accordance with its terms subject to any relevant insolvency laws affecting creditors' rights generally.

10.6	No conflicts

The execution by the Guarantor of this Guarantee and its compliance with this Guarantee will not involve or lead to a contravention of:

(a)	any law or regulation; or
(b)	the constitutional documents of the Guarantor; or
(c)	any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets.

10.7	No withholding taxes

All payments which the Guarantor is liable to make under this Guarantee may be made without deduction or withholding for or on account of any tax payable under any law of Bermuda or the United States of America.

10.8	No default

To the knowledge of the Guarantor, no Event of Default has occurred which is continuing.

10.9	Information

All information which has been provided in writing by or on behalf of the Guarantor to the Security Trustee or any other Secured Party in connection with any Finance Document satisfied the requirements of Clause 11.2 (Information provided to be accurate); all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.4 (Form of financial statements); and there has been no material adverse change in the financial position or state of affairs of the Guarantor from that disclosed in the latest of those accounts.

10.10	No litigation

No legal or administrative action involving the Guarantor has been commenced or taken or, to the Guarantor's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Guarantor's financial position or profitability.

10.11	No Security Interests

None of the assets or rights of the Guarantor is subject to any Security Interest except any Security Interest which (i) qualifies as a Permitted Security Interest with respect to the Guarantor or (ii) is permitted by Clause 11.11 (Negative pledge).

10.12	Sanctions
(a)

No payments made or to be made by the Guarantor in respect of amounts due under the Loan Agreement or any Finance Document have been or shall be funded out of funds of Illicit Origin and none of the sources of funds to be used by the Guarantor in connection with the construction of the Ship or its business are of Illicit Origin.

(b)

To the best of the Guarantor's knowledge, no Prohibited Payment has been or will be made or provided, directly or indirectly, by (or on behalf of) it, any of its affiliates, its or its officers, directors or any other person acting on its behalf to, or for the benefit of, any authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority) in connection with the Ship, the Loan Agreement and/or the Finance Documents.

(c)	The Guarantor:
(i)	is not a Prohibited Person;
(ii)	is not owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person; or
(iii)	does not own or control a Prohibited Person.

11	Undertakings
11.1	General

The Guarantor undertakes with the Security Trustee to comply with the following provisions of this Clause 11 (Undertakings) at all times from the date of this Guarantee to the end of the Security Period, except as the Security Trustee may otherwise permit.

11.2	Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of the Guarantor under or in connection with this Guarantee will be true and not misleading and will not omit any material fact or consideration.

11.3	Provision of financial statements

The Guarantor will send to the Security Trustee:

(a)

as soon as practicable, but in no event later than 120 days after the end of each financial year of the Guarantor beginning with the year ending 31 December 2016, the audited consolidated accounts of the Guarantor and its subsidiaries;

(b)

as soon as practicable (and in any event within forty-five (45) days of the end of the contemplated quarter in respect of the first three quarters of each fiscal year and 90 days in respect of the final quarter) a copy of the unaudited consolidated quarterly management accounts of the Guarantor certified as to their correctness by the chief financial officer of the Guarantor (it being understood that the delivery by the Guarantor of quarterly or annual reports as filed with the Securities and Exchange Commission in respect of the Guarantor and its consolidated subsidiaries shall satisfy all the requirements of this paragraph (b));

(c)

a compliance certificate in the form set out in Schedule 1 (Form of Compliance Certificate) to this Guarantee or in such other form as the Security Trustee may reasonably require (each a "Compliance Certificate"):

(i)	for the first time, no later than the First Financial Quarter on the basis of the latest available quarterly financial statements, and
(ii)

at the same time as there is delivered to the Security Trustee, and together with, each set of unaudited consolidated quarterly management accounts under paragraph (b) and, if applicable, audited consolidated accounts under paragraph (a), duly signed by the chief financial officer of the Guarantor and certifying whether or not the requirements of Clause 11.15 (Financial Covenants) are then complied with;

(d)	such additional financial or other relevant information regarding the Guarantor and the Group as the Security Trustee may reasonably request; and
(e)	as soon as practicable (and in any event not later than January 31 of each fiscal year):
(i)

updated financial projections of the Group for at least the next five years (including an income statement, balance sheet statement and cash flow statement and quarterly break downs for the first of those five years); and

(ii)	an outline of the assumptions supporting such budget and financial projections including but without limitation any scheduled drydockings.
(f)	Additional financial reporting

In addition to the information to be provided in accordance with clause 12.2 (Information) of the Loan Agreement and this Clause 11.3 (Provision of financial statements), the Guarantor undertakes to provide to the Agent a written report (in form and substance satisfactory to SACE) from the 2021 Deferral Effective Date ~~until the end of the Deferral Period~~, covering the information requested in the document entitled "Regular Monitoring Requirements", the form of which is included in Schedule 2 (Regular Monitoring Requirements), within the timelines specified therein.

(g)

For the avoidance of doubt, subject to the provisions of the Loan Agreement, paragraph (h) below and Clause 11.21 (Breach of new covenants or the Principles), the financial covenants contained in Clause 11.15 (Financial Covenants) will continue to be tested and the reporting obligations shall continue to apply in accordance with this Clause 11.3 (Provision of financial statements) in respect of the Deferral Period.

(h)

Any breach of any financial covenant contained in paragraphs (b) and (c) of Clause 11.15 (Financial Covenants) arising on a testing date during the Deferral Period, by reference to the financial position of the Group (on a consolidated basis), shall not (without prejudice to the rights of the Lenders in respect of any further breach of such financial covenants that may occur following the expiry of the Deferral Period (including, without limitation, the ability to terminate the waiver of the financial covenants granted pursuant to paragraphs (b) and (c) of Clause 11.15 (Financial Covenants) having occurred), and subject further to no Event of Default under clauses 18.7 (Winding-up) to clause 18.13 (Cessation of business) (inclusive) of the Loan Agreement having occurred and being continuing), result in an Event of Default.

11.4	Form of financial statements

All accounts (audited and unaudited) delivered under Clause 11.3 (Provision of financial statements) will:

(a)	be prepared in accordance with GAAP;
(b)

when required to be audited, be audited by the auditors which are the Guarantor's auditors at the date of this Guarantee or other auditors approved by the Security Trustee, provided that, such approval by the Security Trustee shall not be unreasonably withheld or delayed;

(c)	give a true and fair view of the state of affairs of the Guarantor and its subsidiaries at the date of those accounts and of their profit for the period to which those accounts relate; and
(d)	fully disclose or provide for all significant liabilities of the Guarantor and its subsidiaries.
11.5	Shareholder and creditor notices

The Guarantor will send the Security Trustee, at the same time as they are despatched, copies of all communications which are despatched to the Guarantor's shareholders or creditors generally or any class of them.

11.6	Consents

The Guarantor will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Security Trustee of, all consents required:

(a)	for the Guarantor to perform its obligations under this Guarantee;
(b)	for the validity or enforceability of this Guarantee,

and the Guarantor will comply with the terms of all such consents.

11.7	Notification of litigation

The Guarantor will provide the Security Trustee with details of any material legal or administrative action involving the Guarantor as soon as such action is instituted or it becomes apparent to the Guarantor that it is likely to be instituted (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding twenty million Dollars ($20,000,000) or the equivalent in another currency).

11.8	Domicile and principal place of business

The Guarantor:

(a)	will maintain its domicile and registered office at the address stated at the commencement of this Guarantee or at such other address in Bermuda as is notified beforehand to the Security Trustee;
(b)

will maintain its principal place of business and keep its corporate documents and records in the United States of America at 7665 Corporate Center Drive, Miami, 33126, Florida or at such other address in the United States of America as is notified beforehand to the Security Trustee; and

(c)

will not move its domicile out of Bermuda nor its principal place of business out of the United States of America without the prior agreement of the Security Trustee, acting with the authorisation of the Secured Parties, such agreement not to be unreasonably withheld.

11.9	Notification of default

The Guarantor will notify the Security Trustee as soon as the Guarantor becomes aware of the occurrence of an Event of Default and will thereafter keep the Security Trustee fully up-to-date with all developments.

11.10	Maintenance of status

The Guarantor will maintain its separate corporate existence and remain in good standing under the laws of Bermuda.

11.11	Negative pledge

The Guarantor shall not, and shall procure that the Borrower will not, create or permit to arise any Security Interest over any asset present or future except Security Interests created or permitted by the Finance Documents and except for the following:

(a)	Security Interests created with the prior consent of the Security Trustee or otherwise permitted by the Finance Documents;
(b)	in the case of the Guarantor, Security Interests which qualify as Permitted Security Interests with respect to the Guarantor;
(c)	in the case of the Borrower, Security Interests permitted under clause 12.8 (Negative pledge) of the Loan Agreement;
(d)

Security Interests provided in favour of lenders under and in connection with any refinancing of the Existing Indebtedness or any financing arrangements entered into by any member of the Group for the acquisition of additional or replacement ship(s) (including any refinancing of any such arrangement) but limited to:

(i)	pledges of the share capital of the relevant ship owning subsidiary(/ies); and/or
(ii)	ship mortgages and other securities over the financed ship(s).
11.12	No disposal of assets, change of business

The Guarantor will:

(a)

not, and shall procure that its subsidiaries, as a group, shall not, transfer all or substantially all of the cruise vessels owned by them and shall procure that any cruise vessels which are disposed of in compliance with the foregoing shall be disposed on a willing seller willing buyer basis at or about market rate and at arm's length subject always to the provisions of any pertinent loan documentation, and

(b)

continue to be a holding company for a group of companies whose main business is the operation of cruise vessels as well as the marketing of cruises on board such vessels and the Guarantor will not change its main line of business so as to affect any Obligor's ability to perform its obligations under the Finance Documents or to imperil, in the opinion of the Security Trustee, the security created by any of the Finance Documents or the SACE Insurance Policy.

11.13	No merger etc

The Guarantor shall not enter into any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquire any entity, share capital or obligations of any corporation or other entity (each of the foregoing being a "Transaction") unless:

(a)

the Guarantor has notified the Security Trustee in writing of the agreed terms of the relevant Transaction promptly after such terms have been agreed as heads of terms (or similar) and thereafter notified the Security Trustee in writing of any significant amendments to such terms during the course of the negotiation of the relevant Transaction; and

(b)	the relevant Transaction does not require or involve or result in any dissolution of the Guarantor so that at all times the Guarantor remains in existence; and
(c)

each notice delivered to the Security Trustee pursuant to paragraph (a) above is accompanied by a certificate signed by the chief financial officer of the Guarantor whereby the Guarantor represents and warrants to the Security Trustee that the relevant Transaction will not:

(i)	adversely affect the ability of any Obligor to perform its obligations under the Finance Documents;
(ii)	imperil the security created by any of the Finance Documents or the SACE Insurance Policy; or
(iii)	affect the ability of the Guarantor to comply with the financial covenants contained in Clause 11.15 (Financial Covenants); and
(d)	if the merger or analogous transaction involves the Guarantor or the Borrower, all the necessary "Know your customer requirements" have been complied with.
11.14	Maintenance of ownership of Borrower and Shareholder
(a)

The Guarantor shall remain the direct or indirect beneficial owner of the entire issued and allotted share capital of the Shareholder, free from any Security Interest and the Shareholder shall remain the legal holder and direct beneficial owner of all shares in the Borrower, free from any Security Interest, except that created in favour of the Security Trustee; or

(b)

no person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (15 USC §78a et seq.) (the "Exchange Act") as in effect on the date of this Guarantee) shall acquire beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the Guarantor's equity interests.

11.15	Financial Covenants
(a)

The Guarantor will not permit the Free Liquidity to be less than fifty million Dollars ($50,000,000) at any time, save that ~~during the Deferral Period~~until 30 September 2026, this amount shall be increased to two hundred and fifty million Dollars (~~$200,000,000~~$250,000,000).

(b)

The Guarantor will not permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than 0.70:1.00 at any time, save that from 1 January 2023 until 30 September 2026, this ratio shall be computed in accordance with the table below.

(c)

The Guarantor will not permit the ratio of Consolidated EBITDA to Consolidated Debt Service for the Group at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25:1.00 unless the Free Liquidity of the Group at all times during such period of four consecutive fiscal quarters ending as at the end of such fiscal quarter was equal to or greater than one hundred million Dollars ($100,000,000), save that from 1 January 2023 until 30 September 2026, this amount shall be increased to three hundred million Dollars ($300,000,000) .

	1Q 2023	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026
Total Net Funded Debt to Total Capitalization =<	0,93	0,92	0,91	0,91	0,91	0,90	0,88	0,87	0,87	0,85	0,82	0,79	0,79	0.76	0.73

11.16	Financial definitions

For the purposes of Clause 11.15 (Financial Covenants):

(a)	"Cash Balance" shall mean, at any date of determination, the unencumbered and otherwise unrestricted cash and Cash Equivalents of the Group;
(b)

"Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of two hundred million Dollars ($200,000,000), with maturities of not more than one year from the date of acquisition by any person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least B-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by any other person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above;

(c)	"Consolidated Debt Service" shall mean, for any relevant period, the sum (without double counting), determined in accordance with GAAP, of:
(i)	the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the Group, other than:
(A)

principal of any such Indebtedness for Borrowed Money prepaid at the option of the relevant member of the Group or by virtue of "cash sweep" or "special liquidity" cash sweep provisions (or analogous provisions) in any debt facility of the Group;

(B)

principal of any such Indebtedness for Borrowed Money prepaid upon a sale or a Total Loss of any ship (as if references in that definition were to all ships and not just the Ship) owned or leased under a capital lease by any member of the Group; and

(C)

balloon payments of any such Indebtedness for Borrowed Money payable during such period (and for the purpose of this paragraph (c) a "balloon payment" shall not include any scheduled repayment instalment of such Indebtedness for Borrowed Money which forms part of the balloon);

(ii)	Consolidated Interest Expense for such period;
(iii)

the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the Group (other than the Guarantor, or one of its wholly owned Subsidiaries) or any dividends or distributions other than tax distributions in each case paid during such period; and

(iv)

all rent under any capital lease obligations by which the Guarantor or any consolidated Subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortized in such period;

as calculated in accordance with GAAP and derived from the then latest accounts delivered under Clause 11.3 (Provision of financial statements);

(d)	"Consolidated EBITDA" shall mean, for any relevant period, the aggregate of:
(i)	Consolidated Net Income from the Guarantor's operations for such period; and
(ii)

the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortization, impairment charges and any other non-cash charges and deferred income tax expense for such period.

(e)	"Consolidated Interest Expense" shall mean, for any relevant period, the consolidated interest expense (excluding capitalized interest) of the Group for such period;
(f)	"Consolidated Net Income" shall mean, for any relevant period, the consolidated net income (or loss) of the Group for such period as determined in accordance with GAAP;
(g)

"Free Liquidity" shall mean, at any date of determination, the aggregate of the Cash Balance or any other amounts available for drawing under other revolving or other credit facilities of the Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months;

(h)

"Indebtedness" shall mean any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent including, without limitation, pursuant to an Interest Rate Protection Agreement or Other Hedging Agreement;

(i)	"Indebtedness for Borrowed Money" shall mean Indebtedness (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of:
(i)	moneys borrowed or raised;
(ii)	the advance or extension of credit (including interest and other charges on or in respect of any of the foregoing);
(iii)	the amount of any liability in respect of leases which, in accordance with GAAP, are capital leases;
(iv)	the amount of any liability in respect of the purchase price for assets or services payment of which is deferred for a period in excess of 180 days;
(v)	all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument; and
(vi)	(without double counting) any guarantee of Indebtedness falling within paragraphs (i) to (v) above;

PROVIDED THAT the following shall not constitute Indebtedness for Borrowed Money:

(A)	loans and advances made by other members of the Group which are subordinated to the rights of the Secured Parties;
(B)	loans and advances made by any shareholder of the Guarantor which are subordinated to the rights of the Secured Parties on terms reasonably satisfactory to the Agent; and
(C)

any liabilities of the Guarantor or any other member of the Group under any Interest Rate Protection Agreement or any Other Hedging Agreement or other derivative transactions of a non-speculative nature;

(j)

"Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement entered into between a Lender or its Affiliate, or a Joint Mandated Lead Arranger or its Affiliate, and the Guarantor and/or the Borrower in relation to the Secured Liabilities of the Borrower under the Loan Agreement;

(k)

"Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements entered into between a Lender or its Affiliate, or a Joint Mandated Lead Arranger or its Affiliates, and the Guarantor and/or the Borrower in relation to the Secured Liabilities of the Borrower under the Loan Agreement and designed to protect against the fluctuations in currency or commodity values;

(l)

"Total Capitalization"  means, at any date of determination, the Total Net Funded Debt plus the consolidated stockholders' equity of the Group at such date determined in accordance with GAAP and derived from the then latest accounts delivered under Clause 11.3 (Provision of financial statements); provided it is understood that the effect of any impairment of intangible assets and, in relation to exchangeable or convertible notes or other debt instruments containing similar equity mechanisms, any non-cash loss, charge or expense shall be added back to stockholders' equity;~~and~~

(m)	"Total Net Funded Debt" shall mean, as at any relevant date:
(i)	Indebtedness for Borrowed Money of the Group on a consolidated basis; and
(ii)	the amount of any Indebtedness for Borrowed Money of any person which is not a member of the Group but which is guaranteed by a member of the Group as at such date;

less an amount equal to any Cash Balance as at such date; provided that any Commitments and other amounts available for drawing under other revolving or other credit facilities of the Group which remain undrawn shall not be counted as cash or indebtedness for the purposes of this Guarantee.

11.17	Negative Undertakings
(a)	The Guarantor may, subject to the provisions of paragraph (c) below:
(i)

at any time prior to the end of the First Financial Quarter, declare or pay dividends or make other distributions or payment in respect of Financial Indebtedness owed to its shareholders without the prior written consent of the Security Trustee;

(ii)

at any time after the end of the First Financial Quarter, declare or pay dividends or make other distributions or payment in respect of Financial Indebtedness owed to its shareholders without the prior written consent of the Security Trustee, subject to it on each such occasion satisfying the Security Trustee acting on behalf of the Secured Parties that it will continue to meet all the requirements of Clause 11.15 (Financial Covenants), if such covenants were to be tested immediately following the payment of any such dividend; and

(iii)

pay dividends (x) to persons responsible for paying the tax liability in respect of consolidated, combined, unitary or affiliated tax returns for each relevant jurisdiction of the Group, or (y) to holders of the Guarantor's Capital Stock with respect to income taxable as a result of a member of the Group being taxed as a pass-through entity for U.S. Federal, state and local income tax purposes or attributable to any member of the Group, provided that the actions in paragraphs (ii) and (iii) above shall only be permitted if there is no Event of Default which is continuing under the Loan Agreement and no Event of Default would arise from the payment of such dividend.

(b)	~~Subject to the restrictions set out in~~ Save as permitted by Clause 11.19 (New capital raises or financing) the Guarantor shall not, and shall procure that none of its subsidiaries shall:
(i)	make loans to any person that is not the Guarantor or a direct or indirect subsidiary of the Guarantor; or
(ii)	issue or enter into one or more guarantees covering the obligations of any person which is not the Guarantor or a direct or indirect subsidiary of the Guarantor,

except if such loan is granted to a non subsidiary or such guarantee is issued in the ordinary course of business covering the obligations of a non subsidiary and the aggregate amount of all such loans and guarantees made or issued by the Guarantor and its subsidiaries does not exceed [*] Dollars ($[*]) or is otherwise approved by the Security Trustee which approval shall not be unreasonably withheld if such loan or guarantee in respect of a non subsidiary would neither:

(A)	affect the ability of any Obligor to perform its obligations under the Finance Documents; nor
(B)	imperil the security created by any of the Finance Documents or the SACE Insurance Policy; nor
(C)

affect the ability of the Guarantor to comply with the financial covenants contained in Clause 11.15 (Financial Covenants) if such covenants were to be tested immediately following the grant of such loan or the issuance of such guarantee, as demonstrated by evidence satisfactory to the Security Trustee.

(c)	Dividend Restriction

Neither the Guarantor nor the Holding shall, and the Guarantor shall procure that none of its subsidiaries shall:

(i)

declare, make or pay any dividend or other distribution (or interest on any unpaid dividend or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;
(iii)	make any repayment of any kind under any shareholder loan; or
(iv)	redeem, repurchase (whether by way of share buy-back program or otherwise), defease, retire or repay any of its share capital or resolve to do so,

during the period up to and including 31 December 2022, except that (A) any Obligor other than the Guarantor may pay dividends and other distributions, directly or indirectly, to the Guarantor for the purpose of providing liquidity to the Guarantor to enable the Guarantor to satisfy payment obligations for which the Guarantor is an obligor, (B) any Obligor may pay dividends in respect of the Tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated Tax returns for each relevant jurisdiction of the Group or the Holding or holder of the Guarantor's ~~capital stock~~ Capital Stock with respect to income taxable as a result of any member of the Group or the Holding being taxed as a pass-through entity for U.S. Federal, state and local income Tax purposes or attributable to any member of the Group, (C) the Guarantor and the Holding may pay dividends and other distributions (x) in respect of a conversion, exchange, or repurchase of convertible or exchangeable notes and any conversion of preference shares to ordinary shares in connection therewith, provided that the cash portion of a repurchase of convertible or exchangeable notes is limited to the amount of interest that would otherwise be payable through maturity on the amount of such convertible or exchangeable notes being repurchased plus any amount in lieu of fractional shares, and (y) to the extent contractually owed to holders of equity in the Guarantor or the Holding and (D) the Guarantor may pay dividends and other distributions to the Holding for the purposes of providing cash to the Holding for the payment of any Tax payable in connection with the Holding's equity plan, provided that the actions in paragraph (B) and (C) above shall only be permitted if there is no Event of Default which is continuing under the Loan Agreement and no Event of Default would arise from the payment of such dividend.

(d)	For the avoidance of doubt, the Holding gives no guarantee of any kind nor undertakes any obligations under this Guarantee other than the undertaking as expressly specified in paragraph (c) above.
11.18	Most favoured nations
(a)

The Guarantor undertakes that if at any time after the date of this Guarantee it enters into any financial contract or financial document relating to any Financial Indebtedness with or which has the support of any export credit agency and which contains pari passu provisions or cross default provisions which are more favourable to the lenders than those contained in paragraph (l) of clause 11.2 (Continuing representations and warranties) of the Loan Agreement and clause 18.6 (Cross default) of the Loan Agreement respectively, the Guarantor shall immediately notify the Borrower and the Agent of such provisions and the relevant provisions contained in the Loan Agreement shall be deemed amended so that such more favourable pari passu provisions or cross default provisions are granted to the Creditor Parties pursuant to the Loan Agreement.

(b)

The Guarantor undertakes that if at any time after the date of this Guarantee and until the occurrence of a Reinstatement Event, it or any other member of the Group is required to grant additional security in relation to a financial contract or financial document relating to any existing Financial Indebtedness:

(i)

with the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall be granted on a pari passu basis to the Lenders (and the Security Trustee agrees to enter and/or procure the entry by the relevant Secured Parties into such intercreditor documentation to reflect such pari passu ranking (in form and substance reasonably satisfactory to the Secured Parties) as may be required in connection with such arrangements), or

(ii)

without the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall (without prejudice to any of the Obligors' other obligations under the Finance Documents), subject to the provisions of Clause 11.11 (Negative pledge) of this Guarantee and clause 12.8 (Negative pledge) of the Loan Agreement, be permitted provided that it shall not have an adverse effect on any Security Interests or other rights granted to the Secured Parties under the Finance Documents.

(c)

~~In~~ Until the occurrence of a Reinstatement Event, in respect of any new Financial Indebtedness (other than Permitted Financial Indebtedness), or any extensions, increases or changes to the terms and conditions of any existing Financial Indebtedness, in each case with or which has the support of any export credit agency, the Guarantor shall enter into good faith negotiations with the Security Trustee to grant additional security for the purpose of further securing the Loan, provided that any failure to reach agreement under this paragraph (c) following such good faith negotiations shall not constitute an Event of Default.

11.19	New capital raises or financing
(a)	Save as provided below:
(i)	no new debt ~~or equity issuance~~ shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);
(ii)	no non-arm's length disposals of any asset relating to the Group fleet shall be made; and
(iii)

no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis),

~~during the Deferral Period.~~

until 31 December 2023.

(b)	The restrictions in paragraph (a) above shall not apply in relation to:
(i)

any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, which shall be on terms ~~which include any of the following (evidence of which shall be provided to the Agent by the Guarantor)~~ resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents, which terms include any of the following: an extension of the repayment terms; a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt ~~or equity issuance~~ provided prior to 31 December ~~2022~~ 2023 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;
(iii)	any debt ~~or equity issuance~~ being raised on or after 31 December ~~2022~~ 2023 to support the Group with the impact of the Covid-19 pandemic, made with the prior written consent of SACE;
(iv)

any debt ~~or equity issuance~~ being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)

any debt ~~or equity issuance~~ being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Agent prior to the February 2021 ~~Deferral~~ Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;
(vii)	any new debt ~~or equity issuance~~ otherwise agreed by SACE;
(viii)	any inter-company loan or operating arrangement which from an accounting perspective has the effect of an intercompany loan (an "intercompany arrangement") which:
(A)	is existing as at the date of the February 2021 Amendment and Restatement Agreement; or
(B)	is made among any Group members or any Group member with the Holding provided that:
(1)	any inter-company arrangement is made solely for the purpose of regulatory or Tax purposes carried out in the ordinary course of business and on an arm's length basis; and
(2)

the aggregate principal amount of any inter-company arrangements pursuant to ~~this paragraph (B~~sub-paragraph (b)(viii)(B)of this Clause 11.19 (New capital raises or financing) does not exceed [*] Dollars ($[*]) at any time; or

(C)	has been approved with the prior written consent of SACE~~.~~;
(ix)	any Permitted Security Interest;
(x)	any Security Interest otherwise approved with the prior written consent of SACE; ~~or~~

(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD [*] during any twelve-month period~~;~~ , it being provided that:
(A)	prior to 31 December 2022, this amount shall be increased to USD [*] for any Financial Indebtedness incurred to finance capital expenditure for Approved Projects; and
(B)

if any part of such Financial Indebtedness allocated to an Approved Project remains unused throughout the twelve-month period of year 2022, the surplus may be carried over to increase the relevant Financial Indebtedness throughout the twelve-month period of year 2023 for that Approved Project only;

(xii)

without prejudice to clauses 12.11 (Mergers) and 12.15 (Investments) of the Loan Agreement and Clause 11.13 (No merger etc.), the issuance of share capital by any Group member to another Group member~~.~~; and

(xiii)	any extension, renewal, replacement or upsizing in respect of the Term and Revolving Credit Facilities (including the granting of additional Security Interests);

and, for the avoidance of doubt, no debt or equity issuance shall be raised in respect of any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquisition of any entity, share capital or obligations of any corporation or other entity.

11.20	Payments under the Shipbuilding Contracts

Until the end of the Deferral Period:

(a)

the Guarantor shall and the Guarantor shall procure that any member of the Group that has entered into a shipbuilding contract with a shipbuilder or enters into any such shipbuilding contract, in each case which is financed with the support of SACE (the "Covered Shipbuilding Contracts") shall continue to perform all of their respective obligations as set out in any Covered Shipbuilding Contract (including without limitation the payment of any instalments due under any Covered Shipbuilding Contract (as the same may have been amended prior to the 2021 Deferral Effective Date), and subject to any amendment agreed pursuant to paragraph (b) below). The Guarantor shall and the Guarantor shall procure that any member of the Group shall promptly notify the Agent and SACE of any failure by it to comply with any due and owing obligations under a Covered Shipbuilding Contract; and

(b)

the Guarantor shall and the Guarantor shall procure that any member of the Group further undertakes to consult with the Agent and SACE in respect of any proposed amendment to a Covered Shipbuilding Contract insofar as any such proposed amendment relates to a payment instalment or (save as expressly permitted by the Loan Agreement) a delivery date or any other substantial amendment which may affect the related financing and to obtain the Agent and SACE's approval prior to executing any such amendment.

11.21	Breach of new covenants or the Principles
(a)

Failure to comply, until the end of the Deferral Period, with the provisions of paragraph (f) of clause 11.3 (Additional financial reporting), paragraph (c) of clause 11.17 (Dividend Restriction), 11.19 (New capital raises or financing), 11.20 (Payments under the Shipbuilding

Contracts), or to otherwise duly perform and observe the other requirements and obligations set out in the Principles shall, in each case, not constitute an Event of Default under the Loan Agreement but shall (in the case of any failure that is capable of remedy (in the opinion of the Agent, at its sole discretion), including any failure to comply with Clause 11.20 (Payments under the Shipbuilding Contracts) or paragraph (f) of clause 11.3 (Additional financial reporting), only if such failure is not remedied within the Relevant Period pursuant to clause 18.4 (Breach of other obligations) of the Loan Agreement from the date of such failure to comply) result in the reinstatement by the Agent from the date of such breach of the requirement to comply with the financial covenants set out in paragraphs (b) and (c) of Clause 11.15 (Financial covenants) which was otherwise suspended during the Deferral Period.

(b)	Save as permitted by Clause 11.19 (New capital raises or financing), if at any time after the February 2021 ~~Deferral~~ Effective Date and until the occurrence of a Reinstatement Event:
(i)

the Guarantor or any other Group member enters into any financial contract or financial document relating to any Financial Indebtedness and which contains any debt deferral or covenant waivers of existing debt, or the raising of any new debt intended to reimburse existing debt that benefits from additional security or more favourable terms than those available to the Lenders (unless they are granted to the Lenders on a pari passu basis), the requirement to comply with the financial covenants set out in paragraphs (b) and (c) of Clause 11.15 (Financial covenants) which was otherwise suspended during the Deferral Period shall be reinstated (it being provided that such covenants shall not be reinstated in case of such financial contract or financial document relating to the Term and Revolving Credit Facilities); or

(ii)

the Guarantor or any other Group member makes a prepayment (save for any mandatory prepayment necessary to avoid an event of default (however defined)) of any Financial Indebtedness (unless this is done on a pari passu basis with the obligations owed to the Lenders hereunder), the requirement to comply with the financial covenants set out in paragraphs (b) and (c) of Clause 11.15 (Financial covenants) which was otherwise suspended during the Deferral Period shall be reinstated, it being provided that such covenants shall not be reinstated in case of a prepayment relating to the revolving tranche of the Term and Revolving Credit Facilities within the ordinary course of business.

11.22	Illicit Payments

No payments made by the Guarantor in respect of amounts due under the Loan Agreement or any Finance Document shall be funded out of funds of Illicit Origin and none of the sources of funds to be used by the Guarantor in connection with the construction of the Ship or its business shall be of Illicit Origin.

11.23	Prohibited Payments

No Prohibited Payment shall be made or provided, directly or indirectly, by (or on behalf of) the Guarantor or any of its affiliates, officers, directors or any other person acting on its behalf to, or for the benefit of, any authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority) in connection with the Ship, the Loan Agreement and/or the Finance Documents.

11.24	Sanctions

The Guarantor shall comply, or procure compliance with all Sanctions.

11.25	Additional Undertakings

The Guarantor shall not and shall procure that no Obligor shall do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;
(b)

cause any obligation of an Obligor under the Finance Documents to cease to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Transaction Documents;

(c)	cause any Transaction Document to cease to be in full force and effect;
(d)	cause any Security Interest to lose its priority or ranking; and
(e)	imperil or jeopardise any Security Interest.
12	Judgments and Currency Indemnity
12.1	Judgments relating to Loan Agreement

This Guarantee shall cover any amount payable by the Borrower under or in connection with any judgment relating to the Loan Agreement.

12.2	Currency indemnity

In addition, clause 20.4 (Currency indemnity) of the Loan Agreement shall apply, with any necessary adaptations, in relation to this Guarantee.

13	Set-Off
13.1	Application of credit balances

Each Secured Party may without prior notice:

(a)

apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Guarantor at any office in any country of that Secured Party in or towards satisfaction of any sum then due from the Guarantor to that Secured Party under this Guarantee; and

(b)	for that purpose:
(i)	break, or alter the maturity of, all or any part of a deposit of the Guarantor;
(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;
(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Secured Party concerned considers appropriate.

13.2	Existing rights unaffected

No Secured Party shall be obliged to exercise any of its rights under Clause 13.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Secured Party is entitled (whether under the general law or any document).

13.3	Sums deemed due to a Lender

For the purposes of this Clause 13 (Set-Off), a sum payable by the Guarantor to the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to that Lender.

14	Supplemental
14.1	Continuing guarantee

This Guarantee shall remain in force as a continuing security at all times during the Security Period, regardless of any intermediate payment or discharge in whole or in part.

14.2	Rights cumulative, non-exclusive

The Security Trustee's rights under and in connection with this Guarantee are cumulative, may be exercised as often as appears expedient and shall not be taken to exclude or limit any right or remedy conferred by law.

14.3	No impairment of rights under Guarantee

If the Security Trustee omits to exercise, delays in exercising or invalidly exercises any of its rights under this Guarantee, that shall not impair that or any other right of the Security Trustee under this Guarantee.

14.4	Severability of provisions

If any provision of this Guarantee is or subsequently becomes void, illegal, unenforceable or otherwise invalid, that shall not affect the validity, legality or enforceability of its other provisions.

14.5	Guarantee not affected by other security

This Guarantee is in addition to and shall not impair, nor be impaired by, any other guarantee, any Security Interest or any right of set-off or netting or to combine accounts which the Security Trustee or any Secured Party may now or later hold in connection with the Loan Agreement.

14.6	Guarantor bound by Loan Agreement
(a)	The Guarantor is fully familiar with, and agrees to all the provisions of the Loan Agreement and the other Finance Documents to which it is not a party.

(b)	The Guarantor agrees with the Security Trustee:
(i)

to be bound by all provisions of the Loan Agreement which are applicable to the Obligors in the same way as if those provisions had been set out (with any necessary modifications) in this Guarantee; and

(ii)	that any provision of the Loan Agreement which, by its terms, applies or relates to the Finance Documents generally applies to this Guarantee.
(c)	Clause 23 (Bail-In) of the Loan Agreement shall apply to this Guarantee as if it was expressly incorporated in this Guarantee with any necessary modifications.
14.7	Applicability of provisions of Guarantee to other Security Interests

Any Security Interest which the Guarantor creates (whether at the time at which it signs this Guarantee or at any later time) to secure any liability under this Guarantee shall be a principal and independent security, and Clauses 3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement) shall, with any necessary modifications, apply to it, notwithstanding that the document creating the Security Interest neither describes it as a principal or independent security nor includes provisions similar to Clauses 3 (Liability as Principal and Independent Debtor) and Clause 17 (Invalidity of Loan Agreement).

14.8	Applicability of provisions of Guarantee to other rights

Clauses 3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement) shall also apply to any right of set-off or netting or to combine accounts which the Guarantor creates by an agreement entered into at the time of this Guarantee or at any later time (notwithstanding that the agreement does not include provisions similar to Clauses 3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement)), being an agreement referring to this Guarantee.

14.9	Third party rights

Other than a Secured Party or the Italian Authorities, no person who is not a party to this Guarantee has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.

14.10	Waiver of rights against SACE

Nothing in this Guarantee or any of the Finance Documents is intended to grant to the Guarantor or any other person any right of contribution from or any other right or claim against SACE and the Guarantor hereby waives irrevocably any right of contribution or other right or claim as between itself and SACE.

14.11	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.

14.12	Guarantor intent

Without prejudice to the generality of Clause 1.3 (Application of construction and interpretation provisions of Loan Agreement) and Clause 3.2 (Waiver of rights and defences), the Guarantor expressly confirms that it intends that this Guarantee and any Security Interest created by it under any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

14.13	Certification or determination

Any certification or determination by the Security Trustee of a rate or amount under any Finance Document or this Guarantee is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

14.14	SACE subrogation

The Guarantor acknowledges that immediately upon any payment by SACE of any amount due under the SACE Insurance Policy, SACE shall be automatically subrogated to the extent of such payment to the rights of the Security Trustee under this Guarantee in accordance with the SACE Insurance Policy.

15	Assignment and Transfer
15.1	Assignment and transfer by Security Trustee
(a)	The Security Trustee may assign or transfer its rights under and in connection with this Guarantee to the same extent as it may assign or transfer its rights under the Loan Agreement.
(b)	The Guarantor may not assign or transfer its rights under and in connection with this Guarantee.
16	Notices
16.1	Notices to Guarantor

Any notice or demand to the Guarantor under or in connection with this Guarantee shall be given by letter or email at:

NCL Corporation Ltd.

7665 Corporate Center Drive

Miami

Florida, 33126

Attention: Chief Financial Officer and General Counsel

Email: [*] / [*]

or to such other address which the Guarantor may notify to the Security Trustee.

16.2	Application of certain provisions of Loan Agreement

Clauses 32.3 (Effective date of notices) to 32.9 (Meaning of "notice") of the Loan Agreement apply to any notice or demand under or in connection with this Guarantee.

16.3	Validity of demands

A demand under this Guarantee shall be valid notwithstanding that it is served:

(a)	on the date on which the amount to which it relates is payable by the Borrower under the Loan Agreement;
(b)	at the same time as the service of a notice under clause 18.21 (Actions following an Event of Default) of the Loan Agreement;

and a demand under this Guarantee may refer to all amounts payable under or in connection with the Loan Agreement without specifying a particular sum or aggregate sum.

16.4	Notices to Security Trustee

Any notice to the Security Trustee under or in connection with this Guarantee shall be sent to the same address and in the same manner as notices to the Security Trustee under the Loan Agreement.

17	Invalidity of Loan Agreement
17.1	Invalidity of Loan Agreement

In the event of:

(a)	the Loan Agreement or any provision thereof now being or later becoming, with immediate or retrospective effect, void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or
(b)

without limiting the scope of paragraph (a), a ~~bankruptcy~~ Bankruptcy of the Borrower, the introduction of any law or any other matter resulting in the Borrower being discharged from liability under the Loan Agreement, or the Loan Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Guarantee shall cover any amount which would have been or become payable under or in connection with the Loan Agreement if the Loan Agreement had been and remained entirely valid, legal and enforceable, or the Borrower had not suffered ~~bankruptcy~~Bankruptcy, or any combination of such events or circumstances, as the case may be, and the Borrower had remained fully liable under it for liabilities whether invalidly incurred or validly incurred but subsequently retrospectively invalidated;  and references in this Guarantee to amounts payable by the Borrower under or in connection with the Loan Agreement shall include references to any amount which would have so been or become payable as aforesaid.

17.2	Invalidity of Finance Documents

Clause 17.1 (Invalidity of Loan Agreement) also applies to each of the other Finance Documents to which the Borrower is a party.

18	Governing Law and Jurisdiction
18.1	English law

This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

18.2	Exclusive English jurisdiction

The courts of England shall have exclusive jurisdiction to settle any Dispute.

18.3	Process agent

The Guarantor irrevocably appoints Hannaford Turner LLP, currently of ~~9 Cloak Lane~~107 Cheapside, London ~~EC4R 2RU~~, EC2V 6DN, United Kingdom, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

18.4	Secured Parties' rights unaffected

Nothing in this Clause 18 (Governing Law and Jurisdiction) shall exclude or limit any right which any Secured Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

18.5	Meaning of "proceedings"

In this Clause 18 (Governing Law and Jurisdiction), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Guarantee (including a dispute relating to the existence, validity or termination of this Guarantee) or any non-contractual obligation arising out of or in connection with this Guarantee.

This Amended and Restated Guarantee has been entered into on the date stated at the beginning of this Guarantee.

Execution Page

GUARANTOR

SIGNED by)

duly authorised)

for and on behalf of)

NCL CORPORATION LTD. )

as its duly appointed attorney-in-fact)

in the presence of:)

SECURITY TRUSTEE

SIGNED by)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE )

AND INVESTMENT BANK)

as its duly appointed attorney-in-fact)

in the presence of:)

HOLDING

SIGNED by)

for and on behalf of)

NORWEGIAN CRUISE LINE)

HOLDINGS LTD.)

as its duly appointed attorney-in-fact)

in the presence of:)